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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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AECOM
(Name of Registrant as Specified In Its Charter)
N/A
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AECOM
1999 AVENUE OF THE STARS, SUITE 2600
LOS ANGELES, CALIFORNIA 90067

Dear AECOM Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders (the "2016 Annual Meeting") of AECOM, which will be held on Wednesday, March 2, 2016, at 8:00 a.m. local time in the Conference Center located at 1999 Avenue of the Stars, Los Angeles, California 90067.

Details of the business to be conducted at the 2016 Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement.

Whether or not you plan to attend the 2016 Annual Meeting in person, it is important that your shares be represented. The attached Proxy Statement contains details about how you may vote your shares.

Sincerely,

Michael S. Burke
Chairman of the Board and Chief Executive Officer

AECOM
1999 AVENUE OF THE STARS, SUITE 2600
LOS ANGELES, CALIFORNIA 90067

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 2, 2016

The 2016 Annual Meeting of Stockholders (the "2016 Annual Meeting") of AECOM (the "Company," "our" or "we") will be held on Wednesday, March 2, 2016, at 8:00 a.m. local time in the Conference Center located at 1999 Avenue of the Stars, Los Angeles, California 90067. At the 2016 Annual Meeting, you will be asked to:

  1.
  Elect the five Class I Directors named in the Proxy Statement accompanying this notice to the Company's Board of Directors to serve until the Company's 2017 Annual Meeting of Stockholders.

  The Board of Directors recommends that you vote FOR each of the director nominees.

  2.
  Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2016.

  The Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young LLP.

  3.
  Vote on a resolution to approve our 2016 Stock Incentive Plan.

  The Board of Directors recommends that you vote FOR the approval of our 2016 Stock Incentive Plan.

  4.
  Vote on an advisory resolution to approve the Company's executive compensation.

  The Board of Directors recommends that you vote FOR the Company's executive compensation on an advisory basis.

We will also attend to any other business properly presented at the 2016 Annual Meeting and any adjournment or postponement thereof. The foregoing items of business are more fully described in the Proxy Statement that is attached to, and a part of, this notice.

Only common stockholders of record at the close of business on January 4, 2016, can vote at the 2016 Annual Meeting or any adjournment or postponement thereof.

By order of the Board of Directors,

Christina Ching
Vice President, Corporate Secretary

Los Angeles, California
January 22, 2016

Your Vote is Important

Whether or not you plan to attend the 2016 Annual Meeting in person, we request that you vote (a) by Internet, (b) by telephone or (c) by requesting a printed copy of the proxy materials and using the proxy card or voting instruction card enclosed therein as promptly as possible in order to ensure your representation at the 2016 Annual Meeting.

You may revoke your proxy at any time before it is exercised by giving our Corporate Secretary written notice of revocation, submitting a later-dated proxy by Internet, telephone or mail or by attending the 2016 Annual Meeting and voting in person.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the 2016 Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Proxy Statement Summary

Meeting Information	Record Date: Stockholders at close of business on January 4, 2016.

MARCH 2, 2016	8:00 A.M. PST	CONFERENCE CENTER, 1999 AVENUE OF THE STARS, LOS ANGELES, CA 90067

This summary highlights information contained elsewhere in our proxy statement and does not contain all of the information that you should consider. We encourage you to read the entire proxy statement carefully before voting.

Stockholder Voting Matters

Proposal	Board's Voting Recommendation	Page Reference

Elect five Class I Directors to serve until the Company's 2017 Annual Meeting of Stockholders.	FOR EACH	4

Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016.	FOR	9

Approve our 2016 Stock Incentive Plan.	FOR	10

Vote on an advisory resolution to approve the Company's executive compensation.	FOR	20

How to Vote

Vote Online You can vote your shares online by following the instructions on your proxy card.	Vote by Phone You can vote your shares by phone by following the instructions on your proxy card.	Vote by Mail You can vote your shares by mail by requesting a printed copy of the proxy materials and signing, dating and mailing the enclosed proxy card to:
AECOM 1999 Avenue of the Stars, Suite 2600 Los Angeles, CA 90067 Attn: Corporate Secretary
Our Board of Directors

Name	Age	Director Since	Primary (or Former) Occupation	Independent	Committee Memberships

Michael S. Burke†	52	2014	Chairman of the Board and Chief Executive Officer, AECOM	No	None
John M. Dionisio	67	2005	Former Chief Executive Officer, AECOM	No	SRS
James H. Fordyce	56	2006	Co-Founder and Co-Chief Executive Officer, Stone Canyon Industries LLC	Yes	CO*, SRS
Senator William H. Frist	63	2014	Partner, Cressey & Company	Yes	NG
Linda Griego	68	2005	President and Chief Executive Officer, Griego Enterprises Inc.	Yes	CO, NG*
David W. Joos	62	2012	Chairman, CMS Energy; Chairman, Consumers Energy Corporation	Yes	A, NG
Dr. William G. Ouchi‡	72	2003	Sanford & Betty Sigoloff Distinguished Professor in Corporate Renewal, Anderson School of Management, University of California, Los Angeles	Yes	CO, NG
Dr. Robert J. Routs	69	2010	Executive Director (Retired), U.S. Downstream Operations, Royal Dutch Shell plc	Yes	CO, SRS*
William P. Rutledge	73	1998	Chief Executive Officer, Aquanano LLC	Yes	A*, CO
Clarence T. Schmitz	67	2014	Co-Founder and Former Chief Executive Officer, Outsource Partners International Inc.	Yes	A, CO
Douglas W. Stotlar	55	2014	Former President and Chief Executive Officer, Con-way Inc.	Yes	A
Daniel R. Tishman	60	2010	Vice Chairman, AECOM	No	SRS
General Janet C. Wolfenbarger	57	2015	General (Retired), United States Air Force	Yes	NG

A = Audit Committee	SRS = Strategy, Risk & Safety Committee	‡ = Lead Independent Director
CO = Compensation/Organization Committee	* = Committee Chair
NG = Nominating and Governance Committee	† = Chairman of the Board

Corporate Governance Information Size of Board 13 Number of Independent Directors 10 Audit, Compensation/Organization and Nominating and Governance Committees Consist Entirely of Independent Directors Yes Annual Election of All Directors (starting at our 2017 Annual Meeting) Yes Annual Advisory Say-on-Pay Vote Yes All Directors Attended at Least 75% of Meetings Held Yes Independent Directors Meet Regularly in Executive Session Yes Annual Board and Committee Self Evaluations Yes Code of Business Conduct and Ethics Yes Corporate Governance Guidelines Yes Stock Ownership Guidelines for Directors and Executive Officers Yes Stockholder Rights Plan (Poison Pill) No Defined as attributable to AECOM, excluding acquisition- and integration-related expenses, financing charges in interest expense and the amortization of intangible assets, and is a non-GAAP measure. See Annex A, Reconciliation of Non-GAAP Items. Defined as cash flow from operations less capital expenditures net of proceeds from disposals, and is a non-GAAP measure. See Annex A, Reconciliation of Non-GAAP Items. AECOM's Executive Compensation Practices Performance-Based Compensation The majority of our Named Executive Officers' (NEOs') total annual compensation, excluding one-time equity awards, is performance based. Pay-for-Performance Per Share Links executive pay-for-performance to stockholder interests using earnings per share and cash flow as key incentive plan metrics. AECOM evaluates these metrics on a per-share basis to help ensure alignment with our stockholders' interests. Stockholder Communications Communicates with institutional stockholders throughout the year about performance. Stock Ownership Guidelines NEOs are subject to ownership guidelines that require them to maintain a significant equity stake in the Company. The CEO ownership guideline is six times base salary, and the guideline for other NEOs is three times base salary. Independent Consultant Compensation Committee utilizes the services of an independent compensation consultant who does not provide any other services to the Company. Tally Sheets Compensation Committee uses tally sheets in assessing executive total compensation. Clawback Policy Maintains a clawback policy for all incentive-based compensation. Change in Control Severance Policy This Policy provides severance benefits, including accelerated vesting of any equity awards, only if there is a change in control and an eligible termination of employment ("double trigger" for both cash and equity). Risk Assessment Compensation Committee's compensation consultant performs an independent risk assessment of compensation programs. Say-on-Pay Vote Has a policy to hold an advisory vote on executive compensation on an annual basis. Competitive Analysis Compensation Committee annually seeks to understand labor market trends pertaining to amount and form of executive pay delivery through comprehensive competitive analyses. AECOM Does Not Employ Stock Option Repricing Does not re-price underwater stock options. Single Trigger Equity Acceleration Does not allow single-trigger equity acceleration or severance payments in connection with a change in control. Does not maintain plans or agreements that provide for single-trigger acceleration. Tax Gross-Ups Does not provide tax gross-ups on change in control severance benefits to NEOs. Hedging and Pledging Prohibits hedging transactions involving Company securities by NEOs and does not allow trading in puts, calls, options or other similar transactions involving Company securities by NEOs. Also, prohibits the pledging of Company securities by NEOs except in certain limited circumstances subject to Company approval and demonstration of the NEOs ability to repay the applicable loan without selling such securities.

AECOM
1999 AVENUE OF THE STARS, SUITE 2600
LOS ANGELES, CALIFORNIA 90067

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
MARCH 2, 2016

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies, on behalf of the Board of Directors of AECOM, a Delaware corporation ("we," "our," the "Company" or "AECOM"), for use at our 2016 Annual Meeting of Stockholders ("2016 Annual Meeting") to be held on March 2, 2016, at 8:00 a.m. local time, or at any adjournment or postponement thereof. At the 2016 Annual Meeting, you will be asked to consider and vote on the matters described in this Proxy Statement and in the accompanying notice. The 2016 Annual Meeting will be held in the Conference Center located at 1999 Avenue of the Stars, Los Angeles, California 90067. Only common stockholders of record at the close of business on January 4, 2016, which is the record date for the 2016 Annual Meeting, are permitted to vote at the 2016 Annual Meeting and any adjournment or postponement thereof.

The Company's Board of Directors (the "Board of Directors" or "Board") is soliciting your vote to:

  •
  Elect the five Class I Directors named in this Proxy Statement to the Company's Board of Directors to serve until the Company's 2017 Annual Meeting of Stockholders and until the election and qualification of their respective successors;

  •
  Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2016;

  •
  Approve our 2016 Stock Incentive Plan; and

  •
  Approve the Company's executive compensation, on an advisory basis.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders' receipt of proxy materials while also lowering the costs and reducing the environmental impact of our annual meeting. On January 22, 2016, we began mailing a Notice of Internet Availability of Proxy Materials (the "Notice") to all stockholders of record as of January 4, 2016, and posted our proxy materials on the Web site referenced in the Notice. As more fully described in the Notice, all stockholders may choose to access our proxy materials on the Web site referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and Web site provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

The Proxy Statement and our Annual Report on Form 10-K are available at investors.aecom.com.

INFORMATION REGARDING VOTING AT THE
2016 ANNUAL MEETING

Proxies

You may vote your shares in person at the 2016 Annual Meeting or by proxy if you are a record holder. There are three ways to vote by proxy: (1) on the Internet or by following the instructions on the Notice or proxy card, (2) by telephone by calling 1-800-652-8683 and following the instructions on the Notice or proxy card or (3) by requesting a printed copy of the proxy materials and signing, dating and mailing the enclosed proxy card to our Corporate Secretary at the address below. If your shares are held in the name of a bank, broker or another holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet and telephone voting will also be offered to stockholders owning shares through certain banks and brokers.

You may revoke your proxy at any time before it is exercised at the 2016 Annual Meeting by (1) giving our Corporate Secretary written notice of revocation, (2) delivering to us a signed proxy card with a later date, (3) granting a subsequent proxy through the Internet or telephone or (4) by attending the 2016 Annual Meeting and voting in person. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxy. Other than with respect to certain trustees who hold our shares in trust, if you submit proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote in favor of each of the proposals. Our Board of Directors is unaware of any matters other than those described in this Proxy Statement that may be presented for action at our 2016 Annual Meeting. If other matters do properly come before our 2016 Annual Meeting, however, it is intended that shares represented by proxies will be voted in the discretion of the proxy holders.

If you are a beneficial owner and hold your shares in the name of a bank, broker or another holder of record and do not return the voting instruction card, the broker or another nominee may vote your shares on each matter at the 2016 Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, which include the ratification of the selection of the independent registered public accounting firm. Brokers will not have the discretion to vote on any of the other proposals presented at the 2016 Annual Meeting.

Solicitation of Proxies

We will pay the entire cost of soliciting proxies. In addition to soliciting proxies by mail and by the Internet, we will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of our common stock and to secure their voting instructions, if necessary. We will reimburse record holders for their reasonable expenses in performing these tasks. In addition, we have retained Georgeson Inc. to act as a proxy solicitor in conjunction with the 2016 Annual Meeting. We have agreed to pay Georgeson Inc. a fee of $8,500 plus reasonable expenses, costs and disbursements for proxy solicitation services. If necessary, we may use our regular employees, who will not be specially compensated, to solicit proxies from stockholders, whether personally or by telephone, letter or other means.

Record Date and Voting Rights

Our Board of Directors has fixed January 4, 2016, as the record date for determining the stockholders who are entitled to notice of, and to vote at, our 2016 Annual Meeting. Only common stockholders of record at the close of business on the record date will receive notice of, and be able to vote at, our 2016 Annual Meeting. As of the record date, there were 152,452,910 shares of our common stock outstanding held by 2,683 record holders, in addition to approximately 45,470 holders who do not hold shares in their own names. A majority of the stock issued and outstanding and entitled to vote must be present at our 2016 Annual Meeting, either in person or by proxy, in order for there to be a quorum at the meeting. Each share of our outstanding common stock entitles its holder to one vote. Shares of our common stock with respect to which the holders are present in person at our 2016 Annual Meeting but not voting, and shares for which we have received proxies but with respect to which holders of the shares have abstained, will be counted as present at our 2016 Annual Meeting for the purpose of determining whether or not a quorum exists. "Broker non-votes" will also be counted as present for the purpose of determining whether a quorum exists. Broker non-votes are shares of common stock held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner.

  •
  Directors are elected by a plurality. Therefore, the five nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be counted as participating in voting for the election of directors and will, therefore, have no effect for purposes of such proposal.

  •
  The ratification of our independent registered public accounting firm and the advisory resolution to approve the Company's executive compensation requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the 2016 Annual Meeting in order to be approved by our stockholders. In each case, abstentions will be counted as present and will have the effect of a vote against the proposal. Broker non-votes will not be counted as participating in the voting on the advisory resolution on the Company's executive compensation and will therefore have no effect on the outcome of the vote on that proposal. Brokers have discretion to vote on the ratification of our independent registered public accounting firm and, as such, no votes on this proposal will be considered broker non-votes.

  •
  The resolution to approve our 2016 Stock Incentive Plan must be approved, in accordance with the listing requirements of the New York Stock Exchange ("NYSE"), by the affirmative vote of a majority of the votes cast on the proposal. Broker non-votes do not count as votes cast for this purpose.

Our Board of Directors urges you to vote promptly by either (1) electronically submitting a proxy or voting instruction card over the Internet, (2) by telephone or (3) by delivering to us or to your broker, as applicable, a signed and dated proxy card.

Votes will be tabulated by the inspector of election appointed for the 2016 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A representative of Computershare Trust Company N.A., our transfer agent, will tabulate the votes and act as the inspector of election at the 2016 Annual Meeting.

Year-End Reporting Convention

We report our results of operations based on 52- or 53-week periods ending on the Friday nearest September 30. For clarity of presentation, all periods are presented as if the fiscal year ended on September 30. Fiscal years 2015, 2014 and 2013 contained 52, 53 and 52 weeks, respectively, and ended on October 2, October 3 and September 27, respectively.

PROPOSAL 1
ELECTION OF CLASS I DIRECTORS

In 2014, AECOM began declassifying our Board of Directors so that each director will be elected annually.

Currently, our Board of Directors is composed of 13 members divided into two classes: Class I and Class II. Previously, the Board of Directors was divided into three classes, however, our stockholders approved a resolution at our 2014 Annual Meeting of Stockholders to declassify our Board of Directors to the current two classes. Class I directors will stand for election for a one-year term ending at the 2017 Annual Meeting of Stockholders. Class II directors will not stand for election this year, however, their term will also expire at our 2017 Annual Meeting of Stockholders. Therefore, beginning with the 2017 Annual Meeting of Stockholders, the Board shall cease to be classified and all directors will be elected on an annual basis. The "Director Qualifications" section below lists the directors and their classes.

In accordance with our director retirement policy, Dr. Ouchi and Mr. Rutledge, current Class I Directors, will not stand for re-election and will retire effective upon the election of the Class I directors at the 2016 Annual Meeting. Mr. Dionisio, another Class I director, will also not stand for re-election. Following such election, our Board of Directors will be comprised of 10 directors. The Company is most grateful to Dr. Ouchi and Messrs. Dionisio and Rutledge for their dedicated service to the Company over the past years.

Five Class I Directors will be elected at the 2016 Annual Meeting to serve until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified. If a quorum is present at our 2016 Annual Meeting, the five nominees receiving the greatest number of votes will be elected.

Shares represented by proxies will be voted, if authority to do so is not withheld, for the election of the five nominees. Each of the nominees has consented to serve as a director if elected, and management has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. In the event that any nominee is unavailable for re-election as a result of an unexpected occurrence, shares will be voted for the election of such substitute nominee as our Board of Directors may propose. Pursuant to the vote and immediately following the 2016 Annual Meeting, our Board of Directors will be composed of five Class I Directors and five Class II Directors.

Director Qualifications

The Board of Directors believes that the Board, as a whole, should possess a combination of the skills, professional experience and diversity of backgrounds necessary to oversee the Company's business. The Nominating and Governance Committee is responsible for developing and recommending Board membership criteria to the full Board for approval. The criteria, which are set forth in the Company's Corporate Governance Guidelines, include the highest professional and personal ethics and values, commitment to enhancing stockholder value with sufficient time to effectively carry out his or her duties and business acumen. In considering director candidates, the Nominating and Governance Committee looks for business experience and skills, judgment, integrity, an understanding of such areas as finance, marketing, regulation and public policy and the absence of potential conflicts with the Company's interests. The Nominating and Governance Committee believes that it is essential that Board members represent diverse viewpoints and backgrounds.

The Nominating and Governance Committee periodically reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the Company's stockholders. In conducting this assessment, the Nominating and Governance Committee considers diversity, skills and such other factors as it deems appropriate to maintain a balance of knowledge, experience and capabilities. This periodic assessment enables the Board to update the skills and experience it seeks in the Board, as a whole and in individual directors, as the Company's needs evolve over time and to assess the effectiveness of efforts at pursuing diversity. From time to time, while identifying director candidates, the Nominating and Governance Committee may establish specific skills and experience that it believes the Company should seek in order to constitute a balanced and effective Board.

The following list sets forth our five director nominees, as well as each of our five continuing directors:

Nominees for Class I Directors Whose Terms Expire 2017

James H. Fordyce
Senator William H. Frist
Linda Griego
Douglas W. Stotlar
Daniel R. Tishman

Current Class II Directors Whose Terms Expire 2017

Michael S. Burke
David W. Joos
Dr. Robert J. Routs
Clarence T. Schmitz
General Janet C. Wolfenbarger, USAF Retired

The following section sets forth certain background information on the nominees for election as directors and the current members of our Board of Directors who will continue serving following the 2016 Annual Meeting, as well as each individual's specific experience, qualifications and skills that led our Board of Directors to conclude that each such nominee/director should serve on our Board of Directors.

Class I Directors

James H. Fordyce, 56, was appointed to our Board of Directors in February 2006. Mr. Fordyce is the Co-Founder and Co-Chief Executive Officer of Stone Canyon Industries LLC, a diversified investment company founded in 2014. He was a Managing Director at J.H. Whitney Capital Partners LLC, a private investment firm, from 1996 to 2014. Mr. Fordyce began his career at Chemical Bank in 1981 and later joined Heller Financial Inc. He sits on several private company boards and is a member of the Board of Trustees of Saint John's Health Center.

Mr. Fordyce brings to our Board of Directors significant financial and investment experience as a result of his position at Stone Canyon Industries LLC and J.H. Whitney Capital Partners LLC, where he oversaw significant debt and equity investments for the firm. In addition, he brings experience from his current and prior service on private and public company boards.

Senator William H. Frist, 63, was appointed to our Board of Directors in October 2014 in connection with AECOM's acquisition of URS Corporation. He previously served as a director of URS Corporation from November 2009 until AECOM's acquisition of URS in October 2014. Senator Frist has served as a partner at Cressey & Company LP, a private investment firm since 2007. He also served as Distinguished University Professor at Vanderbilt University from 2008 until 2010. Senator Frist was a United States Senator from Tennessee from 1995 until 2007 and was Majority Leader of the United States Senate from 2003 until 2007. He has served as a director of Select Medical Corporation since May 2010. Senator Frist serves on the boards of several other organizations, including the Center for Strategic and International Studies, the Kaiser Family Foundation, the Robert Wood Johnson Foundation, Aegis Laboratories, Accolade LLC and the Harvard Medical School Board of Fellows.

Senator Frist's experience as a legislator, including as former Majority Leader of the United States Senate, gives him the leadership and consensus-building skills necessary to assist our Board of Directors in a range of its activities. He has extensive knowledge of the workings of government and, as a former member of the Senate Finance Committee, of the federal budgeting process, which is beneficial given that a portion of our business activities are regulated and directly affected by governmental actions.

Linda Griego, 68, was appointed to our Board of Directors in May 2005. Ms. Griego has served as President and Chief Executive Officer of Griego Enterprises Inc. a business management company, since 1985. She was the founder and Managing General Partner of Engine Co. No. 28, a restaurant in downtown Los Angeles, from 1988 until 2010. She also served as Interim President and Chief Executive Officer of the Los Angeles Community Development Bank and was Deputy Mayor of Los Angeles. She is currently a director of CBS Corporation and American Balanced Fund, the Income Fund of America and International Growth and Income

Fund, which are managed by Capital Group. Ms. Griego is a chair of the MLK Health and Wellness Community Development Corporation and serves as a trustee of the David and Lucile Packard Foundation and the Ralph M. Parsons Foundation. She previously chaired the Board of Southwest Water Company and served as a Los Angeles Branch Director of the Federal Reserve Bank of San Francisco.

Ms. Griego brings executive management experience and expertise in government relations and public policy through her government appointments and service on not-for-profit boards. Her service on the boards of a number of large companies, including her prior service as the Independent Chair of Southwest Water Company, provides our Board of Directors with insight regarding corporate governance matters, which is a key area of focus in today's corporate environment.

Douglas W. Stotlar, 55, was appointed to our Board of Directors in October 2014 in connection with AECOM's acquisition of URS Corporation. He previously served as a director of URS Corporation from March 2007 until AECOM's acquisition of URS in October 2014. Mr. Stotlar served as President, Chief Executive Officer and Director of Con-way Inc., a transportation and logistics company (previously known as CNF Inc.) from April 2005 until October 2015. He served as President and Chief Executive Officer of Con-way Transportation Services Inc., a regional trucking subsidiary (CTS), from 2004 until 2005. Mr. Stotlar also served as CTS' Executive Vice President and Chief Operating Officer from 2002 until 2004, and as CTS' Executive Vice President of Operations from 1997 until 2002. He served as Vice President at large and was a member of the executive committee of the American Trucking Associations. Mr. Stotlar is a member of the Board of Directors of the American Transportation Research Institute and a Detroit Branch director of the Federal Reserve Bank of Chicago. In addition, he serves on the board of a not-for-profit organization.

Mr. Stotlar brings to our Board of Directors substantial knowledge of the transportation and logistics sector, which is relevant to our business activities. In addition, due to his prior experience as the former Chief Executive Officer of a public company, Mr. Stotlar contributes valuable experience with corporate governance practices, labor and stockholder relations matters, as well as current legal and regulatory requirements and trends.

Daniel R. Tishman, 60, was appointed to our Board of Directors and as Vice Chairman of the Company in July 2010 in connection with our acquisition of Tishman Construction Corporation. He has also served as Chairman of the Board of Directors and Chief Executive Officer of Tishman Construction, a leading construction management firm, since 2000, and is Vice Chairman and a member of the Board of Tishman Hotel & Realty LP. Mr. Tishman serves on the boards of the Real Estate Board of New York, the Natural Resources Defense Council, the Albert Einstein College of Medicine, the National September 11 Memorial & Museum and the UJA-Federation of NY. He also serves as an adviser to several government organizations.

Mr. Tishman provides strong knowledge, management and operational experience in the construction management industry, in particular on large-scale development projects such as the rebuilding of the World Trade Center site in New York City, to our Board of Directors.

Class II Directors

Michael S. Burke, 52, was appointed Chief Executive Officer of the Company and was elected to the Board of Directors in March 2014. In March 2015, Mr. Burke was appointed Chairman of the Board; see also the section entitled "Corporate Governance — Board Leadership Structure." He previously served as President of the Company from October 2011 to March 2014, Chief Financial Officer from December 2006 to September 2011 and Executive Vice President from May 2006 to September 2011. He also served as Chief Corporate Officer from May 2006 to January 2009. Mr. Burke joined AECOM as Senior Vice President, Corporate Strategy, in October 2005. From 1990 to 2005, Mr. Burke was with the accounting firm KPMG LLP. He served in various senior leadership positions, including as a Western Area Managing Partner from 2002 to 2005 and as a member of KPMG LLP's Board of Directors from 2000 through 2005. While on the KPMG Board of Directors, Mr. Burke served as the Chairman of the Board Process and Governance Committee and was a member of the Audit and Finance Committee. Mr. Burke serves on the Board of Directors of Rentech Inc. and is the Chairman of its Audit Committee. Additionally, he serves on the Board of Directors of Rentech Nitrogen Partners LP and is the Chairman of its Audit Committee. Mr. Burke also serves on various charitable and community boards.

Mr. Burke brings to our Board of Directors a thorough understanding of the Company's business, industry and operations based on his senior positions, including Chief Executive Officer, with the Company. Mr. Burke also brings extensive accounting, financial and business experience as a result of his tenure and senior positions at KPMG LLP.

David W. Joos, 62, was appointed to our Board of Directors in March 2012. Mr. Joos currently serves as Chairman of the Boards of CMS Energy and Consumers Energy Corporation, both NYSE-listed companies. Consumers Energy is an electric and gas utility in Michigan and is the principal subsidiary of CMS Energy. Previously, he served from 2004 to 2010 as President and Chief Executive Officer of CMS Energy and as Chief Executive Officer of Consumers Energy Company; from 2001 to 2004 as President and Chief Operating Officer of CMS Energy and Consumers Energy; from 2000 to 2001 as Executive Vice President and Chief Operating Officer — Electric of CMS Energy; and from 1997 to 2000 as President and Chief Executive Officer of Consumers Energy. He is a director of Steelcase Inc. a global provider of workplace products, furnishings and services, where he serves on the Compensation Committee and the Audit Committee, and has been a director of CMS Energy and Consumers Energy since 2001.

Mr. Joos brings to our Board of Directors his extensive knowledge and practical experience in engineering, operations and maintenance of power plants and utility systems. Through his management of a regulated utility, he has developed a solid foundation in governmental affairs, corporate governance, human resources and environmental expertise, which benefits the Board. He has also worked extensively in the nuclear power industry.

Dr. Robert J. Routs, 69, was appointed to our Board of Directors in December 2010. From 2004 until his retirement in 2008, Dr. Routs served as Executive Director, U.S. downstream operations, of Royal Dutch Shell plc, part of a global group of energy and petrochemical companies, and as Chairman of Shell Canada. Prior to that time, he served as Group Managing Director for oil products and refining from 2003 to 2004; President and Chief Executive, Shell Oil Products U.S. from 2002 to 2003; and President and Chief Executive, Equilon Enterprises LLC, a Shell-Texaco joint venture, from 2000 to 2002. Dr. Routs began his career at Royal Dutch Shell in 1971, serving in regional manufacturing and global general manager positions throughout his tenure. He also serves on the Board of Directors of AEGON N.V., AP Moller-Maersk, ATCO Ltd. and Royal DSM N.V., and previously served on the Board of Directors of Royal KPN until 2014.

Dr. Routs was appointed to our Board for his global energy sector leadership as well as his operating and board experience. These qualifications provide our Board of Directors with valuable international business experience and knowledge, which is particularly relevant in light of the global scope of the Company's operations.

Clarence T. Schmitz, 67, was named to our Board of Directors in June 2014. He served as Chairman, Co-founder and Chief Executive Officer of Outsource Partners International Inc. until his retirement in June 2011. He was previously Executive Vice President and Chief Financial Officer of Jefferies Group Inc. from January 1995 to January 2000. He held a number of leadership positions at KPMG LLP from June 1970 to January 1995, including National Managing Partner, and served on its Board of Directors and Management Committee. Mr. Schmitz has served as Chairman of the Board of Trustees of the CureSearch National Childhood Cancer Foundation and on the Board of Trustees of The City of Hope.

Mr. Schmitz brings to our Board of Directors an extensive career in the professional services industry that spans four decades, with significant global experience as an executive and board member.

General Janet C. Wolfenbarger, USAF Retired, 57, was appointed to our Board of Directors in August 2015. General Wolfenbarger has served as a 35-year veteran of the Air Force and was the branch's first female four-star general, where she commanded the Air Force Materiel Command (AFMC) at Wright-Patterson Air Force Base in Ohio from 2012 until her retirement on July 1, 2015. General Wolfenbarger also served as the military deputy to the Assistant Secretary of the Air Force for Acquisition and as the Services Director of the Acquisition Center of Excellence at the Pentagon. General Wolfenbarger also directed the B-2 System Program Office and commanded the C-17 Systems Group for the Aeronautical Systems Center at Wright-Patterson.

General Wolfenbarger brings to our Board of Directors a distinguished career serving as a senior leader in the military as well as significant international experience. These qualifications provide our Board of Directors with valuable international and government-related experience, which is particularly relevant in light of our extensive global government business operations.

Vote Required and Recommendation of the Board of Directors

The vote of a plurality of the shares present in person or represented by proxy and entitled to vote on the election of directors at the 2016 Annual Meeting is required to elect the nominees to the Board of Directors. This means that the five individuals nominated for election to the Board of Directors who receive the most "FOR" votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes are not counted for purposes of the election of directors.

The Board of Directors recommends that you vote FOR the election of Messrs. Fordyce, Frist, Stotlar and Tishman and Ms. Griego to the Board of Directors.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has retained Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2016. A representative of Ernst & Young LLP is expected to be present at the 2016 Annual Meeting and will have an opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions.

Reasons for the Proposal

The selection of our independent registered public accounting firm is not required to be submitted for stockholder approval, but the Audit Committee of our Board of Directors is seeking ratification of its selection of Ernst & Young LLP from our stockholders as a matter of good corporate practice. If stockholders do not ratify this selection, the Audit Committee of our Board of Directors will reconsider its selection of Ernst & Young LLP and will, in its sole discretion, either continue to retain this firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the Company's best interests and the best interests of our stockholders.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2016, is required to approve this proposal. Abstentions will be counted as a vote against the proposal.

The Board of Directors recommends that you vote FOR the ratification of Ernst & Young LLP.

PROPOSAL 3
APPROVAL OF THE COMPANY'S 2016 STOCK INCENTIVE PLAN

Overview

On November 17, 2015, the Board of Directors unanimously adopted and approved the 2016 Stock Incentive Plan (the "Plan"), and is submitting the Plan to stockholders for their adoption and approval at the 2016 Annual Meeting. The Board believes our interests are best advanced by encouraging individuals responsible for our long-term success to remain in the service of the Company and by aligning the financial objectives of such individuals with those of our stockholders, in each case, through the grant of equity-based incentives.

The Company currently administers its equity-based compensation programs under the Company's Amended and Restated 2006 Stock Incentive Plan (the "2006 SIP"). In addition, in connection with the October 2014 acquisition of URS Corporation ("URS"), the Company assumed the URS Corporation 2008 Equity Incentive Plan (the "URS Plan") and certain awards previously granted thereunder. The 2006 SIP and the URS Plan are referred to collectively as the "Prior Plans." As of December 31, 2015, 15,446,787 shares remained available for new grants under the Prior Plans; however, if the Plan is approved, no additional awards will be granted under the Prior Plans. Furthermore, any shares subject to awards made under the Prior Plans from and after January 1, 2016, will reduce the number of shares available for issuance under the Plan. The Board adopted the Plan because the 2006 SIP is due to expire on September 30, 2016.

The Plan, if approved, will provide for the issuance of up to 3,556,000 full-value awards such as Restricted Stock Units ("RSUs") and Performance Earnings Programs awards ("PEPs"), or up to 8,890,000 shares subject to awards other than full-value awards such as stock options and stock appreciation rights. The 3,556,000 shares or 8,890,000 shares represent only 2.3% or 5.8%, respectively, of the Company's outstanding common equity (measured as of December 31, 2015). If the Plan is approved, no additional awards will be granted under the Prior Plans. In addition, if the Plan is approved and awards are granted under the Prior Plans after December 31, 2015, the maximum number of shares available for issuance under the Plan will be reduced by any shares subject to such awards. The Board currently expects that the proposed share reserve under the Plan will be sufficient to fund the Company's equity compensation for at least one fiscal year.

While approving the Plan, the Board considered, among other things, the following:

  •
  potential dilution to its current stockholders as measured by burn rate and overhang (as described in "Key Data" below);

  •
  the continued importance of motivating, recruiting and retaining key employees; and

  •
  the Company's increased equity compensation needs given the URS acquisition, which approximately doubled the Company's revenue and number of employees.
Why You Should Vote to Approve the Plan

The Board recommends that our stockholders approve the Plan because it believes appropriate equity incentives are important to attract and retain the highest-caliber individuals, to link incentive reward to Company performance, to encourage employee and director ownership in our Company and to align the interests of participants to those of our stockholders. The approval of the Plan will enable us to continue to provide such incentives.

If the Plan is not approved, the number of shares currently available under the Prior Plans may not be sufficient to cover projected awards through the date of the 2017 Annual Meeting. The 2006 SIP is due to expire on September 30, 2016 and the Company generally cannot grant new awards to employees under the URS Plan. Thus, if the Plan is not approved, we may not be able to provide persons eligible for awards with compensation packages that are necessary to attract, retain and motivate these individuals.

Key Data

Overhang is equal to the sum of the total number of shares subject to equity awards outstanding and the total number of shares available for grant under the Company's equity plans divided by the sum of the total common stock outstanding, the total number of shares subject to equity awards outstanding and the total number of shares available for grant under the Company's equity plans. If the Plan is approved by stockholders, the Company's overhang will decrease because no additional awards will be granted under the Prior Plans. The following table sets forth information to calculate the Company's overhang as of December 31, 2015:

	Stock Options Outstanding (1)(2)	Restricted Stock Awards and RSUs Outstanding(3)	PEPs Outstanding	Shares Issuable for Future Grants		Common Shares Outstanding	AECOM's Overhang

Before	1,131,376	5,034,875	2,521,212	7,723,393	/	152,452,910	9.7%	/
Stockholder				15,446,787	(4)		13.7%	(4)
Approval
After	1,131,376	5,034,875	2,521,212	3,556,000	/	152,452,910	7.4%	/
Stockholder				8,890,000	(4)		10.3%	(4)
Approval

(1)
Weighted average exercise price of outstanding stock options is $28.92.

(2)
Weighted average remaining contractual life of outstanding stock options is 5.13 years.

(3)
Includes 1,135,408 shares issued under the URS Plan assumed by AECOM in connection with its acquisition of URS Corporation.

(4)
The first amount reflects the number of shares issuable from PEPs and RSUs. The second amount reflects the number of shares issuable from stock options.

Burn Rate is equal to the total number of equity awards the Company granted in a fiscal year divided by the weighted average common stock outstanding during the year. The following table sets forth information to calculate the Company's burn rate for the last three fiscal years:

Fiscal Year	Stock Options Granted(1)	RSUs Granted(2)(3)	PEPs Granted(4)	Total Granted	Weighted Average Common Shares Outstanding	Burn Rate

2013	0	1,301,169	903,208	2,204,377	100,618,349	2.19%
2014	638,570	1,009,794	730,644	2,379,008	97,226,188	2.45%
2015	0	1,927,497	1,119,448	3,046,945	149,604,978	2.04%

(1)
The number of stock options cancelled in fiscal years 2013, 2014 and 2015 are 146,853, 55,827 and 25,257, respectively.

(2)
Excludes shares issued under the URS Plan assumed by AECOM in connection with its acquisition of URS Corporation in 2014.

(3)
The number of RSUs cancelled in fiscal years 2013, 2014 and 2015 are 269,543, 492,407 and 829,029, respectively.

(4)
The number of PEPs cancelled in fiscal years 2013, 2014 and 2015 are 131,257, 305,387 and 231,716, respectively.

The following table reflects the number of actual shares issued in the last three fiscal years after specified performance targets were achieved for PEP awards:

Fiscal Year PEPs Earned/Issued	Number of PEPs Earned/Issued

2013	483,443
2014	86,310
2015	385,287

Promotion of Good Corporate Governance Practices

The Plan provides for the following:

  •
  stock options and stock appreciation rights may not have a term in excess of seven years, may not be repriced without stockholder approval and may not be granted at a discount to the fair market value of our common stock on the grant date;

  •
  annual limit on equity and cash compensation that may be paid or awarded to non-employee directors;

  •
  minimum vesting periods;

  •
  administrator has no discretion to accelerate the vesting of awards (subject to limited exceptions);

  •
  if there is a change in control of the Company, outstanding awards cannot immediately vest unless they are not assumed by the buyer and, if the outstanding performance awards are assumed by the buyer, they will continue to be subject to performance conditions or be converted into time-based vesting awards, the number of which would be determined based on the Company's actual performance as of the change in control;

  •
  share design that limits the number of "full-value" restricted stock and restricted stock unit awards, whether time or performance based, that may be granted under the Plan since these awards are counted against the Plan's share reserve as 2.5 shares for every one share issued in connection with such awards; we maintain this "fungible share design" since "full-value" awards are perceived by institutional investors and proxy advisory firms to have a higher cost compared to other awards like stock options;

  •
  removal of evergreen provision that was included in the 2006 SIP;

  •
  in no event will dividends or dividend equivalents be paid during the performance period with respect to unearned performance-based awards;

  •
  the administrator may cancel outstanding awards or, in some cases, "claw back" awards previously realized if certain authorized officers are found to engage in acts of misconduct; and

  •
  awards made under the Plan may qualify as "performance-based compensation" under Section 162(m) of the Code, as defined below.
Section 162(m) of the Internal Revenue Code

The Board believes that it is in the best interests of the Company and its stockholders to provide for an incentive plan under which stock-based compensation awards made to the Company's executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the Plan has been structured in a manner such that awards under it can satisfy the requirements for "performance-based" compensation within the meaning of Section 162(m) of the Internal Revenue Code ("the Code"). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Company's Chief Executive Officer or any of the Company's three other most highly compensated executive officers (other than the Company's Chief Financial Officer), such compensation must qualify as "performance-based." One of the requirements of "performance-based" compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company's stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the Plan, each of these aspects is discussed below, and stockholder approval of the Plan will be deemed to constitute approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m). Although stockholder approval is one of the requirements for exemption under Section 162(m), even with stockholder approval there can be no guarantee that compensation will be treated as exempt "performance-based" compensation under Section 162(m). Furthermore, our Compensation/Organization Committee will continue to have the authority to provide compensation that is not exempt from the limits on deductibility under Section 162(m).

Plan Summary

The following summary of the material terms of the Plan is qualified in its entirety by reference to the complete statement of the Plan, which is set forth in Annex B of this Proxy Statement.

Administration.    The Plan will be administered by the Compensation/Organization Committee of the Board, or in the absence of a Compensation/Organization Committee, a properly constituted compensation committee or the Board itself. Subject to the express provisions of the Plan (including the minimum vesting conditions described below), the administrator is authorized and empowered to do or perform all things that it determines to be necessary or appropriate in connection with the administration of the Plan. The Compensation/Organization Committee may, by resolution, authorize one or more officers of the Company to perform any or all things that it is authorized and empowered to do or perform under the Plan, provided that such resolution will specify the total number of awards (if any) such officer or officers may award pursuant to such delegated authority. No such officer will designate himself or herself as a recipient of any awards granted under authority delegated to such officer. In addition, the Compensation/Organization Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any subsidiary, and/or to one or more agents.

Participants.    Any person who is a current or prospective officer or employee (including any director who is also an employee, in his or her capacity as such) of the Company or of any subsidiary will be eligible for selection by the administrator for the grant of awards under the Plan. In addition, non-employee directors (subject to the limitations on the value of awards that can be granted to any non-employee director annually as specified in the Plan and discussed below) and any service providers who have been retained to provide consulting, advisory or other services to the Company or to any subsidiary will be eligible for the grant of awards under the Plan. Options intending to qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code may only be granted to employees of the Company or any subsidiary. Approximately 92,000 employees and 11 non-employee directors qualify to participate in the Plan as of the end of fiscal year 2015.

Qualifying Performance Criteria.    The administrator may establish performance criteria and level of achievement versus such criteria that will determine the number of shares, units or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award; which criteria may be based on "qualifying performance criteria" (as described below) or other standards of financial performance; and/or personal performance evaluations. In addition, the administrator may specify that an award or a portion of an award is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code, provided that the performance criteria for such award or portion of an award that is intended by the administrator to satisfy the requirements for "performance-based compensation" under Section 162(m) will be a measure based on one or more qualifying performance criteria selected by the administrator and specified at the time the award is granted. The administrator will certify the extent to which any qualifying performance criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m).

For purposes of the Plan, the term "qualifying performance criteria" means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, either based upon United States Generally Accepted Principles ("GAAP") or non-GAAP financial results, in each case as specified by the administrator: (i) cash flow (before or after dividends), (ii) free cash flow or free cash flow per share, (iii) earnings or earnings per share (including earnings before interest, taxes, depreciation and amortization), (iv) stock price, (v) return on equity, (vi) total stockholder return, (vii) return on capital or investment (including return on total capital, return on invested capital or return on investment), (viii) return on assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage (debt to capital), (xii) revenue, (xiii) income or net income, (xiv) operating income, (xv) operating profit or net operating profit, (xvi) operating margin or profit margin, (xvii) return on operating revenue, (xviii) cash from operations,

(xix) operating ratio, (xx) operating revenue, (xxi) net service revenue and/or total backlog, (xxii) days sales outstanding, (xxiii) health and safety or (xxiv) customer service.

To the extent consistent with Section 162(m), the administrator may appropriately adjust any evaluation of performance under a qualifying performance criteria (i) to eliminate the effects of charges for restructurings, discontinued operations and all items of gain, loss or expense that are infrequently occurring or related to the disposal of a segment of a business or related to a change in accounting principles, all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with GAAP or as identified in the company's financial statements or notes to the financial statements, (ii) to exclude any of the following events that occur during a performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs and (e) accruals of any amounts for payment under the Plan or any other compensation arrangement maintained by the Company, and (iii) for such other events as the administrator deems appropriate, if such adjustment is timely approved in connection with the establishment of such qualifying performance criteria.

Shares Subject to the Plan and to Awards.    The aggregate number of shares issuable under the Plan will not exceed 8,890,000. Any shares issued under options or stock appreciation rights will be counted against the number of shares issuable under the Plan on a one-for-one (1:1) basis and any shares issued pursuant to awards other than options or stock appreciation rights will be counted against this limit as 2.5 shares for every one (1) share subject to such award. Shares subject to outstanding awards under the Prior Plans as of January 1, 2016 (such awards the "Prior Plan Awards"), that, from and after January 1, 2016, are canceled, expired, forfeited or otherwise not issued pursuant to such Prior Plan Award (including as a result of being withheld to pay withholding taxes in connection with any such awards (other than options or stock appreciation rights) or such award being settled in cash) will be added to the number of shares issuable under the Plan as one (1) share if such shares were subject to options or stock appreciation rights granted under a Prior Plan, and as 2.5 shares if such shares were subject to awards other than options or stock appreciation rights granted under a Prior Plan. The aggregate number of shares available for grant under the Plan and the number of shares subject to outstanding awards will be subject to adjustment as provided in the Plan. The shares issued pursuant to awards granted under the Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

For purposes of the share limit described above, the aggregate number of shares issued under the Plan at any time will equal only the number of shares actually issued upon exercise or settlement of an award under the Plan. Notwithstanding the foregoing, shares subject to an award under the Plan may not again be made available for issuance under the Plan (and shall not be added to the Plan in respect of awards under a Prior Plan) if such shares are: (i) shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (ii) shares delivered to or withheld by the Company to pay the exercise price of an option, (iii) shares delivered to or withheld by the Company to pay the withholding taxes related an option or a stock appreciation right or (iv) shares repurchased on the open market with the proceeds of an option exercise. Any shares that again become available for grant pursuant to the foregoing will be added back as one (1) share if such shares were subject to options or stock appreciation rights, and as 2.5 shares if such shares were subject to awards other than options or stock appreciation rights. Shares subject to awards that have been canceled, expired, forfeited, delivered to or withheld by the Company to pay the withholding taxes related to an award other than an option or a stock appreciation right or otherwise not issued under an award and shares subject to awards settled in cash will not count as shares issued under the Plan.

Subject to adjustments for changes in capitalization, the aggregate number of shares that may be earned pursuant to awards granted under the Plan during any calendar year to any one participant will not exceed 2,000,000. Subject to adjustments for changes in capitalization, the aggregate number of shares that may be issued pursuant to the exercise of ISOs granted under the Plan will not exceed 7,000,000. The maximum cash amount payable pursuant to all incentive bonus awards granted in any calendar year to any participant under the Plan that are intended by the administrator to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code will not exceed $10,000,000.

The aggregate dollar value of equity-based (based on the grant date fair value of equity-based awards) and cash compensation granted under the Plan or otherwise during any calendar year to any one non-employee director may not exceed $600,000; provided, however, that in the calendar year in which a non-employee director first joins the Board or is first designated as Chairman of the Board or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation to the participant may be up to 200% of the foregoing limit and the foregoing limit will not count any tandem SARs (as defined below).

Awards granted or shares issued by the Company in assumption of or in substitution or exchange for awards previously granted or the right or obligation to make future awards, by a company acquired by the Company or any subsidiary or with which the Company or any other subsidiary combines will not reduce the amount of shares authorized for issuance under the Plan or authorized for grant to a participant in any calendar year. Additionally, in the event that a company acquired by the Company or any subsidiary, or with which the Company or any subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Plan and will not reduce the amount of shares authorized for issuance under the Plan; provided that awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were employees or directors of such acquired or combined company before such acquisition or combination.

No Acceleration and Minimum Vesting.    The administrator will not have the discretion to accelerate the vesting of any outstanding awards, except that the administrator may accelerate the vesting of awards in the event of a participant's death or disability or pursuant to the Plan's change in control provisions. Further, options and stock appreciation rights granted under the Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that the administrator may provide that awards become exercisable, vest or settle prior to such date in the event of a participant's death, disability or in the event of a change in control. Notwithstanding the foregoing, with respect to options or stock appreciation rights, up to 5% of the aggregate number of shares authorized for issuance under the Plan may be issued pursuant to awards subject to any, or no, vesting conditions, as the administrator determines appropriate.

Option Awards.    The administrator will establish the exercise price per share under each option, which, other than in the event of substitute awards granted in connection with a merger or other acquisition, will not be less than the fair market value of a share on the date the option is granted. The administrator will establish the term of each option, which in no case may exceed a period of seven (7) years from the date of grant. Options granted under the Plan may either be ISOs or options which are not intended to qualify as ISOs or non-qualified stock options ("NQSOs"). Other than in connection with a change in the Company's capitalization, the Company will not, without stockholder approval, reduce the exercise price of an option and, at any time when the exercise price of an option is above the fair market value of a share, the Company will not, without stockholder approval (except in the case of a change in control), cancel and re-grant or exchange such option for cash or a new award.

Stock Appreciation Rights.    A stock appreciation right ("SAR") provides the right to the monetary equivalent of the increase in value of a specified number of shares over a specified period of time after the right is granted. Stock appreciation rights may be granted to participants either in tandem with or as a component of other awards granted under the Plan ("tandem SARs") or not in conjunction with other awards ("freestanding SARs"). All freestanding SARs will be granted subject to the same terms and conditions and limitations applicable to options as set forth above and in the Plan and all tandem SARs will have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the award to which they relate. Other than in connection with a change in the Company's capitalization, the Company will not, without stockholder approval, reduce the exercise price of such stock appreciation right and, at any time when the exercise price of a stock appreciation right is above the fair market value of a share, the Company will not, without stockholder approval (except in the case of a change in control), cancel and re-grant or exchange such stock appreciation right for cash or a new award.

Restricted Stock and Restricted Stock Units.    Restricted stock is an award or issuance of shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate (subject to the minimum vesting conditions described above). Restricted stock units are awards denominated in units of shares under which the issuance of shares is subject to conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Participants holding shares of restricted stock granted under the Plan may exercise full voting rights with respect to those shares during the period of restriction. Participants will have no voting rights with respect to shares underlying restricted stock units unless and until such shares are reflected as issued and outstanding shares on the company's stock ledger. Participants in whose name restricted stock is granted will be entitled to receive all dividends and other distributions paid with respect to those shares, unless determined otherwise by the administrator. Shares underlying restricted stock units will be entitled to dividends or dividend equivalents only to the extent provided by the administrator. In no event will dividends or dividend equivalents be paid during the performance period with respect to unearned shares of restricted stock or unearned restricted stock units, in each case, that are subject to performance-based vesting criteria. Dividends or dividend equivalents accrued on or in respect of such awards will become payable (if at all) no earlier than the date the performance-based vesting criteria have been achieved and the underlying restricted stock or restricted stock units have been earned.

Incentive Bonuses.    The administrator will establish the performance criteria and level of achievement versus these criteria that will determine the target and maximum amount payable under an incentive bonus, which criteria may be based on performance conditions.

Deferral of Gains.    The administrator may, in an award agreement or otherwise, provide for the deferred delivery of shares or cash upon settlement, vesting or other events with respect to restricted stock units, or in payment or satisfaction of an incentive bonus.

Amendment and Termination.    The Board may amend, alter or discontinue the Plan and the administrator may amend or alter any agreement or other document evidencing an award made under the Plan, except no such amendment may, without the approval of the stockholders of the Company (other than in respect of a change in the Company's capitalization): increase the maximum number of shares for which awards may be granted under the Plan; reduce the price at which options may be granted pursuant to the terms of the Plan; reduce the exercise price of outstanding options or stock appreciation rights and, at any time when the exercise price of an option or stock appreciation right is above the fair market value of a share (except in the case of a change in control), cancel and re-grant or exchange such option or stock appreciation right for cash or a new award; extend the term of the Plan; change the class of persons eligible to be participants; otherwise amend the Plan in any manner requiring stockholder approval by law or under the NYSE's listing requirements; or increase the individual maximum limits set forth in the Plan.

No amendment or alteration to the Plan or an award or award agreement may be made which would impair the rights of the holder of an award, without such holder's consent, provided that no such consent will be required if the administrator determines in its sole discretion and prior to the date of any change in control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or is not reasonably likely to significantly diminish the benefits provided under such award, or that any such diminishment has been adequately compensated.

Adjustments of and Changes in the Stock.    The number and kind of shares available for issuance under the Plan (including under any awards then outstanding), and the number and kind of shares subject to the limits set forth in the Plan and above, will be equitably adjusted by the administrator to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of the Company outstanding.

In the event there shall be any other change in the number or kind of outstanding shares or to any stock or other securities into which such shares shall have been changed or for which it shall have been exchanged, by reason of a change of control, other merger, consolidation or otherwise (a "Transaction"), then the administrator will, in its sole discretion, determine the appropriate and equitable adjustment, if any, to be effected, which adjustments need not be uniform between different awards or different types of awards. Unless otherwise provided in an award agreement, in the event of a Transaction, outstanding awards may be continued or assumed by the continuing or successor organization, or the successor may substitute equivalent awards. With respect to awards subject to performance-based vesting criteria that are continued, assumed or substituted for in accordance with the preceding sentence, such awards will either (a) continue to be subject to such performance-based vesting criteria or (b) be deemed to have satisfied such performance-based vesting criteria based on the actual Company's achievement with respect to such performance-based vesting criteria through the date of the Transaction.

Unless otherwise provided in an award agreement, in the event of a Transaction in which the successor does not continue, assume or substitute for any outstanding awards, all awards that are not assumed, continued or substituted for will be treated as follows effective immediately prior to (and contingent upon) the consummation of the Transaction: (a) in the case of an option or stock appreciation right, the participant will have the ability to exercise such option or stock appreciation right, including any portion of the option or stock appreciation right not previously exercisable, (b) in the case of any award the vesting of which is in whole or in part subject to performance-based vesting criteria, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award will immediately lapse and such award will immediately vest and the participant will have the right to receive a payment based on the actual Company's achievement with respect to such performance-based vesting criteria through the date of the Transaction and (c) in the case of outstanding restricted stock and/or restricted stock units (other than those referenced in clause (b)), all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award will immediately lapse and such awards shall immediately vest.

Transferability.    Awards may not be sold, transferred for value, pledged, assigned or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or stock appreciation right may be exercisable only by the participant during his or her lifetime. Notwithstanding the foregoing, outstanding options may be exercised following a participant's death by the participant's beneficiaries or as permitted by the administrator, and, to the extent permitted by the administrator, the person to whom an award is initially granted may make certain limited transfers to certain family members, family trusts or family partnerships.

Effective Date and Termination of the Plan.    The Board of Directors originally adopted the Plan on November 17, 2015, and it will become effective upon approval by the Company's stockholders at the 2016 Annual Meeting (the "Effective Date"). The Plan will remain available for the grant of awards until the 10th anniversary of the Effective Date.

Federal Income Tax Treatment

The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by Plan participants, who are urged to consult their individual tax advisors.

Stock Options.    ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to the exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO as described below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee's gain (or loss) on a subsequent disposition of the shares is long term capital gain (or loss) if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

Stock Appreciation Rights.    An optionee is not taxed on the grant of a stock appreciation right. On exercise, the optionee recognizes ordinary income equal to the cash or the fair market value of any shares received. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income.

Restricted Stock and Restricted Stock Units.    Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, such participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant's termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Incentive Bonuses.    A participant will have taxable income at the time an incentive bonus award becomes payable and, if the participant has timely elected deferral to a later date, at such later date. At these times, the participant will recognize ordinary income equal to the value of the amount then payable.

Company Deduction and Section 162(m).    The Plan is designed to allow awards made under it to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, however there can be no guarantee that amounts payable under the Plan will be treated as qualified "performance-based" compensation under Section 162(m). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to our Chief Executive Officer or to any of our three other most-highly compensated executive officers (other than the Chief Financial Officer), such compensation must qualify as "performance-based." However, the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Plan will be deductible under all circumstances.

New Plan Benefits

The benefits that will be awarded or paid in the future under the Plan are not currently determinable. Such awards are within the discretion of the Compensation/Organization Committee and the Compensation/Organization Committee has not determined future awards nor who might receive them. Information about awards granted in fiscal year 2015 under the Company's Amended and Restated 2006 SIP to the Company's named executive officers can be found in the table under the heading "Grants of Plan-Based Awards" below.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes cast is required for the approval of the Plan.

The Board of Directors recommends that you vote FOR the 2016 Stock Incentive Plan.

Equity Compensation Plans

The following table presents certain information about shares of AECOM common stock that may be issued under our equity compensation plans as of September 30, 2015:

	Column A		Column B		Column C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)

Equity compensation plans not approved by stockholders	N/A		N/A		N/A
Equity compensation plans approved by stockholders
AECOM 2006 Stock Incentive Plan	6,911,018	(2)	$28.26	(3)	20,040,827	(4)
AECOM Employee Stock Purchase Plan	N/A		N/A		4,874,796

Total	6,911,018		$28.26		24,915,623

(1)
The table does not include information for the 1,226,365 shares issued under the URS Plan assumed by AECOM in connection with its acquisition of URS Corporation. No additional equity awards may be granted under the URS Plan.

(2)
Includes 1,305,017 shares issuable upon the exercise of stock options, 3,372,210 shares issuable upon the vesting of Restricted Stock Units and 2,233,791 shares issuable if specified performance targets are met under Performance Earnings Program Awards.

(3)
Weighted average exercise price of outstanding options-only rights.

(4)
Revised securities remaining available for future issuance, which will be reduced upon the approval of the 2016 Stock Incentive Plan.

PROPOSAL 4
ADVISORY RESOLUTION TO APPROVE
EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank"), we are asking stockholders to approve, on an advisory basis, the Company's executive compensation as reported in this Proxy Statement. Taking into consideration the voting results from the Company's 2011 Annual Meeting of Stockholders concerning the frequency of the stockholder advisory vote on executive compensation, the Board of Directors has determined that the Company shall hold an annual advisory vote to approve executive compensation at the next advisory vote on the frequency of such votes. As such, the next advisory vote to approve executive compensation will be held at the 2017 Annual Meeting.

At AECOM, executive compensation plans are driven by short- and long-term financial performance metrics that are designed to align management's incentives with long-term stockholder value. Importantly, AECOM believes its executives should be compensated for performance on specific metrics that result in long-term value creation for its stockholders. As such, AECOM's executives are incentivized on cash flow per share and earnings per share ("EPS").

Free cash flow per share1 and adjusted earnings per share2 grew by 52% and 14% in fiscal year 2015, respectively, highlighting the successful execution and integration of the URS acquisition and the benefits of AECOM's diversified business model in the face of uneven global economic growth. The Company's strong culture around cash management and operating efficiency contributed to strong conversion of earnings to cash flow. The Company benefited from organic growth in building construction and international design as well as from strong earnings from the management services businesses. In addition, the contribution from the URS and Hunt Construction acquisitions had a favorable impact on results.

These achievements were supported by strong relationships with clients, talented employees and an effective leadership team focused on its vision to become the world's premier fully integrated infrastructure services company.

In order to achieve its long-term financial and strategic objectives, AECOM's management team employs a balanced capital allocation strategy to leverage its industry-leading free cash flow performance. This includes mergers and acquisitions, debt reduction, organic investments and share repurchases. Following several years of share repurchase and significant share price appreciation, the Company issued both debt and equity to finance the transformational URS acquisition, which closed in October 2014. The acquisition of URS expanded the Company's capabilities and diversified the business into higher-growth markets — such as increased private sector exposure in industrial, energy and nuclear decommissioning — and further strengthened AECOM's leading competitive position and integrated delivery model.

Further, the Company continued to invest capital in AECOM Capital, which it expects will contribute to earnings in fiscal year 2016.

Both the URS acquisition and AECOM Capital investments underscore management's commitment to investing in growth and better positioning the Company to achieve its vision to be the premier fully integrated infrastructure firm that is able to design, build, finance and operate projects for clients across the globe.

We urge stockholders to read the "Compensation Discussion and Analysis" section in this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation of our Named

1
Free cash flow per share is defined as cash flow from operations excluding capital expenditures; see Annex A, Reconciliation of Non GAAP Items.

2
Adjusted earnings per share is defined as attributable to AECOM, excluding acquisitions and integration expenses financing charges in interest expense, and the amortization of intangible assets; see Annex A, Reconciliation of Non GAAP Items.

Executive Officers ("NEOs"). The Compensation/Organization Committee and the Board of Directors believe that the policies, procedures and programs articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and contributed to the Company's success.

We are asking stockholders to approve the following advisory resolution at the 2016 Annual Meeting:

  RESOLVED, that the stockholders of AECOM (the "Company") approve, on an advisory basis, the compensation of the Company's Named Executive Officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company's 2016 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a "Say-on-Pay" resolution, is non-binding on the Company, the Board of Directors and the Compensation/Organization Committee and will not be construed as overruling a decision by, nor creating nor implying any additional fiduciary duty for, the Company, the Board of the Directors or the Compensation/Organization Committee. However, the Board and the Compensation/Organization Committee will review and consider the voting results on this Proposal 4 when evaluating our executive compensation program.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the advisory resolution on the Company's executive compensation at the 2016 Annual Meeting is required to approve the advisory resolution on the Company's executive compensation. Abstentions will be counted as a vote against the resolution, whereas broker non-votes will have no effect on the vote.

The Board of Directors recommends that you vote FOR the advisory resolution to approve executive compensation.

CORPORATE GOVERNANCE

Board Meetings

During our fiscal year ended September 30, 2015, our Board of Directors met five times, the Audit Committee met five times, the Compensation/Organization Committee met four times, the Nominating and Governance Committee met four times and the Strategy, Risk and Safety Committee met three times. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors and (2) the total number of meetings held by all committees of the Board of Directors on which he or she served during fiscal year 2015.

Director Independence

Currently, 10 of the 13 members of our Board of Directors are independent directors as defined in accordance with the listing standards of the NYSE. These standards provide that a director is independent only if our Board of Directors affirmatively determines that the director has no direct or indirect material relationship with the Company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.

Applying these standards, our Board of Directors, upon the recommendation of our Nominating and Governance Committee, annually reviews the independence of our directors. In its most recent review, our Board of Directors considered, among other things, the employment relationships between the Company and our directors and their families; the other specific relationships that would preclude a determination of independence under the NYSE independence rules; any affiliation of the Company's directors and their families with the Company's independent registered public accounting firm, compensation consultants, legal counsel and other consultants and advisors; any transactions with directors and members of their families that would require disclosure in this Proxy Statement under U.S. Securities and Exchange Commission ("SEC") rules regarding related person transactions; the insubstantial amount of goods and services that we purchase in the ordinary course of business from companies of which some of our directors or members of their families are associated; and the modest amount of our contributions to non-profit organizations of which some of our directors or members of their families are associated.

Our Nominating and Governance Committee and the Board of Directors have determined that the following members and nominees are independent as determined by the standards of the NYSE: James H. Fordyce, Senator William H. Frist, Linda Griego, David W. Joos, Dr. William G. Ouchi, Dr. Robert J. Routs, William P. Rutledge, Clarence T. Schmitz, Douglas Stotlar and General Janet C. Wolfenbarger.

Board Leadership Structure

The Board has been, and continues to be, a proponent of Board independence. As a result, the Company's corporate governance structures and practices provide for a strong, independent Board and include several independent oversight mechanisms, including a lead independent director, only independent directors serving as committee chairpersons and the directors' and committees' ability to engage independent consultants and advisors.

The Audit, Compensation/Organization and Nominating and Governance Committees are composed entirely of independent directors. The Nominating and Governance Committee is responsible for recommending the appointment of a lead independent director, which is appointed by the Board.

Dr. William G. Ouchi has served as the lead independent director since fiscal year 2013 and will continue to serve in this role until the 2016 Annual Meeting, at which time he will retire according to our director retirement policy and will not stand for re-election.

Effective as of the 2016 Annual Meeting, the Board has nominated James H. Fordyce as the new lead independent director. Mr. Fordyce brings considerable financial expertise from his past business experience as well as essential corporate governance experience from his current and prior service on private and public company boards.

The intended purpose of establishing the position of lead independent director is to expand lines of communication between the Board and members of management. It is not intended to reduce the free and open access and communications that each independent board member has with other board members and members of management. The lead independent director has the following duties:

  •
  to organize, convene and preside over executive sessions of the non-employee and independent directors and promptly communicate approved messages and directives to the Chairman of the Board and the Chief Executive Officer;

  •
  to consult with the Chairman of the Board and the Chief Executive Officer on agendas for Board meetings and other matters pertinent to the Company and the Board;

  •
  to collect and communicate to the Chairman of the Board and the Chief Executive Officer the views and recommendations of the independent directors relating to his or her performance; and

  •
  to perform such other duties and responsibilities as may be assigned from time to time by the independent directors.

To complement this structure, the Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and Chief Executive Officer in the best interests of the Company. The Board believes that the decision as to who should serve in those roles, and whether such offices should be combined or separate, should be assessed periodically by the Board, and that the Board should not be constrained by a rigid policy mandate when making these determinations. Additionally, the Board believes that it needs to retain the ability to balance the independent Board structure with the flexibility to appoint as Chairman of the Board someone with hands-on knowledge of, and experience in, the operations of the Company.

Effective as of our 2015 Annual Meeting of Stockholders, the Board determined that the positions of Chairman of the Board and Chief Executive Officer would be held by Michael S. Burke. Mr. Burke has served as a key executive at the Company since 2005 where he gained unique insights into our business and the complex challenges we face, including being directly involved in the evolution of AECOM from a private company with approximately 20,000 employees into a public company with more than 92,000 employees. The Board continues to believe that Mr. Burke is uniquely positioned to identify, lead and oversee the execution of our future strategic initiatives. The Board also believes that the established role of the lead independent director will continue to help ensure the effective independent functioning of the Board in fulfilling its oversight role. Therefore, in light of Mr. Burke's past tenure and his unique knowledge of the long-term goals of the Company, and because the lead independent director is empowered to play a significant role in the Board's oversight, the Board continues to believe that it is advantageous to continue to combine the positions of Chief Executive Officer and Chairman of the Board.

Executive Sessions

Executive sessions of non-employee directors are included on the agenda for every regularly scheduled Board of Directors meeting and, during fiscal year 2015, executive sessions were held at each regularly scheduled Board of Directors meeting. Executive sessions are chaired by the lead independent director.

Board's Role in Risk Oversight

The Board plays an active role, both as a whole and at the committee level, in overseeing management of the Company's risks. Management is responsible for the Company's day-to-day risk-management activities. The Company relies on a comprehensive risk management process to aggregate, monitor, measure and manage risks. The risk management process is designed to enable the Board of Directors to establish a mutual understanding with management of the effectiveness of the Company's risk management practices and capabilities, to review the Company's risk exposure and to elevate certain key risks for discussion at the Board level. The Company's risk management process is overseen by its Chief Risk Officer.

The Strategy, Risk and Safety Committee, in consultation with the Audit Committee and Nominating and Governance Committee, oversees the Company's overall policies regarding risk assessment and risk management. In addition, the Compensation/Organization Committee oversees risks relating to the Company's compensation policies and practices, as described below. The Audit Committee also oversees the Company's internal audit function. The full Board monitors risk through regular reports from each of the Committee chairs and is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters. We believe the division of risk management responsibilities described above provides an effective framework for evaluating and addressing the risks facing the Company, and that our Board leadership structure supports this approach because it allows our independent directors, through the independent committee chairpersons, to exercise effective oversight of the actions of management.

Risk Assessment of Compensation Policies and Practices

In fiscal year 2015, the Compensation/Organization Committee's independent consultant, Exequity LLP, conducted a risk assessment of the Company's compensation policies and practices as they apply to all employees, including executive officers. The consultant reviewed the design features and performance metrics of our cash and stock-based incentive programs, along with the approval mechanisms associated with each, to determine whether any of these policies and practices could create risks that are reasonably likely to have a material adverse effect on the Company.

As part of the review, several factors were noted that reduce the likelihood of excessive risk-taking:

  •
  Our compensation mix is balanced among fixed components such as salary and benefits, annual incentive payments and long-term incentives, including Performance Earnings Program awards and Restricted Stock Units granted under our 2006 Stock Incentive Plan, which typically vest or are earned over three years.

  •
  Performance Earnings Program awards, which make up 60% of long-term incentives for our executives, balance both growth and profitability and are earned if thresholds are met in both earnings per share and free cash flow per share and vest over three years.

  •
  The Compensation/Organization Committee has ultimate authority to determine, and reduce, if appropriate, compensation provided to our executive officers, including each of the Named Executive Officers.

  •
  The Compensation/Organization Committee, under its charter, has the authority to retain any advisor it deems necessary to fulfill its obligations and has engaged Exequity LLP as its independent consultant. Exequity performs services for the Compensation/Organization Committee as described in the Compensation Discussion and Analysis section of this Proxy Statement.

  •
  Our annual incentive programs for employees are funded in aggregate based on the results of key financial metrics. Individual payouts are based on a combination of financial metrics as well as qualitative factors.

  •
  Our long-term incentive and stock-based awards, including Performance Earnings Program awards and Restricted Stock Units granted under our 2006 Stock Incentive Plan, are all approved by either the Compensation/Organization Committee for our executive officers or by our Chief Executive Officer for non-executive officers.

  •
  Our Named Executive Officers are subject to stock ownership guidelines, our insider trading policy and our clawback policy.

Based on this assessment, the Company concluded that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Committees of the Board of Directors

The Board of Directors of the Company has four standing committees: the Audit Committee, the Compensation/Organization Committee, the Nominating and Governance Committee and the Strategy, Risk and Safety Committee. In accordance with NYSE regulations, each member of the Audit Committee, the Compensation/Organization Committee, and the Nominating and Governance Committee has been determined by our Board of Directors to be "independent." The committees operate under written charters that are available for viewing on the "Corporate Governance" area of the "Investors" section of our Web site at www.aecom.com.

The members of each of the Company's standing committees are as follows:

Audit Committee

William P. Rutledge, Chair
David W. Joos
Clarence T. Schmitz
Douglas W. Stotlar

Compensation/Organization Committee

James H. Fordyce, Chair
Linda Griego
Dr. William G. Ouchi
Dr. Robert J. Routs
William P. Rutledge
Clarence T. Schmitz

Nominating and Governance Committee

Linda Griego, Chair
Senator William H. Frist
David W. Joos
Dr. William G. Ouchi
General Janet C. Wolfenbarger, USAF Retired

Strategy, Risk and Safety Committee

Dr. Robert J. Routs, Chair
John M. Dionisio
James H. Fordyce
Daniel R. Tishman

Audit Committee.    The Audit Committee, which is composed solely of independent directors as defined under Rule 10A-3(b)(1) of the rules of the U.S. Securities and Exchange Commission and the regulations of the NYSE, appoints the Company's independent auditors, reviews the results and scope of the audit of our financial statements as well as other services provided by our independent auditors, reviews and approves audit fees and all non-audit services as well as reviews and evaluates our audit and control functions, including our internal audit function. Our Audit Committee held five meetings during fiscal year 2015. Our Board of Directors has determined that Mr. Rutledge, Chairperson of the Audit Committee, and Messrs. Joos, Schmitz and Stotlar each qualify as an "audit committee financial expert" as defined by the rules under the Exchange Act. The "Report of the Audit Committee" is included in this Proxy Statement.

Compensation/Organization Committee.    The Compensation/Organization Committee, which is composed solely of independent directors as defined under the regulations of the NYSE, non-employee directors, as defined under Rule 16b-3 of the Exchange Act, and outside directors for purposes of Section 162(m) of the Code, oversees our compensation plans. Such oversight includes decisions regarding executive management salaries, incentive compensation and long-term compensation plans, as well as Company-wide equity plans for our employees. This committee also reviews the Board of Directors' compensation plan for non-employee directors, determines whether independent compensation consultants should be utilized and oversees management succession planning. For further information regarding the Compensation/Organization

Committee's processes and procedures for determining executive and non-employee director compensation, see the Compensation Discussion and Analysis section of this Proxy Statement. Our Compensation/Organization Committee held four meetings during fiscal year 2015. The "Report of the Compensation/Organization Committee of the Board of Directors" is included in this Proxy Statement.

Nominating and Governance Committee.    The Nominating and Governance Committee is composed solely of independent directors as defined under the regulations of the NYSE and is responsible for recruiting and retaining qualified persons to serve on our Board of Directors, including recommending such individuals to the Board of Directors for nomination for election as directors; for evaluating director independence; and for oversight of our ethics and compliance activities. The Nominating and Governance Committee also considers written suggestions from stockholders, including potential nominees for election, and oversees other governance programs such as the Company's Corporate Governance Guidelines. This committee also conducts performance evaluations for the class of directors being elected at each annual meeting of stockholders. Our Nominating and Governance Committee held four meetings during fiscal year 2015.

Strategy, Risk and Safety Committee.    The Strategy, Risk and Safety Committee reviews our corporate finance programs, proposed investments and acquisitions, our strategic plans, strategic initiatives, and the Company's overall policies regarding risk assessment, risk management and safety programs. Our Strategy, Risk and Safety Committee held three meetings during fiscal year 2015.

Corporate Governance Guidelines

Our Board of Directors has adopted the Corporate Governance Guidelines, which set forth several important principles regarding our Board of Directors and its committees, including Board of Director membership criteria as well as other matters. Our Corporate Governance Guidelines are available for viewing on the "Corporate Governance" area of the "Investors" section of our Web site at www.aecom.com.

Codes of Conduct and Ethics

We have adopted a Code of Conduct that describes the professional, legal, ethical, financial and social responsibilities of all of our directors, officers and employees. We require all of our directors, officers and employees to read and acknowledge the Code of Conduct, and we provide regular compliance training to all our directors, officers and employees. Our directors, officers and employees are also encouraged to report suspected violations of the Code of Conduct through various means, including a toll-free hotline available 24/7 in multiple languages, and they may do so anonymously. We also obtain year-end certifications from management personnel confirming compliance with the Code of Conduct. If we make substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver, to our principal executive, financial or accounting officer or persons performing similar functions or any director, we will disclose the nature of such amendment or waiver in a press release, on our Web site and/or in a report on Form 8-K in accordance with applicable rules and regulations. We also have a Global Ethical Business Conduct Policy that provides specific guidance to help ensure that lawful and ethical business practices are followed while conducting international business activities. Our Code of Conduct and Global Ethical Business Conduct Policy are available for viewing on the "Corporate Governance" area of the "Investors" section of our Web site at www.aecom.com and in print to any stockholder that requests it. Any such request should be addressed to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

Communications with the Board of Directors

Our stockholders or other interested parties may communicate with our Board of Directors, a committee of our Board of Directors or one or more directors by sending a letter addressed to the Board of Directors, a committee of our Board of Directors or one or more directors to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary. All communications will be compiled by our Corporate Secretary and forwarded to the Board of Directors, the committee or the director, as appropriate.

Director Nominations

The Nominating and Governance Committee of our Board of Directors is charged with identifying, reviewing and recommending to the Board of Directors qualified individuals to become directors and regularly assessing the size and composition of the Board of Directors and recommending any changes to the Board of Directors.

It is our belief that members of the Board of Directors should have the highest professional and personal ethics and values. The Board's Nominating and Governance Committee periodically reviews the appropriate skills and characteristics required of members of the Board of Directors in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. We believe that the Board of Directors should be comprised of individuals who are committed to enhancing stockholder value with sufficient time to effectively carry out their duties. While all directors should possess business acumen, the Board of Directors endeavors to include an array of targeted skills and experience in its overall composition. Criteria that the Nominating and Governance Committee looks for in director candidates include business experience and skills, judgment, integrity, an understanding of such areas as finance, marketing, regulation, end markets and public policy and the absence of potential conflicts with the Company's interests. The Nominating and Governance Committee believes that it is essential that Board members represent diverse viewpoints and backgrounds.

Our Nominating and Governance Committee will consider stockholder nominations for directors. The Nominating and Governance Committee evaluates any such nominees that are properly submitted using the same criteria it otherwise employs, as described above. Any recommendation submitted by a stockholder must include the same information concerning the potential candidate as is required when a stockholder wishes to nominate a candidate directly. In addition, any such recommendation must be received in the same time frame as is required by our Bylaws when a stockholder wishes to nominate a candidate directly. To be timely, the notice must be received no fewer than 90 and no more than 120 days prior to the date of the first anniversary of the preceding year's annual meeting of stockholders. However, in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 30 days after such anniversary date, notice by the stockholder to be timely must be received no more than 120 days prior to the date of the annual meeting and not less than the later of the close of business (a) 90 days prior to the date of the annual meeting and (b) the 10th day following the day on which public announcement of the date of such meeting was first made by the Company.

To be in proper form, the notice must, as to each person whom the stockholder proposes to nominate for election or re-election as a director, set forth all information concerning such person as would be required in a Proxy Statement soliciting proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person's signed written consent to being named in the Proxy Statement as a nominee and to serve as a director of the Company, if elected) and a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years between or among such stockholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand. In addition, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, the notice must also state the name and address, as they appear on the Company's books, of such stockholder and such beneficial owner, the class and number of shares of the Company that are owned of record and beneficially by such stockholder and such beneficial owner, a description of any agreement, arrangement or understanding with respect to the nomination between such stockholder or beneficial owner and any other person, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) of the Exchange Act, and a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Company's capital stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Company. Stockholders who wish to nominate candidates for director must do so pursuant to these procedures.

Director Attendance at Annual Meetings

AECOM's policy is for directors to attend our annual meetings of stockholders unless there are extenuating circumstances. All of the then members of our Board of Directors attended the 2015 Annual Meeting of Stockholders.

Director Compensation

Information regarding the compensation of our non-employee directors is discussed below in "Compensation of Executive Officers and Other Information — Directors' Compensation for Fiscal Year 2015."

Director Retirement Policy

Our Board of Directors has adopted a director retirement policy, which provides that, unless otherwise recommended by the Nominating and Governance Committee and approved by the Board of Directors, directors are expected to retire from the Board of Directors at the end of the term of service during which they turn 72 years of age. In accordance with our director retirement policy, Dr. Ouchi and Mr. Rutledge, current Class I directors, will not stand for re-election at the 2016 Annual Meeting and will retire effective upon the election of the Class I directors at the 2016 Annual Meeting.

Related Party Transaction Policy

We have adopted a written related party transaction policy, which covers transactions in excess of $100,000 between the Company and our directors, executive officers, 5% or greater stockholders and parties related to the foregoing, such as immediate family members and entities they control. The policy requires that any such transaction be considered and approved by our Audit Committee. In reviewing such transactions, the policy requires the Audit Committee to consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable) but not limited to the benefits to the Company, the availability of other sources for comparable products or services, the terms of the transaction and the terms available to unrelated third parties or employees generally.

Under the policy, if we should discover related party transactions that have not been approved, the Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Certain Relationships and Related Transactions

Mr. Daniel R. Tishman, Vice Chairman of the Company and a member of our Board of Directors, owns a substantial equity interest in, and has certain management rights with respect to, Tishman Hotel & Realty LP, a Delaware limited partnership ("THR"), which is party to a Shared Services Agreement ("Services Agreement" or "SSA"), dated July 14, 2010, with our wholly owned subsidiary, Tishman Construction Corporation ("TCC"). Pursuant to the Services Agreement, which was entered into in connection with our acquisition of TCC in July 2010, TCC provides THR and certain affiliates certain services, such as information technology support, in exchange for fees based on an annual budget. The initial term of the Services Agreement expired on July 14, 2015, and is renewable annually. In fiscal year 2015, TCC received approximately $60,000 in fees from THR pursuant to the Services Agreement. THR and TCC are also parties to an Occupancy Agreement, dated July 14, 2010, (the "Occupancy Agreement") pursuant to which THR pays to TCC a portion of the rent payable by TCC for its office space in a building located in New York City in exchange for the right to use and occupy a portion of such space. THR may terminate the Occupancy Agreement at any time on 30 days' notice to TCC. In fiscal year 2015, TCC received approximately $1,492,000 in rent from THR pursuant to the Occupancy Agreement.

Stock Ownership Guidelines for Non-Employee Directors

Non-employee directors are subject to stock ownership guidelines, which are intended to align their interests with those of our stockholders. Under the guidelines, our non-employee directors must maintain ownership of AECOM stock at a multiple of five times the annual retainer by the end of the fiscal year following the fifth anniversary of the director's initial appointment to the Board. The minimum number of shares guideline is updated annually based on the current retainer ($100,000 since August 21, 2014) and the 12-month trailing average AECOM stock price. Shares owned directly or indirectly, the value of vested but unexercised stock options and unvested Restricted Stock Units and PEPS are counted toward the guidelines. The following table outlines the ownership of our non-employee directors as of September 30, 2015:

Non-Employee Director	Retainer Multiple

John M. Dionisio	218.4

James H. Fordyce	40.6

Senator William H. Frist	10.0

Linda Griego	8.2

David W. Joos	6.6

Dr. William G. Ouchi	20.7

Dr. Robert J. Routs	4.9

William P. Rutledge	13.3

Clarence T. Schmitz	4.4

Douglas W. Stotlar	10.8

General Janet C. Wolfenbarger, USAF Retired	1.0

All of our non-employee directors exceeded the stock ownership guidelines, with the exception of Dr. Routs, Mr. Schmitz and General Wolfenbarger, for whom compliance with the guidelines is not required until September 30, 2016, September 30, 2019, and September 30, 2020, respectively, the end of the fiscal year following the five-year anniversary of when each became a director.

Please see the Compensation Discussion and Analysis section for a discussion of the executive stock ownership guidelines applicable to our Named Executive Officers.

EXECUTIVE OFFICERS

AECOM's current executive officers are as follows:

Name	Age*	Position(s) Held

Michael S. Burke	52	Chairman of the Board, Chief Executive Officer

Carla J. Christofferson	48	Executive Vice President, General Counsel

Michael J. Donnelly	54	Group President, Enterprise Growth Solutions

Mary E. Finch	46	Executive Vice President, Chief Human Resources Officer

Stephen M. Kadenacy	47	President**

Daniel P. McQuade	56	Group President, Construction Services

W. Troy Rudd	51	Executive Vice President, Chief Financial Officer

Daniel R. Tishman	60	Director, Vice Chairman

Frederick W. Werner	62	Group President, Design and Consulting Services

Randall A. Wotring	59	Group President, Management Services

*
As of January 4, 2016.
**
Served as Chief Financial Officer until October 2015.

The following section sets forth certain background information regarding those persons currently serving as executive officers of AECOM:

Michael S. Burke was appointed Chief Executive Officer of the Company and was elected to the Board of Directors in March 2014. In March 2015, Mr. Burke was appointed Chairman of the Board (see also the section entitled "Corporate Governance — Board Leadership Structure"). Mr. Burke previously served as President of the Company from October 2011 to March 2014, Chief Financial Officer from December 2006 to September 2011 and Executive Vice President from May 2006 to September 2011. He also served as Chief Corporate Officer from May 2006 to January 2009. Mr. Burke joined AECOM as Senior Vice President, Corporate Strategy, in October 2005. From 1990 to 2005, Mr. Burke was with the accounting firm KPMG LLP. He served in various senior leadership positions, including as a Western Area Managing Partner from 2002 to 2005 and as a member of KPMG's Board of Directors from 2000 through 2005. While on the KPMG Board of Directors, Mr. Burke served as the Chairman of the Board Process and Governance Committee and as a member of the Audit and Finance Committee. Mr. Burke serves on the Board of Directors of Rentech Inc. and is the Chairman of its Audit Committee. Additionally, he serves on the Board of Directors of Rentech Nitrogen Partners LP and as the Chairman of its Audit Committee. Mr. Burke also serves on various charitable and community boards.

Carla J. Christofferson was appointed Executive Vice President and General Counsel of AECOM in March 2015. Prior to joining AECOM, Ms. Christofferson was Managing Partner at O'Melveny & Myers LLP in Los Angeles, a position she held since 2008. During her 22-year tenure at the firm, she represented clients in a number of industries, including power, energy and oil & gas. Ms. Christofferson began her career as a judicial clerk for the Honorable W. Matthew Byrne, Jr., of the U.S. District Court, Central District of Los Angeles. She was also co-owner of the Los Angeles Sparks Women's National Basketball Association team.

Michael J. Donnelly was appointed Group President, Enterprise Growth Solutions in October 2014. He previously served as Group Chief Executive, Global Support Services, from January 2012 to September 2014 and as President, AECOM Government Services, from October 2010 to December 2011. Mr. Donnelly joined AECOM in 2008 as Government Services Senior Vice President of Business Development. Prior to joining AECOM, he spent 25 years within business development, holding senior management positions at Raytheon Technical Services Company, EG&G, Lear Siegler Services and URS.

Mary E. Finch was appointed Executive Vice President and Chief Human Resources Officer in August 2015. Prior to joining AECOM, she spent 14 years at Accenture, where she held positions of increasing responsibility, and most recently was the Senior Managing Director and Chief Operating Officer for Global Human Resources. Prior to joining Accenture, she held roles of progressive responsibility with Abilizer Solutions and Accenture legacy firm, Andersen Consulting.

Stephen M. Kadenacy was appointed President in October 2014 and served as Chief Financial Officer from October 2011 until October 2015. From May 2008 to September 2011, he served as Senior Vice President, Corporate Finance. Prior to joining AECOM, Mr. Kadenacy was with the accounting firm KPMG LLP in San Francisco since 1996. Mr. Kadenacy previously served on the Board of Directors and Audit Committee of ABM Industries Inc.

Daniel P. McQuade was appointed Group President, Construction Services in June 2015 and was previously Group President, Building Construction as of October 2014. He previously served as Chief Executive of the Company's legacy construction services practice from May 2012 to October 2014. From July 2010 to May 2012, he was Chief Operating Officer of the firm's construction services practice for the United States. Prior to joining AECOM in July 2010 as part of the Tishman Construction Corporation acquisition, he served as President of Tishman from October 2005 to June 2010. Mr. McQuade is a member of the Cornell University Civil Engineering School's Advisory Board and has professional affiliations with the Construction Industry Round Table and the Construction Management Association of America.

W. Troy Rudd was appointed Executive Vice President and Chief Financial Officer in October 2015. He previously served as Chief Operating Officer, Design Consulting Services (DCS) Americas and Chief Financial Officer, DCS Global from November 2014 to October 2015. He also served as Senior Vice President, Corporate Finance and Treasurer from 2012 until October 2015. Mr. Rudd joined AECOM in 2009 as Vice President, Financial Planning and Analysis. Prior to joining AECOM, he spent 10 years as a partner with KPMG LLP, where he held leadership roles.

Daniel R. Tishman was appointed to our Board of Directors and as Vice Chairman of the Company in July 2010 in connection with our acquisition of Tishman Construction Corporation. He has also served as Chairman of the Board of Directors and Chief Executive Officer of Tishman Construction Corporation, a leading construction management firm, since 2000. He is also Vice Chairman and a member of the Board of Tishman Hotel & Realty LP. Mr. Tishman serves on the Boards of the Real Estate Board of New York, the Natural Resources Defense Council, the Albert Einstein College of Medicine, the National September 11 Memorial & Museum and the UJA-Federation of NY. He also serves as an adviser to several government organizations.

Frederick W. Werner was appointed Group President, Design and Consulting Services, in October 2014. He previously served as President, Europe, Middle East and Africa, since October 2012. Prior to that time, Mr. Werner had served as President, Corporate Development, since October 2011 and Executive Vice President, Business Lines, from January 2009 to September 2011. He also served as Group Chief Executive of our U.S. Group from January 2008 to January 2009 and as Group Chief Executive of our U.S. Infrastructure Group from 2005 to 2008. Prior to that time, Mr. Werner served as President and Chief Operating Officer of AECOM's legacy DMJM+Harris operation from 2003 to 2005. He began his DMJM+Harris career in the Geotechnical Division in 1977, progressing to Vice President and Manager of New Jersey Operations, Senior Vice President and Manager of New York Operations and, finally, to Chief Operating Officer before becoming President.

Randall A. Wotring was appointed Group President, Management Services, in October 2014. Previously, Mr. Wotring served as President of URS' Federal Services business since November 2004. After joining an affiliate of URS in 1981, Mr. Wotring held various leadership positions, including managing the day-to-day operations of the Engineering and Technical Services Group within the URS Federal Services business. He also served as a member of the URS Management Committee and Risk Management Committee. Mr. Wotring currently serves on the Board of Directors of TimkenSteel.

COMPENSATION OF EXECUTIVE OFFICERS
AND OTHER INFORMATION
COMPENSATION DISCUSSION AND ANALYSIS
(CD&A)

Executive Summary

AECOM's historical financial performance and capital allocation priorities underscore the Company's commitment to long-term growth and stockholder value creation. As such, a combination of acquisitions, debt reduction, and share repurchases have been deployed at different points of the business cycle to optimize returns, drive stockholder value, and position for global growth trends such as the urbanization of developing and emerging markets and a greater client emphasis on integrated delivery procurement. The Company's executive compensation plans are driven by short- and long- term financial performance metrics designed to reflect these commitments to growth and stockholder value creation over time.

In fiscal year 2015, the Company delivered 14% adjusted earnings per share1 growth (a metric used for purposes of the Company's incentive compensation programs) and continued to execute on its capital allocation strategy with significant debt reduction of $721 million after completing the URS acquisition. The Company also grew significantly, with its revenue and headcount doubling over fiscal year 2014 levels. The Company continued its expansion into international markets with growth in Europe, the Middle East, Africa and Asia while delivering strong construction services wins and accelerating construction services revenue growth. In addition, the Company progressed its design, build, finance and operate model and is pursuing international growth of its management services capabilities.

Furthermore, AECOM completed its acquisition of URS Corporation, further diversifying and broadening its market presence and its service offerings to clients by adding strong sector expertise in important end markets, including oil & gas, power and government services, as well as by bolstering our construction capabilities. The combination with URS differentiates AECOM in the market with the ability to design, build, finance and operate infrastructure across the globe with more than 92,000 employees operating across all seven continents and in more than 150 countries. The Company also successfully integrated the URS business into AECOM and realized $110 million in cost benefits while setting long-term strategic growth priorities.

1
In this CD&A, adjusted earnings per share is defined as attributable to AECOM, excluding acquisition and integration related expenses, financing charges in interest expense, and the amortization of intangible assets; see Annex A, Reconciliation of Non-GAAP Items.

The graphs below illustrate the Company's solid performance for fiscal year 2015:

1
In this CD&A, the 2015 adjusted earnings per share is defined as attributable to AECOM, excluding acquisition-and integration-related expenses, financing charges in interest expense and the amortization of intangible assets and is a non-GAAP measure. See Annex A, Reconciliation of Non-GAAP Items.
2
Free cash flow is defined as cash flow from operations less capital expenditures net of proceeds from disposals and is a non-GAAP measure. See Annex A, Reconciliation of Non-GAAP Items.
3
Backlog is defined as future awarded or contracted gross revenue.
AECOM's Pay Philosophy

The purpose of AECOM's executive compensation program is to recognize and reward outstanding achievement, as well as attract, motivate, reward and retain executives in a competitive talent market. In doing so, it is also the Company's intention to align its executives' interests with those of its stockholders.

The Committee's approach to compensation for executives is directly linked to the Company's business focus on growth and improved returns, as well as rewarding performance. Specifically, AECOM's compensation philosophy is composed of the following elements:

  •
  Seeking to provide a competitive compensation package that will allow AECOM to attract, motivate, reward and retain key talent to achieve business objectives;

  •
  Providing incentives that promote sustained short- and long-term financial growth and returns in order to enhance stockholder value;

  •
  Believing in a strong pay-for-performance model, with a majority of NEO compensation at-risk and total compensation over time dependent on, and balanced between, each executive's individual performance and the overall performance of the Company; and

  •
  Aiming to optimize performance without encouraging unreasonable risks or incentivizing behavior that would be reasonably likely to result in a material adverse effect on the Company.

Pay and Performance Alignment

At AECOM, our executive compensation program aligns our NEOs' interests with those of our stockholders by establishing performance conditions on a majority of our NEOs' annual and long-term compensation. In addition, the Company grants equity awards with the intention that our NEOs' compensation rises and falls with stockholder value. The table below outlines the Company's pay-for-performance program for fiscal year 2015:

Short-Term and Long-Term Incentive Program

Short-Term Incentive (STI) Program	Long-Term Incentive (LTI) Program

The STI program has a target performance formula that links financial results and strategic measures of individual key contributions to Company performance.

70% of the program is based on pre-established financial goals that require a high level of a performance.

The remaining 30% is based on key performance indicators (KPIs) around the areas of people, clients, growth, innovation and excellence.

Payment may range from 0% to 200% of target based on actual performance.

The LTI program has a compensation mix composed of:

•

60% performance units under the Performance Earnings Program (PEP)

•

40% Restricted Stock Units (RSUs)

The PEP awards are structured with earnings and cash flow metrics.

The pre-established goals require a high level of financial performance to be achieved over a two-year performance period. Payouts at the end of the three-year vesting period may range from 0% to 200%.

Performance Assessment: The Committee takes into account a broad array of factors in establishing the incentive opportunities for each executive, including the financial performance of the Company, an individual's performance against their pre-defined goals, peer company market data and the experience level of the individuals in their current positions.

Compensation Practices

The table below outlines the Company's pay-for-performance program and strong governance practices employed with the intention of best serving stockholders over the long term:

AECOM's Executive Compensation Practices

Performance-Based Compensation — The majority of our Named Executive Officers' (NEOs') total annual compensation, excluding one-time equity awards, is performance-based.

Pay-for-Performance Per Share — Links executive pay-for-performance to stockholder interests using earnings per share and cash flow as key incentive plan metrics. AECOM evaluates these metrics on a per-share basis to help ensure alignment with our stockholders' interests.

Stockholder Communications — Communicates with institutional stockholders throughout the year about performance.

Stock Ownership Guidelines — NEOs are subject to ownership guidelines that require them to maintain a significant equity stake in the Company. The CEO ownership guideline is six times base salary and the guideline for other NEOs is three times base salary.

Independent Consultant — Compensation Committee utilizes the services of an independent compensation consultant who does not provide any other services to the Company.

Tally Sheets — Compensation Committee uses tally sheets in assessing executive total compensation.

Clawback Policy — Maintains a clawback policy for all incentive-based compensation.

Change in Control Severance Policy — This Policy provides severance benefits, including accelerated vesting of any equity awards, only if there is a change in control and an eligible termination of employment ("double trigger" for both cash and equity).

Risk Assessment — Compensation Committee's compensation consultant performs an independent risk assessment of compensation programs.

Say-on-Pay Vote — Has a policy to hold an advisory vote on executive compensation on an annual basis.

Competitive Analysis — Compensation Committee annually seeks to understand labor market trends pertaining to amount and form of executive pay delivery through comprehensive competitive analyses.

AECOM Does Not Employ

Stock Option Repricing — Does not re-price underwater stock options.

Single Trigger Equity Acceleration — Does not maintain plans or agreements that provide for single-trigger equity acceleration or severance payments in connection with a change in control (meaning that the acceleration or severance would occur automatically upon the occurrence of the change in control, even if the awards were otherwise to be assumed or continued or the individual's employment was to be continued on the same terms).

Tax Gross-Ups — Does not provide tax gross-ups on change in control severance benefits to NEOs.

Hedging and Pledging — Prohibits hedging transactions involving Company securities by NEOs and does not allow trading in puts, calls, options or other similar transactions involving Company securities by NEOs. Also, prohibits the pledging of Company securities by NEOs except in certain limited circumstances subject to Company approval and demonstration of the NEO's ability to repay the applicable loan without selling such securities.

CEO Pay at a Glance

The Committee determined that the appropriate annual Total Direct Compensation ("TDC," comprising base salary, STI and LTI for the particular year) for Mr. Burke was $13.2 million for fiscal year 2015 in recognition of the organizational and operational actions Mr. Burke took to effectively navigate a challenging market environment involving a slowing Chinese economy, declining energy prices, uncertain infrastructure funding, global geopolitical instability and fluctuating currency rates, while also managing the URS acquisition and integration.

Additionally, the Committee granted a one-time, $5-million performance recognition award for Mr. Burke's extraordinary performance completing the largest transaction in our industry's history with the transformative $5.2-billion acquisition of URS Corporation. This performance recognition award is designed with a back-loaded, 5-year vesting period that aligns Mr. Burke's retention with achievement of the Company's long-term strategic objectives.

Highlights of Mr. Burke's 2015 achievements included:

  •
  Led the transformational acquisition and integration of URS, the largest acquisition in the industry's history, which doubled the size of the Company;

  •
  Realized $110 million in synergy savings from the URS acquisition, and increased the total synergy savings target from $250 million to $325 million;

  •
  Drove 76% growth in adjusted net income, attributable to AECOM, and 14% adjusted EPS growth;

  •
  Delivered 133% growth in free cash flow and 52% free cash flow growth per share;

  •
  Achieved $18.7 billion in new wins;

  •
  Reduced $721 million of debt since closing the URS deal on October 17, 2014;

  •
  Expanded construction services and management services to new geographies;

  •
  Continued execution of integrated delivery strategy; and

  •
  Implemented key strategic enablers.

The Committee believes that Mr. Burke's TDC for fiscal year 2015, as well as his special performance recognition award, are appropriate in light of these accomplishments and consistent with the doubling of the Company's revenue and headcount in fiscal year 2015.

The chart below shows the components of Mr. Burke's TDC for fiscal year 2015:

Michael S. Burke Total Direct Compensation ($Mils.)*

*
Total Direct Compensation does not include all other compensation as reported in the Summary Compensation Table below.

FISCAL YEAR 2015 NEO TOTAL DIRECT COMPENSATION (TDC) DECISIONS

Overview of Fiscal Year-End 2015 Total Direct Compensation

Incentive Type	Pay Element	What It Does	How It Links to Performance

Fixed 9 - 32% of TDC	Base Salary	Provides a competitive salary relative to the NEO's position and experience compared to similar positions at AECOM's peers.	• Job scope, level of responsibilities, experience, tenure and market pay. • Performance in the role and growth of the Company.

Variable 68 - 91% of TDC	STI Compensation	Encourages focus on achievement of the Company's annual financial plan, as well as the specific qualitative goals included in the Company's strategic plan.

•

Financial metrics, e.g. adjusted EPS and operating cash flow per share (70% weighting). Metrics vary by individual based on responsibilities.

•

Individual contribution goals based on objective performance metrics that also allow the Committee to use judgment in considering quantitative and qualitative performance factors (30% weighting).

•

Range of annual incentive target as a percent of base salary is 100% to 150%.

•

Payment may range from 0% to 200% of target based on actual performance.

	LTI Compensation – PEP Award	Rewards achievement of performance related to the Company's long-term objectives.

60% of LTI awarded as performance units under the PEP2015.

•

Three-year vesting period with two one-year performance periods. Performance criteria are adjusted EPS and free cash flow per share, each with a 50% weighting in determining overall payout.

•

Payouts may range from 0% to 200% of target based on actual performance achieved over the performance period.

	LTI Compensation – RSU Award		40% of LTI awarded as RSUs that will convert to an equivalent number of AECOM shares of common stock, as long as the individual remains an AECOM employee through the three-year vesting date.

Michael S. Burke, Chief Executive Officer

The table below provides more detail regarding the structure of Mr. Burke's fiscal year 2015 compensation:

CEO TDC (Michael S. Burke)					($mils.) 2015

Base Salary Mr. Burke's salary increased to compensate for his expanded scope of responsibilities resulting from his election to Chairman of the Board of AECOM and overseeing a company that has doubled in size since the previous year.					$1.2

STI Award					$3.0
For fiscal year 2015, Mr. Burke's bonus target was 150% of base salary.
The financial performance metrics, performance targets and the Company's actual performance for fiscal year 2015 were as follows:
Financial Performance Metric	Weight	Target	Actual	Earned Percentage

Adjusted Earnings Per Share	35%	$3.00 - $3.10	$3.08	100%
Operating Cash Flow Per Share	35%	$3.83 - $3.93	$5.05	200%

With respect to the qualitative component of the STI award, the Committee took into account Mr. Burke's fiscal year 2015 accomplishments, the highlights of which include:

•

Led the transformational acquisition and integration of URS, the largest acquisition in the industry's history, which doubled the size of the Company;

•

Realized $110 million in synergy savings from the URS acquisition, and increased the total synergy savings target from $250 million to $325 million;

•

Drove 76% growth in adjusted net income, attributable to AECOM, and 14% adjusted EPS growth;

•

Delivered 133% growth in free cash flow and 52% free cash flow growth per share;

•

Achieved $18.7 billion in new wins;

•

Reduced $721 million of debt since closing the URS deal on October 17, 2014;

•

Expanded construction services and management services to new geographies;

•

Continued execution of integrated delivery strategy; and

•

Implemented key strategic enablers.

LTI Award
The Committee believed that Mr. Burke's LTI award for fiscal year 2015 was commensurate with his larger role in the Company as the Chairman of the Board and his increased scope of responsibility overseeing the Company, which doubled in revenue and employees when it acquired URS Corporation. This equity grant was divided into a target amount of 166,616 PEP performance units (60% of total grant value) and 111,077 RSUs (40% of total grant value).

•

The PEP performance units have a three-year vesting period with two one-year performance periods. Performance criteria are adjusted EPS and free cash flow per share, each with a 50% weighting in determining overall payout criteria.

•

Payouts may range from 0% to 200% of target based on actual performance achieved over the performance period.

					$9.0

Sub-Total (Annual Compensation)					$13.2

Performance Recognition Award

•

Based on Mr. Burke's extraordinary performance orchestrating and finalizing the strategic $5.2-billion acquisition and integration of URS Corporation, Mr. Burke was granted a one-time, special recognition restricted stock unit award with an aggregate grant date fair value of $5 million.

•

This one-time award will vest, in equal installments, in November 2017, November 2018 and November 2019. The Committee established a back-loaded, 5-year vesting period to help ensure retention throughout the critical acquisition integration period and to align the vesting with long-term value creation.

					$5.0

Total*					$18.2

*
TDC does not include the change in pension value or all other compensation reported in the Summary Compensation Table.

The chart below shows that 64% of Mr. Burke's fiscal year 2015 annual compensation is performance based:

Fiscal Year 2015 Annual Compensation Mix for Michael S. Burke*

*
Annual compensation for Mr. Burke excludes all other compensation as reported in the Summary Compensation Table and the one-time performance recognition award.

In regards to Mr. Burke's fiscal year 2015 total compensation, we consider his Performance Recognition Award to be performance-based because it was granted based on the results of the acquisition and integration of URS and Mr. Burke's extraordinary performance to help achieve those results. As such, 73% of Mr. Burke's fiscal year 2015 total compensation may be considered performance-based.

Other Named Executive Officers (NEOs)

For each of the other NEOs, the table below provides fiscal year 2015 annual compensation:

(in millions)	S.M. Kadenacy	R.A. Wotring	G.L. Nash	F.W. Werner

Base Salary	$0.66	$0.68	$0.62	$0.64

STI Target	100%	100%	100%	100%

STI Actual*	$1.11	$1.50	$0.03	$0.50

LTI	$3.15	$1.30	$1.30	$2.00

Total**	$4.92	$3.48	$1.95	$3.14

*
The Company does not disclose financial information for business segments.
**
Total excludes change in pension value and non-qualified deferred compensation earnings and all other compensation as reported in the Summary Compensation Table and the one-time retention LTI awards for Messrs. Nash and Wotring.

Our CEO makes recommendations to the Committee regarding the compensation of other NEOs. The CEO does not make a recommendation as to his own compensation. The following information provides highlights of specific individual and business performance criteria considered in the pay recommendations, in particular, annual bonuses for the other NEOs. The Committee also considers overall performance of the Company when approving pay decisions for other NEOs.

Stephen M. Kadenacy, President and Chief Financial Officer

Mr. Kadenacy was appointed President in October 2014 and served as Chief Financial Officer (CFO) from October 2011 until October 2015. In fiscal year 2015, Mr. Kadenacy was responsible for the Company's global financial and corporate organization and representing AECOM to investors and lenders. As such, his 2015 short-term incentive financial metrics focused on enterprise-wide performance in fiscal year 2015 which were as follows:

Performance Metric	Weighting	Target	Actual	Earned Percentage

Adjusted Earnings Per Share	35%	$3.00 - $3.10	$3.08	100%

Operating Cash Flow Per Share	35%	$3.83 - $3.93	$5.05	200%

With respect to the qualitative component of the STI award, the Committee took into account Mr. Kadenacy's fiscal year 2015 accomplishments, the highlights of which include:

  •
  Drove $110 million in synergy savings from the URS acquisition;

  •
  Achieved significant cost savings by consolidating over 2 million sq. ft. of real estate, employing innovative office layouts to eliminate redundancies in space, energy and resources;

  •
  76% growth in adjusted net income or 14% on a per-share basis (i.e., EPS);

  •
  133% growth in free cash flow or 52% on a per-share basis;

  •
  Reduced URS acquisition debt by $721 million since closing;

  •
  Significantly expanded responsibility to include both CFO and operational responsibilities;

  •
  Advanced company-wide operational excellence initiatives;

  •
  Combined URS and AECOM onto common enterprise resource planning and business intelligence systems; and

  •
  Generated significant procurement cost savings.

Effective October 5, 2015, Mr. W. Troy Rudd was appointed as CFO. Mr. Kadenacy has retained his role as President.

Randall A. Wotring, Group President, Management Services

Mr. Wotring was appointed Group President, Management Services ("MS") in October 2014. Mr. Wotring is responsible for leading the Company's MS operations and, as such, his 2015 short-term incentive financial metrics are based on the financial performance of MS. Specifically, for fiscal year 2015, Mr. Wotring's short-term incentive financial metrics (70% weighting) were MS pre-variable compensation earnings before interest, taxes and appreciation (EBITA) and MS operating cash flow (equally weighted), for which Mr. Wotring earned 120.5% and 200.0% respectively. Furthermore, with respect to the qualitative component of the STI award and his $120,000 supplemental bonus, as disclosed in the Summary Compensation Table, the Committee considered MS' exceptional financial performance indicated by, but not limited to, actual pre-variable compensation EBITA exceeding target by 8.2% and operating cash flow exceeding target by 126.6%.

George Nash, Jr., President, Energy, Infrastructure and Industrial Construction

Mr. Nash was appointed President, Energy, Infrastructure and Industrial Construction ("EIC") in October 2014. Mr. Nash was responsible for leading the Company's EIC operations and, as such, his 2015 short-term incentive financial metrics are based on the financial performance of EIC. Specifically, for fiscal year 2015, Mr. Nash's short-term incentive financial metrics (70% weighting) were EIC pre-variable compensation EBITA and EIC operating cash flow (equally weighted) for which Mr. Nash earned 0% and 14.1% respectively. Mr. Nash's employment with the Company ended in October 2015.

Frederick W. Werner, Group President, Design and Consulting Services

Mr. Werner was appointed Group President, Design and Consulting Services ("DCS") in October 2014. Mr. Werner is responsible for leading the Company's DCS operations in all geographies and, as such, his 2015 short-term incentive financial metrics are based on the financial performance of overall DCS. Specifically, for fiscal year 2015, Mr. Werner's short-term incentive financial metrics (70% weighting) were DCS pre-variable compensation EBITA and DCS operating cash flow (equally weighted), for both of which Mr. Werner earned 0%. However, with respect to the qualitative component of the STI award and his discretionary bonus, as disclosed in the Summary Compensation Table, the Committee considered the double-digit revenue growth across Europe, the Middle East and Africa and the increase in total backlog across DCS. In addition, Mr. Werner provided invaluable leadership in managing the integration of the design and consulting segment of the URS Corporation, its largest business segment. The Committee also noted Mr. Werner's development of successors to lead the various geographies within DCS and achievement of exceptional safety performance. Lastly, the Committee recognized the overall strong financial success the Company achieved in fiscal year 2015.

Pay Mix Focuses on Performance

The chart below shows that the majority of the 2015 pay for our NEOs other than Mr. Burke is performance based, which is similar to last year.

Average Fiscal Year 2015 Annual Compensation Mix for Other Named Executive Officers*

*
LTI for Messrs. Nash and Wotring excludes one-time retention awards and, for Nash, a special performance award.

PERFORMANCE EARNINGS PROGRAM

Fiscal Years 2013-2015 (PEP 2013)

AECOM's PEP2013 had two one-year performance periods that ended in fiscal year 2014. Performance was measured with a 50% emphasis on earnings per share (EPS) and a 50% emphasis on free cash flow (FCF) per share. Given AECOM's achievement of the PEP2013 goals as disclosed in our Proxy Statement for our 2015 Annual Meeting of Stockholders, NEOs received PEP2013 payouts in fiscal year 2015 at 113.3% of the target award amounts. Although the performance period for PEP2013 ended at the end of fiscal year 2014, continued employment through December 15, 2015, was required before the PEP2013 awards became vested.

Fiscal Years 2014-2016 (PEP 2014)

The second year of the two-year performance period for AECOM's PEP2014 closed at the end of fiscal year 2015. Performance was measured with a 50% emphasis on growth in EPS and a 50% emphasis on growth in FCF per share. Given AECOM's achievement of the PEP2014 goals, NEOs may receive payments from PEP2014 at 200% (200% in Year 1 and 200% in Year 2) of target award amounts. The following table illustrates the threshold, target, maximum and actual performance levels and associated payout schedule for PEP2014. Although the performance period for PEP2014 ended at the end of fiscal year 2015, continued employment through December 15, 2016, is required before the PEP2014 awards become vested.

Year 1 (Fiscal Year 2014)	Threshold	Target	Maximum	Actual*

EPS	$2.18	$2.35–$2.42	$2.53	$2.53
FCF Per Share	$1.64	$1.77–$1.82	$1.90	$3.02

Year 2 (Fiscal Year 2015)	Threshold	Target	Maximum	Actual*

EPS Growth	-5.0%	2.0%–5.0%	10%	17.4%
FCF Per Share Growth	-5.0%	2.0%–5.0%	10%	141.8%
Fiscal Years 2015-2017 (PEP 2015)

The first year of the two-year performance period for AECOM's PEP2015 closed at the end of fiscal year 2015. Performance was measured with a 50% emphasis on adjusted EPS and a 50% emphasis on FCF per share. Given AECOM's achievement of the PEP2015 goals, NEOs earned payments from the first year of PEP2015 at 150% of the target award amounts. The following table illustrates the threshold, target, maximum and actual performance levels and associated payout schedule for the first year of PEP2015. Although the first year of the performance period for PEP2015 ended at the end of fiscal year 2015, continued employment through December 15, 2017, is required before the PEP2015 awards become vested.

Year 1 (Fiscal Year 2015)	Threshold	Target	Maximum	Actual*

Adjusted EPS	$2.75	$3.00–$3.10	$3.20	$3.08
FCF Per Share	$2.48	$2.70–$2.80	$2.89	$4.59

*
See Annex A, Reconciliation of Non-GAAP Items.

COMPENSATION GOVERNANCE, PROCESS AND DECISIONS

The Decision Makers

Under its charter, the Committee, which is composed solely of independent directors, has the sole authority to determine and approve compensation for AECOM's executive officers. The Committee is also responsible for reviewing the compensation for the members of the Company's Board of Directors and submits any modifications for approval by the Board of Directors.

Making Decisions

To implement the compensation philosophy, the Committee reviews compensation for the NEOs considering base salary, as well as STI and LTI compensation, with a focus on the total reward package. The Committee looks to AECOM's peer group of companies, as well as the broader market, as a baseline for compensation decisions for NEOs. However, AECOM does not target executive officer compensation at a specific level or percentage relative to compensation provided by the companies in the peer group or broader market, whether for TDC or any element of TDC. Instead, when determining compensation for executive officers, the Committee takes into account a broad array of factors, including the experience level of the individuals in their current positions, the overall financial and strategic performance of the Company during the year and the performance and contribution of each individual executive during the year relative to pre-defined goals and objectives for each individual. Differences in compensation levels for our NEOs are driven by the Committee's assessment, in its judgment, of each of our executive's responsibilities, experience and compensation levels for similar positions at peer companies. Except as otherwise noted in this CD&A, the Committee's executive compensation determinations are subjective and the result of the Committee's business judgment, which is informed by the experiences of the members of the Committee, the analysis and input from, and peer company data provided by, the Committee's independent executive compensation consultant and the Committee's assessment of overall compensation trends.

The Compensation Committee's Process

At the beginning of each fiscal year, the Committee:

  •
  Approves design changes to the executive compensation program, as applicable.

  •
  Reviews the Company's financial, strategic and operational metrics and goals, and approves the performance objectives of the CEO and other executive officers.

At the end of each fiscal year, the Committee:

  •
  Reviews full-year Company financial and strategic performance to understand what was accomplished relative to established objectives.

  •
  Evaluates the CEO's performance in light of the review of Company performance.

  •
  Discusses with the CEO his evaluation of the performance of each of the other executive officers relative to their individual performance objectives.

  •
  Determines TDC amounts for the CEO and each of the other executive officers, taking into account:

    –
    Prior year's compensation;

    –
    Performance assessments (described in section, Fiscal Year 2015 NEO Total Direct Compensation Decisions);

    –
    Market considerations;

      –
      Company payment guidelines, individual performance and succession planning and retention considerations;

      –
      Input from the Committee's independent compensation consultant; and

      –
      For the other NEOs, the CEO's recommendations.

  •
  Reviews and approves the payouts for each PEP with completed performance periods.

With respect to LTI awards, the initial step in determining the awards is the Committee's determination of an overall pool for LTI awards. This determination is based on a recommendation from the CEO, which takes into account the size of previous pools relative to the growth in the Company's earnings and in eligible employees, the accounting expense, the number of shares that would be granted relative to AECOM common shares outstanding and the external competitiveness of individual awards.

The Committee considers market data, including comparable TDC for similar positions at peer companies, and the strategic importance of a position to determine the LTI value to be awarded to each NEO. In making these decisions, the Committee takes into account the impact of the awards to the NEOs on the remaining pool available for allocation to other executives. The dollar value awarded by the Committee to each NEO is then converted into a specific number of units, based on the fair market value of AECOM common stock on the date of grant. The grant date fair value of awards provided to each NEO for fiscal year 2015 can be found in the column labeled "Stock Awards" of the Summary Compensation Table.

Compensation Committee's Independent Compensation Consultant

The Committee has the authority to retain the services of outside consultants to assist it in performing its responsibilities. Since January 2010, the Committee has engaged the services of the consulting firm Exequity LLP. During fiscal year 2015, the consultant provided data on the compensation and relative performance of peer group companies as well as general industry data to the Committee, made presentations on regulatory and legislative matters affecting executive compensation, provided opinions on the degree to which compensation arrangements are consistent with market practices, and consulted on other compensation matters as needed. Exequity LLP does not provide any additional services to the Company.

The Committee has assessed the independence of Exequity LLP, considering the following six factors and other factors that it deemed relevant: (1) other services provided to the Company by Exequity LLP, (2) the amount of fees paid by the Company to Exequity LLP as a percentage of Exequity LLP's total revenue, (3) the policies or procedures maintained by Exequity LLP that are designed to prevent conflicts of interest, (4) any business or personal relationships between the individual employees of Exequity LLP involved in the engagement and a member of the Committee, (5) any Exequity LLP stock owned by Exequity LLP's employees involved in the engagement and (6) any business or personal relationships between our executive officers and Exequity LLP or the employees of Exequity LLP involved in the engagement. Following such assessment, the Committee concluded that Exequity LLP is independent and that Exequity LLP's work raises no conflicts of interest.

Assessing Competitive Practice

As part of its due diligence when making compensation decisions, the Committee examines pay data for a group of companies (the "Peer Group") to stay current with market pay practices and trends, and to understand the competitiveness of the Company's total compensation and its components of pay. Peer Group data is also supplemented with market survey data from the Aon Hewitt U.S. Total Compensation Executive survey. The Committee uses the Peer Group and market survey data for informational purposes. The Company does not target a specific percentile or make significant pay decisions based on market data alone. The Committee considers Company performance as well as the level of responsibility, experience and tenure of the individual and performance in the role.

For fiscal year 2014, AECOM's Peer Group consisted of 18 companies. Following the acquisition of URS, AECOM reviewed and updated its Peer Group to reflect its increased size and complexity. The Committee, when developing the new Peer Group, identified its competitors for talent and considered other various measures of size, scope and complexity, such as industry, sales, net income, market capitalization and enterprise value. In particular, the Committee focused on industry and revenue since these metrics primarily drive the compensation analysis in our industry to determine whether an executive is paid competitively.

The updated Peer Group used for fiscal year 2015 consists of the following 21 companies and includes not only engineering & construction companies, but also companies in other industries that the Committee considered to be of similar size, international presence and complexity:

• Accenture Plc	• Illinois Tool Works
• Baker Hughes(1)	• Jacobs Engineering Group
• Chicago Bridge & Iron Company N.V.	• KBR
• Cognizant Technology Solutions	• L-3 Communications Holdings
• Computer Sciences(2)	• Leidos Holdings
• Cummins	• Northrop Grumman
• Danaher(3)	• PACCAR
• EMCOR Group	• Parker-Hannifin
• Fluor	• Raytheon
• General Dynamics	• Xerox
• Halliburton(1)

(1)
Halliburton and Baker Hughes agreed to merge. Due to the size of the "combined" company, AECOM will review whether it is appropriate to continue including the "combined" company from the Peer Group.

(2)
Computer Sciences Corp. completed its spin-off of CSRA Inc. in November 2015. AECOM will review whether it is appropriate to continue including Computer Sciences Corp. and/or CSRA Inc. in its Peer Group."

(3)
Danaher recently completed its acquisition of Pall Corporation and will split into two companies. AECOM will review whether it is appropriate to continue including Danaher in its Peer Group.

References in this Proxy Statement to AECOM's peers for fiscal year 2015 are to this updated Peer Group of 21 companies.

Performance Measures

AECOM uses specific measures to drive and reward performance:

  •
  profitability and growth (measured by growth in adjusted EPS, operating cash flow per share, FCF per share, operating cash flow and pre-variable compensation EBITA)

  •
  stockholder value creation (measured by stock price)

  •
  market share and sustainable competitive advantage (attainment of strategic milestones)

While we report our financial results according to GAAP, the Committee concluded that for the purposes of our STI and LTI programs, fiscal year 2015 performance measures should exclude the impact of one-time URS acquisition-related charges, e.g. acquisition and integration expenses, amortization of intangible expenses and other one-time expenses. Please see Annex A of this Proxy Statement, Reconciliation of Non-GAAP Items, for more information.

Active Stockholder Engagement

The Committee understands the importance of stockholder feedback in the development of AECOM's executive compensation programs, including the annual stockholder advisory vote on executive compensation. AECOM actively seeks stockholder input as the Company periodically evaluates its compensation plans to further strengthen the link between pay and performance with the ultimate goal of creating long-term value for stockholders.

In fiscal year 2015, similar to in previous years, we contacted stockholders and provided feedback to the Board for consideration in evaluating alternatives to the current plan design. The Company continued its active dialogue with stockholders to discuss and better understand the reasons for their votes and to obtain their input on the Company's compensation programs. In response to these and prior fiscal year consultations with stockholders, the Committee utilized financial performance metrics for STI and LTI that are favored by stockholders; such as:

  •
  STI Plan Design — NEOs are measured using adjusted earnings per share ("EPS") and operating cash flow per share at the enterprise level and operating cash flow and pre-variable compensation EBITA at the operations levels.

  •
  LTI Plan Design — NEOs are measured, for purposes of the performance-based equity awards, using adjusted EPS and FCF per share.

The Committee has continued to employ adjusted EPS in both plans based on positive stockholder feedback. Furthermore, when considering net income as an alternative, it was determined that the "per-share" basis provides a stronger linkage of executive pay-for-performance to stockholder interests. Lastly, employing both adjusted EPS and cash metrics balances the incentives to greater profitability and to cash generation that can drive stockholder value through our capital allocation priorities.

OTHER PROGRAMS, POLICIES AND GUIDELINES

Stock Ownership Guidelines for Named Executive Officers

NEOs are subject to stock ownership guidelines, which helps to ensure that their interests are aligned with those of stockholders. Under the guidelines, AECOM's CEO is required to maintain ownership of AECOM stock at six times base salary and the other NEOs at three times base salary. The minimum number of shares required to meet the guideline is updated annually based on each executive's salary and the 12-month trailing average AECOM stock price. Shares owned directly and indirectly, unvested PEP units and other RSUs and vested stock options/shares are counted toward the guidelines. Executives have five full fiscal years, starting from the date an executive is first subject to the guidelines, to comply.

The following table outlines the stock ownership of AECOM's NEOs as of September 30, 2015.

Named Executive Officer	Guideline — Salary Multiple	Actual — Salary Multiple
Michael S. Burke	6.0	22.1
Stephen M. Kadenacy	3.0	10.2
Randall A. Wotring	3.0	5.3
George Nash, Jr.	3.0	5.8
Frederick W. Werner	3.0	14.1

Each of the NEOs level of AECOM stock ownership exceeded the applicable guideline levels as of that date.

Benefit, Retirement and Perquisite Programs

To protect the Company's executives' health and well-being, facilitate the operation of the business, assist in the retention of current executives and aid in the recruitment of new executives, AECOM's NEOs are eligible to participate in benefit plans that are available to a substantial amount of all employees, including participation in retirement plans, medical insurance, dental insurance, life insurance and disability insurance programs. Further, the Company offers certain additional benefits only to executive officers and other senior officers, where applicable, which consist of the following:

  •
  Executive Life Insurance.  AECOM provides life insurance coverage for an amount up to $2 million for each NEO.

  •
  Executive Disability Program.  AECOM provides an Executive Disability Program, which offers salary replacement of up to 60% of salary in the event of an executive's disability.

  •
  Executive Health Program.  AECOM's CEO, Executive Chairman and Group President, Design and Consulting Services, became executive officers prior to the time the plan became frozen to new participants and, as such, are eligible to participate in the U.S. Executive Health Program on an annual basis. This plan provides up to 100% reimbursement for necessary medical, prescription, dental and vision expenses.

  •
  AECOM Executive Deferred Compensation Plan ("EDCP").  The EDCP, which was ratified by the Company in December 2012, is a non-qualified deferred compensation plan that enables highly compensated U.S. employees to defer compensation.

  •
  URS E&C Holdings Restoration Plan ("Restoration Plan").  The Restoration Plan is a URS non-qualified deferred compensation plan. Soon after the URS acquisition, AECOM froze the Restoration Plan from any future contributions. As such, since January 1, 2015, no contributions have been made to the Restoration Plan.

  •
  AECOM Pension Plan, Management Supplemental Executive Retirement Plan ("MSERP"), 1992 Supplemental Executive Retirement Plan ("92 SERP") and Excess Benefit Plan.  Effective October 9, 2009, AECOM froze future accruals to the AECOM Pension Plan, MSERP, 92 SERP and Excess Benefit Plan for all plan participants. Since October 9, 2009, participants have not accrued any additional benefits under the plans.

  •
  Perquisites.  The Company believes that offering certain limited perquisites, including an executive allowance to offset normal business expenses incurred by the executive in service to the Company (ranging from $20,000 to $40,000 annually), facilitates the operation of AECOM's business and assists in executive retention.

  •
  Security Arrangement.  The Company maintains a comprehensive security program that includes ground and air executive protection that we consider necessary to address our security requirements. In selecting the level and form of protection, we and the Board consider both security risks faced by those in our industry in general and security risks specific to our Company and its individuals. Given the nature of our work across the world, the Company has received evidence of credible threats that we considered when establishing these security requirements.

    Pursuant to this Security Arrangement, the Board requires that the CEO use private air travel for purposes of security, rapid availability and communications connectivity. This program is not designed to provide a personal benefit (other than the intended security). If, as a result, the CEO uses private air travel for personal reasons, then the reported amount is calculated at the aggregate incremental cost.

    We regularly review the nature of the threat and associated vulnerabilities with law enforcement and security specialists and will continue to revise our security program as appropriate.

Change in Control Provisions, Severance Benefits and Employment Agreements

Effective March 5, 2009, the Company adopted the "AECOM Technology Corporation Change in Control Severance Policy for Key Executives." The policy was created to provide severance benefits to key executives and to make certain that those executives would remain focused on stockholder interests in the event of a corporate transaction or in connection with a change in control of the Company.

The policy provides for the following benefits upon termination without Cause or for Good Reason following a Change in Control (as such terms are defined in the policy) ("double trigger" for cash and equity):

  •
  A lump-sum severance payment equal to a multiple (of two for the CEO and of 1.5 for each of the other NEOs) of the sum of each individual's base salary and average bonus (the average of the bonus paid for the three fiscal years preceding the year of termination);

  •
  Continuation of group health benefits for the number of years equal to the severance multiple;

  •
  Accelerated vesting of all time-vested equity awards, including stock options and restricted stock units;

  •
  Accelerated vesting of performance based awards, such as PEP awards, with payment based on performance achievement through the date of the change in control; and

  •
  Pro-rata bonus payment during the year of termination.

The policy does not provide a gross-up for excise or other taxes. Additional details can be found under the "Payments and Benefits upon Termination or Change in Control" section of this Proxy Statement.

The Company also maintains a severance policy for U.S. employees, including each of the NEOs. U.S. employees may be eligible for severance if their employment is terminated due to lack of work, restructuring or reorganization of a group, a reduction in force with no reasonable offer of an internal transfer, elimination of a job or position or voluntary acceptance of a Company-initiated retirement program. A release agreement must be signed in order to receive severance pay. Employees with a title of Vice President or above are eligible for 12 weeks of base pay regardless of years of service.The Company also entered into agreements with Messrs. Burke, Nash, and Wotring that provide certain severance benefits to them in the event of an involuntary termination that is not covered by the Change in Control Severance Policy. A summary of the key terms of these agreements, as well as additional details, can be found under the "Payments and Benefits upon Termination or Change in Control" section of this Proxy Statement.

Clawback Provisions

The Committee maintains a clawback policy pursuant to which, in the event of material noncompliance with any financial reporting requirement under the securities laws, the Company is authorized to recover a portion of the incentive awards paid to current or former executive officers during the three full fiscal years prior to the date of the covered event.

Hedging and Pledging

The Company's insider trading policy prohibits all directors, executive officers (as defined by Section 16 of the Exchange Act) and certain other employees designated as insiders from engaging in any hedging or monetization transactions, such as zero-cost collars and forward-sale contracts, involving Company securities. In addition, the policy prohibits buying shares on margin and the pledging of Company securities by NEOs except in certain limited circumstances subject to Company approval and demonstration of the NEO's ability to repay the applicable loan without selling such securities.

Tax Treatment

Section 162(m) of the Internal Revenue Code limits a company's federal tax deduction on compensation paid in excess of $1,000,000 per year to the CEO and the other NEOs other than the CFO. The IRS' limitation does not apply to compensation that qualifies as "performance based" under federal tax law. AECOM's policy is to structure compensation arrangements, to the extent practicable, with the Company's executive officers that are intended to be deductible under federal tax law, unless the benefit of such deductibility is outweighed by AECOM's corporate objectives. However, since corporate objectives may not always be consistent with the requirements for full deductibility and further given that the application of Section 162(m) is complex and may change with time (with potentially retroactive effect), AECOM may, when appropriate, enter into compensation arrangements under which payments may not be deductible under Section 162(m).

REPORT OF THE COMPENSATION/ORGANIZATION
COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation/Organization Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K and this Proxy Statement.

Respectfully submitted,
James H. Fordyce, Chairperson Linda Griego Dr. William G. Ouchi Dr. Robert J. Routs William P. Rutledge Clarence T. Schmitz

EXECUTIVE COMPENSATION TABLES

The following tables provide information regarding the compensation awarded to or earned during our fiscal year ended September 30, 2015, by our NEOs.

Summary Compensation Table for Fiscal Years Ended September 30, 2015, 2014 and 2013

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings		All Other Compensation		Total

Michael S. Burke	2015	$1,153,858	$0	$14,000,050	$0	$2,970,000	$0		$489,283	(5)	$18,613,191
Chairman and	2014	$950,567	$0	$5,100,080	$5,000,003	$2,531,177	$0		$121,526		$13,703,353
CEO (PEO)	2013	$818,761	$0	$3,600,043	$0	$1,293,188	$0		$105,974		$5,817,966
Stephen M. Kadenacy	2015	$663,472	$0	$3,150,025	$0	$1,114,000	$0		$96,012	(6)	$5,023,509
President and	2014	$630,804	$0	$1,400,018	$0	$1,125,072	$0		$49,217		$3,205,111
Former CFO	2013	$562,515	$0	$1,300,029	$0	$770,000	$0		$47,501		$2,680,045
(PFO)
Randall A. Wotring	2015	$680,060	$120,000	$2,600,060	$0	$1,380,000	$0	(7)	$22,225	(8)	$4,802,345
Group President, Management Services
George Nash, Jr.	2015	$615,723	$0	$3,100,076	$0	$31,000	$2,127		$32,591	(9)	$3,781,517
Former President, EIC
Frederick W. Werner	2015	$644,240	$110,000	$2,000,021	$0	$390,000	$20,744		$61,151	(10)	$3,226,156
Group President,	2014	$630,804	$0	$1,725,003	$0	$615,000	$297,352		$91,129		$3,359,288
DCS	2013	$593,762	$0	$1,525,033	$0	$567,000	$0		$81,327		$2,767,122

(1)
Includes any deferrals to AECOM's qualified defined contribution plan and our non-qualified deferred compensation plan. For more information regarding amounts deferred into the non-qualified deferred compensation plan, please refer to the "Executive Deferred Compensation for Fiscal Year 2015" table. The FY2015 and FY2013 compensation amounts are for a 52-week fiscal year while FY2014 is for a 53-week fiscal year.

(2)
These amounts represent the grant date fair value of the stock awards granted during the applicable fiscal year. For Mr. Burke, his amount includes annual stock awards granted in November 2014 and a performance recognition award granted in November 2014 associated with the successful acquisition of URS. For Mr. Wotring, his amount includes annual stock awards granted in November 2014 and a special sign-on RSU award granted in November 2014. For Mr. Nash, his amount includes annual stock awards granted in November 2014 and special sign-on RSU and PEP awards, granted in November 2014.

With respect to the PEP awards, these amounts represent the value based on the target performance as of the grant date. The value of the PEP2015 awards based on maximum performance is as follows: Mr. Burke — $10,800,049, Mr. Kadenacy — $3,780,043, Mr. Wotring — $1,560,023, Mr. Nash — $2,560,056 and Mr. Werner — $2,400,025. The Grants of Plan-Based Awards for Fiscal Year 2015 table, Outstanding Equity Awards at Fiscal Year End 2015 and the Option Exercises and Stock Vested for FY2015 tables include additional information with respect to all awards outstanding as of September 30, 2015.

Each participant who received a PEP2015 award, excluding Mr. Nash's special sign-on PEP, was awarded a specific number of target units that may be earned by the participant over two independent one-year performance periods over a three-year vesting period based on a formula that includes two categories of performance for AECOM. The future value of these PEP grants is dependent upon the performance of the Company during the two one-year performance periods. Mr. Nash's special sign-on PEP award is based on EIC's fiscal year 2015 performance against pre-set financial goals.

  Each participant who received a RSU award, excluding Messrs. Nash's and Wotring's special sign-on RSU awards and Mr. Burke's performance recognition award, was awarded a specific number of units that will be earned after three years and paid at a future settlement date. Messrs. Nash's and Wotring's special sign-on RSU awards vest 50% on December 15, 2015, and 50% on December 15, 2016. Mr. Burke's performance recognition award vests in equal installments in November 2017, November 2018 and November 2019. See "Compensation Discussion and Analysis — Fiscal Year 2015 NEO Total Direct Compensation (TDC) Decisions" for more details regarding these equity programs.

(3)
This amount represents the grant date fair value of the special performance stock option award issued to Mr. Burke in connection with his promotion to CEO. The fair value of this award is based on a Monte Carlo option pricing model on the date of grant.

(4)
These amounts represent the STI compensation earned by the NEOs in their respective fiscal years and paid in December following the end of each fiscal year. See "Compensation Discussion and Analysis — FY2015 NEO Total Direct Compensation (TDC) Decisions" for a description of this STI program. These amounts include any deferrals to the Company's qualified defined contribution and non-qualified deferred compensation plan.

(5)
This amount includes a Company match in the AECOM Retirement and Savings Plan (RSP), executive life insurance premiums, executive medical, dental and vision insurance premiums, automobile and security-related costs, club membership dues, an executive allowance and $387,915 per the Security Arrangement.

(6)
This amount includes a Company match in the RSP, executive life insurance premiums, executive medical, dental and vision insurance premiums, a Company-paid charitable match, security, club membership dues and an executive allowance.

(7)
The change in Mr. Wotring's pension value from fiscal year 2014 to fiscal year 2015 was negative ($18,514) and, per SEC guidelines, is reported as zero in this table.

(8)
This amount includes a Company match in the RSP, executive life insurance premiums, executive medical, dental and vision insurance premiums and automobile-related costs.

(9)
This amount includes executive life insurance premiums, executive medical, dental and vision insurance premiums, contributions to the Restoration Plan and annual legal and financial advice.

(10)
This amount includes a Company match in the RSP, executive life insurance premiums, executive medical, dental and vision insurance premiums, Company-paid tickets to an event, Company-paid parking and an executive allowance.

Grants of Plan-Based Awards for Fiscal Year 2015

The Compensation/Organization Committee typically considers and approves non-equity incentive targets and long-term incentive awards in the first quarter of each fiscal year at regular meetings. The grant date for the long-term incentive award is the date the Compensation/Organization Committee meets and approves the award.

The following table sets forth information with respect to non-equity incentive targets and long-term incentive awards granted to Named Executive Officers during fiscal year 2015. The annual long-term incentive awards issued on November 19, 2014, used the following mix: 60% PEPs and 40% RSUs. Mr. Burke also received a $5.0M RSU award issued on November 19, 2014, associated with the successful acquisition of URS. Mr. Wotring received a $1.3M special sign-on RSU award issued on November 19, 2014 (per his employment agreement). Mr. Nash also received a $1.3M special sign-on RSU and $0.5M PEP award, measured on one-year fiscal year 2015 EIC performance, issued on November 19, 2014 (per his employment agreement). Refer to the "Compensation Discussion and Analysis — FY2015 NEO Total Direct Compensation (TDC) Decisions" section in this Proxy Statement for more information regarding the various long-term incentive programs. All of the long-term incentive awards in the table below were made pursuant to the Company's 2006 SIP.

									All Other Stock Awards: Number of Shares or Stock/ Units
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				Grant Date Fair Value of Stock and Option Awards(3)
Name and Principal Position	Grant Type	Grant Date	Threshold ($)	Target ($)	Max. ($)	Threshold (#)	Target (#)	Max. (#)

Michael S. Burke	STI		$0	$1,800,022	$3,600,044	—	—	—	—	$0
Chairman and	PEP	11/19/14	$0	$0	$0	0	166,616	333,232	—	$5,400,025
CEO (PEO)	RSU	11/19/14	$0	$0	$0	—	—	—	111,077	$3,600,006
	RSU	11/19/14	$0	$0	$0	—	—	—	154,274	$5,000,020
Stephen M. Kadenacy	STI		$0	$675,002	$1,350,004	—	—	—	—	$0
President and Former	PEP	11/19/14	$0	$0	$0	0	58,316	116,632	—	$1,890,022
CFO (PFO)	RSU		$0	$0	$0	—	—	—	38,877	$1,260,004
Randall A. Wotring	STI		$0	$690,019	$1,380,038	—	—	—	—	$0
Group President,	PEP	11/19/14	$0	$0	$0	0	24,067	48,134	—	$780,011
Management Services	RSU	11/19/14	$0	$0	$0	—	—	—	16,045	$520,018
	RSU	11/19/14	$0	$0	$0	—	—	—	40,112	$1,300,030
George Nash, Jr.	STI		$0	$620,006	$1,240,012	—	—	—	—	$0
Former President, Energy,	PEP	11/19/14	$0	$0	$0	0	24,067	48,134	—	$780,011
Infrastructure &	RSU	11/19/14	$0	$0	$0	—	—	—	16,045	$520,018
Industrial Construction	RSU	11/19/14	$0	$0	$0	—	—	—	40,112	$1,300,030
	PEP	12/29/14	$0	$0	$0	0	16,187	32,374	—	$500,016
Frederick W. Werner	STI		$0	$650,000	$1,300,000	—	—	—	—	$0
Group President, DCS	PEP	11/19/14	$0	$0	$0	0	37,026	74,052	—	$1,200,013
	RSU	11/19/14	$0	$0	$0	—	—	—	24,684	$800,008

(1)
See "Compensation Discussion and Analysis — FY2015 NEO Total Direct Compensation (TDC) Decisions" for a description of this STI program.

(2)
The target for the PEP2015 awards was 100% of the granted PEP units. The maximum for the PEP2015 awards was 200% of the granted PEP units.

(3)
The Grant Date Fair Value of Stock Awards amounts in this column are based on the following calculations:

•
All of the PEP awards, excluding Mr. Nash's special sign-on $0.5M PEP, are calculated based upon the number of target PEP units granted multiplied by the common stock price of $32.41 on the day of grant for the awards issued on November 19, 2014. These PEP awards will cliff vest 100% on December 15, 2017, following the close of the three-year vesting period, provided the performance conditions are achieved. Mr. Nash's special sign-on $0.5M PEP is calculated based upon the number of target PEP units granted multiplied by the common stock price of $30.89 on the day of grant for the award issued on December 29, 2014. This PEP award will cliff vest 100% on December 15, 2015, following the close of the one-year vesting period, provided the performance conditions are achieved.

  •
  All of the annual RSU awards, excluding Mr. Burke's $5.0M RSU and Messrs. Wotring's and Nash's special sign-on $1.3M RSU awards, are calculated based upon the number of RSUs granted multiplied by the common stock price of $32.41 on the day of grant for the awards issued on November 19, 2014. These annual RSU awards will cliff vest 100% on December 15, 2017, following the close of the three-year vesting period. Mr. Burke's $5.0M RSU is calculated based upon the number of RSU granted multiplied by the common stock price of $32.41 on the day of grant for the award issued on November 19, 2014. This RSU award will vest 33% on November 19, 2017, 33% on November 19, 2018, and 33% on November 19, 2019. Messrs. Wotring's and Nash's $1.3M special sign-on RSUs are calculated based upon the number of RSUs granted multiplied by the common stock price of $32.41 on the day of grant for the awards issued on November 19, 2014. These RSU awards will vest 50% on December 15, 2015, and 50% on December 15, 2016.
Outstanding Equity Awards for Fiscal Year 2015

The following table sets forth information with respect to all outstanding long-term incentive awards granted to Named Executive Officers as of September 30, 2015.

	Option Awards						Stock Awards

Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unearned Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Michael S. Burke	N/A	127,714	510,856	(5)	$31.62	3/5/2024	RSU2015	111,077	RSU2015	$3,100,159	PEP2015	249,924	PEP2015	$6,975,379
Chairman and CEO (PEO)	66,561	N/A			$27.54	12/8/2017	RSU2015-MSB	154,274	RSU2015-MSB	$4,305,787
	58,140	N/A			$24.45	12/2/2016	RSU2014	68,362	RSU2014	$1,907,983
	41,770	N/A			$23.94	12/1/2015	RSU2013	64,691	RSU2013	$1,805,526
							PEP2014	205,084	PEP2014	$5,723,894
							PEP2013	109,942	PEP2013	$3,068,475
Stephen M. Kadenacy	7,372	N/A			$23.94	12/1/2015	RSU2015	38,877	RSU2015	$1,085,057	PEP2015	87,474	PEP2015	$2,441,399
President and Former CFO (PFO)							RSU2014	19,165	RSU2014	$534,895
							RSU2013	23,361	RSU2013	$652,006
							PEP2014	57,496	PEP2014	$1,604,713
							PEP2013	39,702	PEP2013	$1,108,068
Randall A. Wotring	N/A	N/A			N/A	N/A	RSU2015	16,045	RSU2015	$447,816	PEP2015	36,101	PEP2015	$1,007,565
Group President, Management							RSU2015-RET	40,112	RSU2015-RET	$1,119,526
Services
George Nash, Jr.	N/A	N/A			N/A	N/A	RSU2015	16,045	RSU2015	$447,816	PEP2015	36,101	PEP2015	$1,007,565
Former President, EIC							RSU2015-RET	40,112	RSU2015-RET	$1,119,526	PEP2015-GLN	16,187	PEP2015-GLN	0
Frederick W. Werner					24.45	12/2/2016	RSU2015	24,684	RSU2015	$688,930	PEP2015	55,539	PEP2015	$1,550,093
Group President, DCS	8,000	N/A			27.54	12/8/2017	RSU2014	23,429	RSU2014	$653,903
	29,287	N/A					RSU2013	26,976	RSU2013	$752,900
							PEP2014	70,842	PEP2014	$1,977,200
							PEP2013	46,574	PEP2013	$1,299,855

(1)
This column represents the number of RSU2015, RSU2014, RSU2013, PEP2014 and PEP2013 awards that were not vested as of September 30, 2015. The performance periods for PEP2014 and PEP2013 ended at the end of fiscal year 2015. PEP2014 and PEP2013 payment is contingent on continuous employment by the NEOs through December 15, 2016, and December 15, 2015, respectively. The number of PEP units is based on estimated performance of 113.3% for PEP2013 and 200% for PEP2014 (average of 200% for PEP2014 Year 1 and 200% for PEP2014 Year 2).

(2)
This column represents the number of RSU2015, RSU2014, RSU2013, PEP2014 and PEP2013 awards that were not vested as of September 30, 2015, multiplied by the October 2, 2015, common stock price of $27.91 per share.

(3)
This column represents the number of PEP2015 units that were not vested as of September 30, 2015. The number of PEP units is based on estimated performance of 150% for PEP2015 (average of 200% for PEP2015 Year 1 and 100% for PEP2015 Year 2) as of September 30, 2015.

(4)
This column represents the number of PEP2015 units that were not vested as of September 30, 2015, adjusted for the estimated PEP performance in the prior column, multiplied by the October 2, 2015, common stock price of $27.91 per share. Mr. Nash's earned 0% of his PEP2015-GLN award.

(5)
This reflects the special performance stock option award granted on March 5, 2014, in connection with Mr. Burke's appointment to the position of Chief Executive Officer. The award will vest on the fifth anniversary of the grant date subject to continued employment and achievement of certain stock price performance goals. The award becomes eligible to vest the first time the trailing 20-day average closing price of AECOM's common stock equals or exceeds the following stock price performance hurdles:

Stock Price Hurdle (equals or exceeds)	% Eligible to Vest	Tranches Achieved
Exercise Price plus $2.50 or $34.12	10%	Yes — August 1, 2014
Exercise Price plus $5.00 or $36.62	20%	Yes — September 4, 2014
Exercise Price plus $7.50 or $39.12	30%	TBD
Exercise Price plus $10.00 or $41.62	40%	TBD
Exercise Price plus $12.50 or $44.12	50%	TBD
Exercise Price plus $15.00 or $46.62	60%	TBD
Exercise Price plus $17.50 or $49.12	70%	TBD
Exercise Price plus $20.00 or $51.62	80%	TBD
Exercise Price plus $22.50 or $54.12	90%	TBD
Exercise Price plus $25.00 or $56.62	100%	TBD

The table below provides information on the vesting schedules associated with the outstanding long-term incentive awards listed above:

Award Type	Expiration Date	Vesting Schedule

Option	3/5/2024	Five-year cliff vesting (100%) on the fifth anniversary of the grant date subject to continued employment and achievement of certain stock price performance goals.
Option	12/8/2017	These options are fully vested.
Option	12/2/2016	These options are fully vested.
Option	12/1/2015	These options are fully vested.
RSU2015	—	The RSU cliff vest 100% on December 15, 2017.
RSU2015-MSB	—	The RSU vest 1/3 on the anniversary of the grant date beginning November 19, 2017, and ending November 19, 2019.
RSU2015-RET	—	The RSU vest 50% on December 15, 2015 and 50% on December 15, 2016.
RSU2014	—	The RSU cliff vest 100% on December 15, 2016.
RSU2013	—	The RSU cliff vest 100% on December 15, 2015.
PEP2015	—	The PEP cliff vest 100% on December 15, 2017, subject to satisfaction of performance conditions.
PEP2015-GN	—	The PEP cliff vest 100% on December 15, 2015.
PEP2014	—	The PEP cliff vest 100% on December 15, 2016, subject to satisfaction of performance conditions.
PEP2013	—	The PEP cliff vest 100% on December 15, 2015, subject to satisfaction of performance conditions.

Option Exercises and Stock Vested for Fiscal Year 2015

The following table sets forth information with respect to options exercised by and stock awards vested that were held by the Named Executive Officers during fiscal year 2015:

	Option Awards		Stock Awards

Name and Principal Position	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)

Michael S. Burke	—	—	86,386	$2,524,199
Chairman of the Board and CEO (PEO)
Stephen M. Kadenacy	—	—	24,682	$721,208
President and Former CFO (PFO)
Frederick W. Werner	5,349	$55,897	37,421	$1,093,442
Group President, Design & Consulting Services

(1)
The values in this column reflect amounts vested from PEP2012 and RSU2012 awards granted on November 28, 2011. The value of the PEP2012 units is based on units earned at 39% of target and the December 15, 2014, common stock price of $29.22. The value of the RSU2012 units is based on the December 15, 2014, common stock price of $29.22.
Pension Benefits for Fiscal Year 2015

As of October 9, 2009, AECOM froze all future benefit accruals under the AECOM Technology Corporation Pension Plan, AECOM Technology Corporation Management Supplemental Executive Retirement Plan, and the 1992 AECOM Technology Corporation Supplemental Executive Retirement Plan.

AECOM Technology Corporation Pension Plan ("AECOM Pension Plan"). The AECOM Pension Plan is a U.S. defined benefit plan that was adopted in September 1990. Participation in the AECOM Pension Plan was closed to new entrants effective April 1, 1998.

AECOM Technology Corporation Management Supplemental Executive Retirement Plan ("MSERP"). The Company amended the AECOM Pension Plan, effective July 1, 1998, to provide that certain participants, including Named Executive Officers and our Executive Chairman, earning benefits under the AECOM Pension Plan would instead earn identical benefits under the MSERP, but on an unfunded basis.

1992 AECOM Technology Corporation Supplemental Executive Retirement Plan ("92 SERP"). In October 1992, the Company established the 92 SERP in order to provide some of our U.S. resident executive officers with pre-retirement death benefits and retirement benefits consistent with the level provided by the previous AECOM Pension Plan formula. The plan also includes early retirement provisions at age 62 with full retirement benefits.

AECOM Excess Benefit Plan. In July 1996, the Company established the AECOM Excess Benefit Plan for U.S. participants in the Supplemental Executive Retirement Plans in order to provide only those benefits which the AECOM Pension Plan cannot provide due to federal tax limits. Benefits from the Excess Benefit Plan are unfunded and will reduce, dollar for dollar, the pension benefit paid by the Supplemental Executive Retirement Plans.

URS Federal Services Inc. Employees Retirement Plan. In October 2014, AECOM acquired URS' Federal Services Division (the "Management Services Division") which maintained a tax-qualified noncontributory defined benefit retirement plan under which certain Management Services Division employees receive annual retirement benefits at the employee's normal retirement age, which is calculated based on the employee's year of birth.

The following table sets forth information with respect to the present value of the accumulated pension benefits for the Named Executive Officers during FY2015. Messrs. Burke, Kadenacy and Nash were not eligible to participate in any of the Pension Plans.

Name and Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)(1)	Payments During Last FY ($)

Frederick W. Werner	AECOM Pension Plan(2)	22.5000	$216,557	$0
Group President, Design & Consulting Services	Management Supplemental Executive Retirement Plan(3)	22.5000	$289,123	$0
	1992 Supplemental Executive Retirement Plan and Excess Benefit Plan(4)	22.5000	$1,154,977	$0
Randall A. Wotring	URS Federal Services Inc. Employees	33.9167	$819,011	$0
Group President, Management Services	Retirement Plan(5)

(1)
Present Value of Accumulated Benefits ($). Liabilities shown in this table are computed using the projected unit credit method reflecting average salary and service (where applicable) as of fiscal year end 2015. The material assumptions used to determine these liabilities can be located in the notes to our consolidated financial statements found in our Annual Report Form 10-K, except we assumed no pre-retirement decrements and that retirement occurs on the respective plans' earliest unreduced retirement age (or at the end of the 2015 plan year, if later).

(2)
AECOM Technology Corporation Pension Plan (AECOM Pension Plan). The plan's benefit formula is integrated with Social Security and is based on the participant's years of service for the Company and "Final Average Compensation." Effective April 1, 2004, compensation for use in determining the Final Average Compensation was limited to the participant's highest annual compensation for any calendar year during the period beginning January 1, 1994, and ending December 31, 2003. Compensation is further limited to the applicable Internal Revenue Code section 401(a)(17) limit. The plan benefit is limited to the applicable Internal Revenue Code section 415(b) limit. Only employees hired before April 1, 1998, are eligible to participate in the plan. In addition, eligibility for the plan occurs no later than the completion of one year of service. Early retirement age is the first day of any month after age 55, provided the participant has earned five (5) years of service. The earliest unreduced retirement age is 65. Compensation is the participant's salary, plus sick pay, overtime pay, shift premiums, contract completion bonuses, incentive compensation bonuses, severance pay paid within 30 days of termination of employment, vacation pay, pre-tax contributions made on the participant's behalf to an Internal Revenue Code Section 125 cafeteria plan and pre-tax contributions to the RSP under Internal Revenue Code Section 401(k). The plan was frozen October 9, 2009.

(3)
AECOM Technology Corporation Management Supplemental Executive Retirement Plan (AECOM SERP). The plan's benefit formula is integrated with Social Security and is based on the participant's years of service for the Company and Final Average Compensation. Effective April 1, 2004, compensation for use in determining the Final Average Compensation was limited to the participant's highest annual compensation for any calendar year during the period beginning January 1, 1994, and ending December 31, 2003. Compensation is further limited to the applicable Internal Revenue Code section 401(a)(17) limit. The plan benefit is limited to the applicable Internal Revenue Code section 415(b) limit. The participant's benefit under this plan is equal to the participant's Total AECOM Pension Plan Benefit minus the benefit payable to the participant under the AECOM Technology Corporation Pension Plan. Only employees hired before April 1, 1998, are eligible to participate in the plan. In addition, eligibility for the plan occurs no later than the completion of one year of service and the participant has to be a member of a select group of management or highly compensated employees, is an officer, is eligible for the AECOM Technology Corporation Incentive Compensation Plan and has been selected by the Compensation/Organization Committee to participate in the plan. Early retirement age is the first day of any month after age 55, provided the participant has earned five (5) years of service. The earliest unreduced retirement age is 65. Compensation is the participant's salary, plus sick pay, overtime pay, shift premiums, contract completion bonuses, incentive compensation bonuses, severance pay paid within 30 days of termination of employment, vacation pay, pre-tax contributions made on the participant's behalf to an Internal Revenue Code Section 125 cafeteria plan and pre-tax contributions to the RSP under Internal Revenue Code Section 401(k). The plan was frozen October 9, 2009.

(4)
AECOM Technology Corporation 1992 Supplemental Executive Retirement Plan (92 SERP). In October 1992, we established the 92 SERP to provide some of our U.S. resident executive officers with pre-retirement death benefits and retirement benefits similar to the level provided by a previous AECOM Pension Plan formula. The 92 SERP requires a participant to have reached the minimum age of 55 and to have worked at AECOM for at least three years in order to receive benefits. The plan also provides full retirement benefits at age 62. Benefits from the AECOM Pension Plan, AECOM MSERP and Excess Plan offset the pension benefit paid by 92 SERP. Benefits in this plan were frozen in 2009. Benefits from the 92 SERP are unfunded.

(5)
URS Federal Services Inc. Employees Retirement Plan. In October 2014, AECOM acquired URS' Federal Services Division (the "Management Services Division") which maintained a tax-qualified noncontributory defined benefit retirement plan, under which certain Management Services Division employees receive annual retirement benefits at the employee's normal retirement age, which is calculated based on the employee's year of birth. The plan's benefit formula is integrated with Social Security and is based on the participant's years of service and Career Average Compensation. For purposes of the plan, compensation generally means regular base salary (including deferrals made under our 401(k) plan, Section 125 flexible benefit plan and qualified transportation fringe benefit plan), commissions and severance pay, but excludes bonus, overtime pay, incentive pay reimbursements or other expense allowances or other adjustments, fringe benefits and any other type of special or nonrecurring pay. The employees who were eligible to participate were those employees who were hired by the Management Services Division prior to June 30, 2003, and who were not in a position covered under certain contracts or in a unit of employment covered by a collective bargaining arrangement. Participants become 100% vested in their accrued benefits upon the earlier of (i) five years of service or (ii) attainment of age 45 while employed by the Management Services Division. A participant will receive his normal retirement benefit upon attainment of his normal retirement age, which generally is based upon the applicable Social Security retirement age (which for Mr. Wotring is approximately age 66), unless early retirement benefits are elected within 10 years of normal retirement age by a participant with at least 10 years of service at termination. A participant may postpone the receipt of his normal retirement benefit after attainment of normal retirement age if the participant continues working for the Management Services Division.
Executive Nonqualified Deferred Compensation for Fiscal Year 2015

The following table sets forth information with respect to activity in the AECOM Executive Deferred Compensation Plan and the Restoration Plan in fiscal year 2015. Messrs. Burke, Kadenacy, and Wotring do not participate in any of the Company's nonqualified deferred compensation plans.

The EDCP is a non-qualified plan that enables eligible employees to defer compensation that they might otherwise have contributed to the tax-qualified AECOM Technology Corporation Retirement & Savings Plan. Participants were allowed to defer the same elements of base salary into the EDCP as are allowed to be deferred under the RSP. The EDCP also allowed for sign-on bonuses and annual incentive bonuses to be deferred. Up to 50% of base salary and 100% of any eligible bonus may be deferred into the EDCP. The EDCP offers a fixed rate of return, which will be evaluated and determined each year.

The Restoration Plan allowed Mr. Nash to receive former Washington Group matching contributions that he would not have been eligible to receive under the legacy URS defined contribution plan because of Code limits on the type and amount of compensation that are considered for purposes of the match. The Washington Group Restoration Plan was frozen to grandfather those contributions and earnings made prior to Section 409A of the Code requirements, and was replaced by the URS E&C Holdings Restoration Plan for contributions and earnings subject to Code Section 409A requirements. Under both Plans, the Company credits to the account any amounts that would otherwise have been contributed to our defined contribution plan matching account if matching contributions were not limited under that plan. The Company also credits interest to the accounts at the Moody's average corporate bond rate, credited monthly. Restoration Plan accounts are 100% vested and are payable following the participant's termination of employment. Participants elect in advance to receive payments in a lump sum or in installments over five, 10 or 15 years. Restoration Plan accounts are part of our general assets and are not secured.

Name and Principal Position	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)

George Nash, Jr.	$0	$9,471	$12,128	$0	$283,006
Former President, Energy, Infrastructure & Industrial Construction Restoration Plan Participant
Frederick W. Werner	$0	$0	$3,843	$0	$120,352
Group President, Design & Consulting Services EDCP Participant

(1)
Since instituting the EDCP plan, Mr. Werner is the only NEO that has contributed to the plan. Mr. Nash is only NEO in the Restoration Plan.

(2)
There were no Company contributions made to the EDCP in fiscal year 2015. On the other hand, the Company made employer matching contributions to the Restoration Plan in fiscal year 2015.

(3)
Of these balances, the following amount was reported as an executive contribution in the Summary Compensation Table in prior-year proxy statements: Mr. Werner — $113,400. The information in this footnote is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional currently earned compensation.

Payments and Benefits Upon Termination or Change in Control

Payments and benefits that would be provided to each Named Executive Officer in addition to those received by all employees (such as payout of 401(k) balances and paid time off) as a result of certain termination events are set forth in the table below. The amounts shown assume a qualifying termination of employment effective as of the last day of fiscal year 2015.

Change in Control Severance Policy for Key Executives

Pursuant to the AECOM Technology Corporation Change in Control Severance Policy for Key Executives, the Named Executive Officers in the table below will receive the following benefits in connection with a Change in Control:

  •
  Upon a Change in Control only ("single trigger"): (i) full-vesting acceleration of equity awards only if the surviving entity does not continue or substitute such awards post-closing and (ii) deemed satisfaction of PEP Award targets based on actual performance through the change in control date and conversion of the earned PEPs to unvested Restricted Stock Units that will continue to vest based on continued employment through the time-based vesting period for the PEPs (generally through December 15 following the end of the PEP performance cycle).

  •
  Upon a termination without Cause or with Good Reason within the period that begins 90 days prior to a Change in Control and ends 24 months following a Change in Control ("double trigger"): (i) full vesting acceleration of all unvested PEP (but based on actual performance through the change in control date), stock option, Restricted Stock Units and other equity awards; (ii) a lump sum cash severance payment equal to a multiple (two times for Chairman and CEO and 1.5 times for other Named Executive Officers) of the Named Executive Officer's base salary and average bonus earned over the three years prior to the year of termination (but including only those years in which the Named Executive Officer was employed as a key executive of the Company); (iii) a pro-rata annual bonus payment, under the annual incentive compensation plan applicable to the executive, for the year in which the double trigger occurs, based upon the number of full months between the beginning of the applicable annual performance period and the executive's last date of employment, based upon the target level of performance and payable when bonuses are otherwise payable to the Company's executives; and (iv) continued health coverage for a number of years equal to the severance multiple (i.e., either two years or 18 months).

Additional details regarding the Company's Change in Control Severance Policy for Key Executives are provided below:

  •
  "Cause" means: (i) the commission of an act of fraud or theft against the Company; (ii) conviction (including a guilty plea or plea of nolo contendere) of any felony; (iii) conviction (including a guilty plea or plea of nolo contendere) of any misdemeanor involving moral turpitude which could, in the administrator's opinion, cause material injury to the Company; (iv) a material violation of any material Company policy; (v) willful or repeated non-performance or substandard performance of material duties to the Company that is not cured within 30 days after written notice thereof to the executive; or (vi) violation of any local, state or federal laws, rules or regulations in connection with or during performance of the executive's duties to the Company that could, in the administrator's opinion, cause material injury to the Company, that remains uncured after 30 days' notice thereof.

  •
  "Change in Control" means the consummation of the first to occur of: (i) any "person" becomes the "beneficial owner," directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then-outstanding voting securities; (ii) a change in the composition of the Board occurring within a one-year period, as a result of which fewer than a majority of the directors are "incumbent directors" (those directors serving on the date the policy is adopted and any replacements approved by the Board); (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation in which the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation receive, in exchange for their voting securities of the Company in consummation of such merger or consolidation, securities possessing at least 50% of the total voting power represented by the outstanding voting securities of the surviving entity (or ultimate parent thereof) immediately after such merger or consolidation; or (iv) the sale, lease or other disposition by the Company of all or substantially all of the Company's assets.

  •
  "Good Reason" means a termination of a participant's employment with the Company by the participant, upon 90 days written notice to the Company and after giving the Company 30 days to cure (if curable), if, other than for Cause, any of the following has occurred: (i) any material reduction in the executive's base salary; (ii) a material reduction in the executive's authority, duties or responsibilities; (iii) the material breach by the Company (or any subsidiary) of any written employment agreement covering the executive; or (iv) the transfer of the executive's primary workplace by more than 50 miles from the executive's then-existing primary workplace; provided, however, that in each case, the executive resigns within 30 days after the expiration of the Company's cure period referred to above.

Michael S. Burke Letter Agreement

Pursuant to a letter agreement between the Company and Mr. Burke, in addition to Mr. Burke's participation in the Company's Change in Control Severance Policy for Key Executives, in the event that his employment is terminated (i) by the Company for any reason other than "Cause" (as defined in the policy) or his death or disability or (ii) by Mr. Burke for "Good Reason" (as defined in the policy), and such termination does not occur within the "protection period" (as defined in the policy) then, the Company will pay to Mr. Burke his accrued compensation, a pro-rata portion of the annual cash incentive award he would have received for the fiscal year in which employment terminates (based on the Company's actual performance over the entire year and the number of full months of actual service during such fiscal year), a lump-sum cash payment equal to two times the sum of his base salary plus the average annual cash incentive award he earned for the three fiscal years preceding the fiscal year in which such termination occurs, twenty-four months of COBRA coverage premiums, and additional vesting of then-outstanding equity awards as follows:

    (i)  if the termination occurs prior to March 6, 2017, (a) then-outstanding PEP awards will remain outstanding and continue to be eligible to vest in accordance with their existing terms (based on actual performance through the end of the applicable performance period), but only with respect to the portions of awards for which the performance period has either been completed prior to termination or will be completed at the end of the fiscal year in which termination occurs; (b) then-outstanding PEP awards for which the performance period is scheduled to end after the fiscal year in which termination occurs will be forfeited; (c) the vesting of all or a portion (depending, on an award-by-award basis, whether such termination occurs before or after the 12-month anniversary of the grant date of the award) of unvested time-based RSUs will accelerate upon termination, with any remaining unvested time-based RSUs forfeited; (d) the special LTI award granted in March 2014 will be forfeited and (e) all other outstanding equity-based compensation awards will be treated as set forth in the applicable award agreements; and

    (ii)  if the termination occurs on or after March 6, 2017, (a) then-outstanding PEP awards will remain outstanding and continue to be eligible to vest in accordance with their existing terms (based on actual performance through the end of the applicable performance period); (b) the vesting of 100% of unvested time-based RSUs will accelerate upon termination; (c) the special LTI award, to the extent then unvested, will be forfeited and (d) all other outstanding equity-based compensation awards will be treated as set forth in the applicable award agreements.

In addition, in the event of a termination due to Mr. Burke's retirement, notwithstanding anything to the contrary in an award agreement, Mr. Burke will be entitled to full vesting of the then-unvested portion of any award granted in conjunction with or following his promotion to CEO, as if he had remained employed through the end of each applicable vesting period (and based on actual performance). For this purpose, the letter agreement between the Company and Mr. Burke defines retirement to include Mr. Burke's voluntary termination of employment after attaining the age of 60 or his resignation at any time if the Board of Directors determines, in its sole discretion, that an adequate succession is in place and that Mr. Burke and the Board of Directors mutually agree that his separation from service is in the best interests of AECOM.

Any and all severance payments or benefits provided under the letter agreement are contingent upon the execution of a general release.

Employment Agreement — Randall A. Wotring

In addition to Mr. Wotring's participation in the Company's Change in Control Severance Policy for Key Executives, the Company and Mr. Wotring also entered into an employment agreement on January 1, 2015 (the "Wotring Employment Agreement"). According to the terms of the Wotring Employment Agreement, if Mr. Wotring voluntarily resigns his employment for Good Reason (as defined in the Wotring Employment Agreement) or if the Company terminates Mr. Wotring's employment without Cause (as defined in the Wotring Employment Agreement), then Mr. Wotring shall be entitled to an amount equal to one times Mr. Wotring's base salary in effect immediately prior to the termination date (two times if the termination occurred on or before October 17, 2015) as well as twelve months of paid COBRA coverage premiums and long-term disability and term life insurance coverage.

Employment Agreement — George Nash, Jr.

In addition to Mr. Nash's participation in the Company's Change in Control Severance Policy for Key Executives, the Company and Mr. Nash also entered into an employment agreement on January 1, 2015 (the "Nash Employment Agreement"). According to the terms of the Nash Employment Agreement, if Mr. Nash voluntarily resigns his employment for Good Reason (as defined in the Nash Employment Agreement) or if the Company terminates Mr. Nash's employment without Cause (as defined in the Nash Employment Agreement), then Mr. Nash shall be entitled to an amount equal to one times Mr. Nash's base salary in effect immediately prior to the termination date (two times if the termination occurred on or before October 17, 2015) as well as twelve months of paid COBRA coverage premiums and long-term disability and term life insurance coverage. Mr. Nash is no longer with AECOM as of October 2015.

Regular U.S. Severance Policy

Subject to the terms, conditions and limitations of the Company's U.S. severance program, regular full-time and regular part-time fixed-schedule employees are eligible for severance pay if their employment in the U.S. is terminated under the following circumstances: lack of work, reorganization or restructuring of a unit or group, reduction in force with no reasonable offer of an internal transfer, elimination of job or position or voluntary acceptance of a company-initiated retirement program. The Company retains the right to amend or terminate its severance pay plan at any time without advance notice.

Severance benefits are computed on the basis of the employee's base rate of pay, regular full-time or part-time fixed classification, most recent date of hire and regular work schedule at the time of termination, excluding all other types of compensation, such as overtime, shift differential or other salary uplifts, bonuses, commissions and incentives. Employees with a title of Vice President or above (including all of the Named Executive Officers) are eligible for 12 weeks of base pay regardless of years of service.

Long-Term Incentives

Pursuant to the terms of each of the RSU and PEP awards ("Long-Term Incentives" in the tables below) held by our Named Executive Officers, upon the date of a termination of the executive's employment as a result of death or disability, all unvested RSU and PEP awards will vest in full. Disability means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. Pro-rata vesting is calculated as the percentage where the denominator is the number of months in the performance cycle of the relevant award and the numerator is the number of whole months from the beginning date of the performance cycle through the date of the executive's termination.

Name and Principal Position	Plan Name	Death	Disability	Early Retirement and Voluntary Termination	Retirement	Involuntary Termination for Cause	Involuntary Termination Without Cause	Involuntary Termination Upon Change of Control(1)

Michael S. Burke	Long-Term Incentive(2)	$26,887,204	$26,887,204	$16,358,553	$16,358,553	$0	$17,826,223	$26,887,204
Chairman and CEO	Severance Payment	$0	$0	$0	$0	$0	$5,373,563	$5,373,563
(PEO)	Health and Welfare Benefit Continuation	$0	$0	$0	$0	$0	$91,926	$91,926
Stephen M. Kadenacy	Long-Term Incentive(2)	$7,426,138	$7,426,138	$0	$0	$0	$0	$7,426,138
President and Former	Severance Payment	$0	$0	$0	$0	$0	$155,770	$2,162,542
CFO (PFO)	Health and Welfare Benefit Continuation	$0	$0	$0	$0	$0	$0	$70,831
Randall A. Wotring	URS Federal Services, Inc.	$424,164	$863,318	$863,318	$819,011	$863,318	$863,318	$863,318
Group President,	Employees Retirement Plan(3)
Management	Long-Term Incentive(2)	$2,574,907	$2,574,907	$0	$0	$0	$0	$2,574,907
Services	Severance Payment	$0	$0	$0	$0	$0	$1,380,038	$2,535,029
	Health and Welfare Benefit Continuation	$0	$0	$0	$0	$0	$51,664	$62,552
George Nash Jr.	URS E&C Holdings Restoration	$283,006	$283,006	$283,006	$283,006	$283,006	$283,006	$283,006
Former Group	Plan
President, Energy,	Long-Term Incentive(2)	$2,574,907	$2,574,907	$0	$0	$0	$0	$2,574,907
Infrastructure &	Severance Payment	$0	$0	$0	$0	$0	$1,240,000	$1,508,130
Industrial Construction	Health and Welfare Benefit Continuation	$0	$0	$0	$0	$0	$24,151	$27,951
Frederick W. Werner	Pension Plan(3)	$99,191	$196,030	$196,030	$216,557	$196,030	$196,030	$196,030
President, Design and	MSERP(3)	$132,429	$261,718	$261,718	$289,123	$261,718	$261,718	$261,718
Consulting Services	92 SERP(3)	$1,183,994	$1,183,994	$1,183,994	$1,138,501	$0	$1,183,994	$1,183,994
	Long-Term Incentive(2)	$6,922,883	$6,922,883	$0	$3,954,616	$0	$0	$6,922,883
	Severance Payment	$0	$0	$0	$0	$0	$150,000	$1,764,720
	Health and Welfare Benefit Continuation	$0	$0	$0	$0	$0	$0	$68,944

(1)
Under the Change in Control Severance Policy in the event that any benefit payable constitutes a "parachute payment" within the meaning of Internal Revenue Code Section 280G and would be subject to excise tax imposed by Section 4999 of the Internal Revenue Code, then payments shall be provided either in full or reduced to an amount in which no portion of the benefits would be subject to excise tax, whichever provides the greatest after-tax benefit. The amounts in the table represent the benefits without consideration of reduction to avoid excise tax and based on assumption of a double-trigger event.

(2)
This row includes the payment of all outstanding RSU2015, RSU2014, RSU2013, PEP2015, PEP2014, PEP2013 and Performance Stock Option awards upon Retirement, Death and Total and Permanent

  Disability as applicable for each individual. All calculations in this row are based on the AECOM common stock closing price as of Octoer 2, 2015, which was $27.91 per share.

(3)
Present Value of Accumulated Benefits ($). Liabilities shown in this table are computed using the same material assumptions used to determine the analogous liabilities located in the notes to our consolidated financial statements, except that the values provided are the values had the participant terminated and received immediate benefits as of the last day of our 2015 fiscal year. Except the values provided above for the AECOM Technology Corporation 92 SERP and Excess Benefit Plan have been calculated using the Plan's lump sum basis, which is a 2.55% interest rate and the GAM83 mortality table for distributions made during the plan year beginning October 1, 2015. The interest rate of 2.55% is determined as the yield on the October 1, 2015, 10-year U.S. Treasury Note of 2.05% plus 50 basis points.
Directors' Compensation for Fiscal Year 2015

The following table sets forth information with respect to the compensation that certain members of the AECOM Board of Directors received in fiscal year 2015. Mr. Burke is an employee Director shown on the Summary Compensation Table and did not receive separate compensation for activities as a Board member. Mr. Tishman is also an employee Director, and executive officer of the Company, but is not shown on the Summary Compensation Table and did not receive separate compensation for activities as a Board member. Mr. Dionisio was also an employee Director, but retired as an employee of the Company on March 4, 2015, and any compensation he received as an employee of the Company is included in the following table.

All non-executive directors are paid a retainer of $100,000 per year. In addition, these non-employee directors receive the following retainers for their service on the Board:

  •
  Lead Director — Annual retainer of $35,000

  •
  Chairperson of the Audit Committee — Annual retainer of $25,000

  •
  Chairperson of the Compensation/Organization Committee — Annual retainer of $25,000

  •
  Chairperson of the Other Committees — Annual retainer of $20,000

  •
  Members of the Audit Committee — Annual retainer of $12,000

  •
  Members of the Other Committees — Annual retainer of $9,500

  •
  Board/Committee Meeting Fees — $1,500 or $1,000 for each meeting attended in-person or by telephone, respectively, is paid when the number of meetings during the year has exceeded five (5) for the Board or each Committee

Each non-employee Director also receives a $1,000 fee per day, plus reimbursement for travel for attendance at other qualifying Board-related functions in his or her capacity as a Director.

Each non-employee Director receives an annual long-term equity award grant date fair value of $130,000, composed 100% of time-vested RSUs. Each non-employee Director who joins our Board of Directors receives an annual long-term equity award pro-rated for the number of quarters he or she serves.

For fiscal year 2016, each non-employee Director will receive an annual long-term equity award grant date fair value of $140,000.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total($)

John M. Dionisio	$62,992	$130,000	$0	$0	$1,650,940	$1,843,932
James H. Fordyce	$138,875	$130,000	$0	$1,113	$10,000	$279,988
Senator William H. Frist	$108,183	$195,000	$0	$0	$0	$303,183
Linda Griego	$134,500	$130,000	$0	$0	$10,000	$274,500
David W. Joos	$124,875	$130,000	$0	$581	$0	$255,456
Richard G. Newman*	$57,250	$0	$0	$0	$11,901	$69,151
Dr. William G. Ouchi	$159,000	$130,000	$0	$0	$10,000	$299,000
Dr. Robert J. Routs	$136,000	$130,000	$0	$0	$0	$266,000
William P. Rutledge	$138,875	$130,000	$0	$0	$10,000	$278,875
Clarence T. Schmitz	$120,183	$130,000	$0	$0	$1,000	$251,183
Douglas W. Stotlar	$110,337	$195,000	$0	$0	$0	$305,337
General Janet C. Wolfenbarger, USAF Retired	$18,250	$97,500	$0	$0	$0	$115,750

*
Mr. Newman retired from our Board of Directors effective March 4, 2015.

(1)
These amounts include annual retainer fees and any Board and Committee meeting fees earned in FY2015.

(2)
On October 17, 2014, Senator Frist and Mr. Stotlar each received a pro-rated RSU grant with a grant date fair value of $65,000, or 2,164 units, based on a grant price of $30.04. These RSUs will become 100% vested and be settled, in shares of AECOM stock, on the earlier of the first anniversary of the grant date (i.e. October 17, 2015) or the date of the Corporation's 2015 Annual Meeting of Stockholders (i.e. March 4, 2015). On March 4, 2015, each non-employee Director, excluding General Wolfenbarger and Mr. Newman, received a RSU grant with a grant date fair value of $130,000, or 4,327 units, based on a grant price of $30.05. On August 3, 2015, General Wolfenbarger received a pro-rated RSU grant with a grant date fair value of $97,500, or 3,187 units, based on a grant price of $30.60. All of these RSUs will become 100% vested and be settled, in shares of AECOM stock, on the earlier of the first anniversary of the grant date (i.e. March 4, 2016 or August 3, 2016, respectively) or the date of the Corporation's 2016 Annual Meeting (i.e. March 2, 2016).

  The directors had the following number of unvested RSUs and PEPs outstanding as of September 30, 2015:

Director	Unvested RSUs	Additional Unvested RSUs*	Additional Unvested PEPs*

John M. Dionisio	4,327	192,112	127,311
James H. Fordyce	4,327	—	—
Senator William H. Frist	4,327	—	—
Linda Griego	4,327	—	—
David W. Joos	4,327	—	—
Richard G. Newman	—	—	—
Dr. William G. Ouchi	4,327	—	—
Dr. Robert J. Routs	4,327	—	—
William P. Rutledge	4,327	—	—
Clarence T. Schmitz	4,327	—	—
Douglas W. Stotlar	4,327	—	—
General Janet C. Wolfenbarger, USAF Retired	3,187	—	—

*
For Mr. Dionisio, includes unvested RSUs and PEPs from previous grants received as an employee of the Company.

(3)
The Directors had the following number of stock options outstanding as of September 30, 2015:

Director	Options Outstanding*

John M. Dionisio	149,432
James H. Fordyce	20,116
Senator William H. Frist	—
Linda Griego	20,116
David W. Joos	—
Richard G. Newman	93,104
Dr. William G. Ouchi	10,116
Dr. Robert J. Routs	6,468
William P. Rutledge	20,116
Clarence T. Schmitz	—
Douglas W. Stotlar	—
General Janet C. Wolfenbarger, USAF Retired	—

*
For Messrs. Dionisio and Newman, includes outstanding options from previous grants received as an employee of the Company.
(4)
The amounts for non-employee Directors, excluding Mr. Dionisio, include Company matching contributions to charitable organizations for Ms. Griego, Dr. Ouchi and Messrs. Fordyce, Schmitz, Newman and Rutledge. Mr. Dionisio's amount includes amounts earned as an employee of the Company including a $900,000 annual bonus, $701,721 in base salary and other W-2-related compensation, Company-paid parking, security and automobile-related costs, spousal travel and entertainment, Company matching contributions to charitable organizations, executive allowance, a Company match in the RSP, executive life insurance and medical, dental and vision insurance premiums.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation/Organization Committee of our Board of Directors were James H. Fordyce (Chair), Linda Griego, Dr. William G. Ouchi, Dr. Robert J. Routs, William P. Rutledge and Clarence T. Schmitz. None of the members of the Compensation/Organization Committee of our Board of Directors during fiscal year 2015 were or currently are a current or former officer or employee of the Company, or have had any relationships requiring disclosure under Item 404(a) of Regulation S-K. No executive officer of the Company serves or served during fiscal year 2015 as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Compensation/Organization Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee's responsibilities include appointing the Company's independent registered public accounting firm, pre-approving audit and non-audit services provided by the firm and assisting the Board in providing oversight to the Company's financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee meets with the Company's independent registered public accounting firm, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters.

In connection with its oversight responsibilities related to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K, the Audit Committee met with management and Ernst & Young LLP, the Company's independent registered public accounting firm, and reviewed and discussed with them the audited consolidated financial statements. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees, as modified or supplemented. The Audit Committee also discussed with the Company's independent registered public accounting firm the overall scope and plans for the annual audit, the results of their examinations, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

The Company's independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required in Rule 3526 of the Public Company Accounting Oversight Board, and the Audit Committee discussed with the independent registered public accounting firm that firm's independence. In addition, the Audit Committee has considered whether the independent registered public accounting firm's provision of non-audit services to the Company and its affiliates is compatible with the firm's independence.

The Audit Committee met with representatives of management, the internal auditors, legal counsel and the independent registered public accounting firm on a regular basis throughout the year to discuss the progress of management's testing and evaluation of the Company's system of internal control over financial reporting in response to the applicable requirements of the Sarbanes-Oxley Act of 2002 and related U.S. Securities and Exchange Commission regulations. At the conclusion of this process, the Audit Committee received from management its assessment and report on the effectiveness of the Company's internal controls over financial reporting. In addition, the Audit Committee received from Ernst & Young LLP its attestation report on the Company's internal control over financial reporting. These assessments and reports are as of September 30, 2015. The Audit Committee reviewed and discussed the results of management's assessment and Ernst & Young LLP's attestation.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2015, for filing with the U.S. Securities and Exchange Commission. The Audit Committee also approved the appointment of Ernst & Young LLP as the Company's independent registered public accountants for the fiscal year ending September 30, 2016, and recommended that the Board submit this appointment to the Company's stockholders for ratification at the 2016 Annual Meeting.

Respectfully submitted,
William P. Rutledge, Chairman David W. Joos Clarence T. Schmitz Douglas W. Stotlar

AUDIT FEES

Independent Registered Public Accounting Firm and Fees

The following table summarizes the fees for professional audit services provided by Ernst & Young LLP for the audit of the Company's annual consolidated financial statements for the fiscal years ending September 30, 2015, and September 30, 2014, as well as fees billed for all other services provided by Ernst & Young LLP during those same periods:

	2015	2014

Audit Fees	$13,390,183	$7,443,182
Audit Related Fees	1,327,789	1,022,372
Tax Fees	3,978,473	2,763,941

Total	$18,696,445	$11,229,495

Audit Fees.    The fees identified under this caption were for professional services rendered by Ernst & Young LLP for fiscal years 2015 and 2014 in connection with the audit of our annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q. The amounts also include fees for services that are normally provided by the independent public registered accounting firm in connection with statutory and regulatory filings and engagements for the years identified.

Audit-Related Fees.    The fees identified under this caption were for assurance and related services that were related to the performance of the audit or review of our financial statements and were not reported under the caption "Audit Fees." This category may include fees related to the performance of audits and attestation services not required by statute or regulations, due-diligence activities related to acquisitions, contractor's license compliance procedures and accounting consultations about the application of generally accepted accounting principles to proposed transactions.

Tax Fees.    The fees identified under this caption were for tax compliance, tax planning, tax advice and corporate tax services. Corporate tax services encompass a variety of permissible services, including technical tax advice related to U.S. and international tax matters, assistance with foreign income and withholding tax matters, assistance with sales tax, value-added tax and equivalent tax-related matters in local jurisdictions, preparation of reports to comply with local tax authority transfer pricing documentation requirements and assistance with tax audits.

Approval Policy.    Except for requests for preapproval made between Audit Committee meetings, the Company's Audit Committee approves in advance all services provided by our independent registered public accounting firm. The Chairperson of our Audit Committee approves in advance all services requested between Audit Committee meetings. All such interim approvals are reported to and approved by the full Audit Committee at the next meeting. All engagements of our independent registered public accounting firm in fiscal years 2015 and 2014 were pre-approved by the Audit Committee or Chairperson of the Audit Committee in accordance with this policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of January 4, 2016, by:

  •
  Each person or group of affiliated persons who we know beneficially owns more than 5% of our common stock;

  •
  Each of our directors and nominees;

  •
  Each of our Named Executive Officers; and

  •
  All of our directors and executive officers as a group.

Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws. The table includes the number of shares underlying options and warrants that are exercisable within, and the number of shares of Restricted Stock Units that settle within, 60 days from January 4, 2016.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(%)(2)

FMR LLC(3)	23,073,199	15.13%
82 Devonshire Street Boston, MA 02109
Blackrock Inc.(4)	11,201,762	7.35%
55 East 52nd Street New York, NY 10022
The Vanguard Group(5)	9,888,017	6.49%
100 Vanguard Boulevard Malvern, PA 19355
Michael S. Burke(6)	295,794	*
John M. Dionisio(7)	335,504	*
James H. Fordyce(8)	149,931	*
Senator William H. Frist(9)	32,787	*
Linda Griego(10)	43,455	*
David W. Joos(11)	21,861	*
Dr. William G. Ouchi(12)	77,555	*
Dr. Robert J. Routs(13)	21,978	*
William P. Rutledge(14)	60,247	*
Clarence T. Schmitz(15)	14,334	*
Douglas W. Stotlar(16)	35,528	*
Daniel R. Tishman(17)	319,339	*
General Janet C. Wolfenbarger, USAF Retired(18)	3,187	*
Stephen M. Kadenacy(19)	56,948	*
George L. Nash, Jr.(20)	21,477	*
Frederick W. Werner(21)	145,764	*
Randall A. Wotring(22)	51,205	*
All directors and executive officers as a group (22 persons)	1,748,599	1.14%

*
Indicates less than one percent.

(1)
Unless otherwise indicated, the address of each person in this table is c/o AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

(2)
Calculated pursuant to Rule 13d-3(d) under the Exchange Act. Shares not outstanding that are subject to options or warrants exercisable by the holder thereof within 60 days of January 4, 2016, are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage of any other person. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

(3)
Based solely on the information set forth in a Schedule 13G/A filed by FMR LLC with the SEC on February 13, 2015. Based on such filing, FMR LLC has sole power to vote or to direct the vote with respect to 324,295 shares and sole power to dispose or to direct the disposition of 23,073,199 shares.

(4)
Based solely on the information set forth in a Schedule 13G/A filed by Blackrock Inc. with the SEC on January 26, 2015. Based on such filing, Blackrock Inc. has shared power to vote or to direct the vote with respect to 10,520,264 shares and shared power to dispose or to direct the disposition of 11,201,762 shares.

(5)
Based solely on the information set forth in a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2015. Based on such filing, The Vanguard Group has sole power to vote 100,380 shares, sole power to dispose or to the direct the disposition of 9,798,966 shares and shared power to dispose or to direct the disposition of 89,051 shares.

(6)
Common stock includes 124,701 shares subject to options exercisable prior to March 4, 2016, and 37,531 shares held in our RSP.

(7)
Common stock includes 4,083 shares subject to options exercisable prior to March 4, 2016, 4,327 shares that will be acquired as settlement of Restricted Stock Units prior to March 4, 2016, and 87,958 shares held in our RSP.

(8)
Common stock includes 20,116 shares subject to options exercisable prior to March 4, 2016, and 4,327 shares that will be acquired as settlement of Restricted Stock Units prior to March 4, 2016.

(9)
Common stock includes 4,327 shares that will be acquired as settlement of Restricted Stock Units prior to March 4, 2016.

(10)
Common stock includes 20,116 shares subject to options exercisable prior to March 4, 2016, and 4,327 shares that will be acquired as settlement of Restricted Stock Units prior to March 4, 2016.

(11)
Common stock includes 4,327 shares that will be acquired as settlement of Restricted Stock Units prior to March 4, 2016.

(12)
Common stock includes 10,116 shares subject to options exercisable prior to March 4, 2016, and 4,327 shares that will be acquired as settlement of Restricted Stock Units prior to March 4, 2016.

(13)
Common stock includes 6,468 shares subject to options exercisable prior to March 4, 2016, and 4,327 shares that will be acquired as settlement of Restricted Stock Units prior to March 4, 2016.

(14)
Common stock includes 20,116 shares subject to options exercisable prior to March 4, 2016, and 4,327 shares that will be acquired as settlement of Restricted Stock Units prior to March 4, 2016.

(15)
Common stock includes 4,327 shares that will be acquired as settlement of Restricted Stock Units prior to March 4, 2016.

(16)
Common stock includes 4,327 shares that will be acquired as settlement of Restricted Stock Units prior to March 4, 2016.

(17)
Common stock includes 77 shares held in our RSP.

(18)
Common stock includes 3,187 shares that will be acquired as settlement of Restricted Stock Units prior to March 4, 2016.

(19)
Common stock includes 1,141 shares held in our RSP.

(20)
Mr. Nash left the Company in October 2015, however, based on his last Form 4 before he left the Company, he owned 21,477 AECOM common shares.

(21)
Common stock includes 37,287 shares subject to options exercisable prior to March 4, 2016, and 65,828 shares held in our RSP.

(22)
Common stock includes 132 shares held in our RSP.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors, executive officers and persons who beneficially own more than 10% of our common stock, and any other person subject to Section 16 of the Exchange Act because of the requirements of Section 30 of the Investment Company Act to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These Section 16 reporting persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16 forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from Section 16 reporting persons, we believe that during our fiscal year ended September 30, 2015, all Section 16 reporting persons complied with all applicable filing requirements, except for the following:

  •
  A Statement of Changes in Beneficial Ownership of Securities on Form 4 was not timely filed to report the January 8, 2015, acquisition of common stock by Mr. Dionisio and was filed on January 13, 2015.

  •
  A Statement of Changes in Beneficial Ownership of Securities on Form 4 was not timely filed to report the March 11, 2015, exercise and acquisition of common stock by Mr. Burke and was filed on March 16, 2015.
Stockholders Sharing the Same Address

Stockholders who have more than one account holding AECOM stock but who share the same address may request to receive only a single set of annual meeting materials. Such requests should be submitted in writing to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary; online through the Information Request page in the "Investors" section of our Web site: www.aecom.com; or by calling Investor Relations at (212) 973-2982, and we will promptly make the changes that you have requested. Stockholders who choose to receive only one copy of the annual meeting materials will continue to have access to and utilize separate proxy voting instructions.

If you want to receive a paper proxy or voting instruction form, or other proxy materials for purposes of the 2016 Annual Meeting, follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you.

Annual Report on Form 10-K

Printed copies of our 2015 Annual Report on Form 10-K (including our financial statements) are available upon request without charge by calling Investor Relations at (212) 973-2982; writing to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary; or soft copies may be obtained from the Investor section of www.aecom.com.

Stockholder Proposals

2016 Annual Meeting Proposals:

We were not required to include any stockholder proposals at our upcoming 2016 Annual Meeting, and we will therefore be allowed to use our discretionary voting authority if any stockholder proposals are raised at the 2016 Annual Meeting.

2017 Annual Meeting Proposals:

Stockholders who wish to have proposals considered for inclusion in the Proxy Statement and form of proxy for our 2017 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by our Corporate Secretary at the address first set forth on the first page of this Proxy Statement no later than September 23, 2016. Any proposal should be addressed to our Corporate Secretary and may be included in next year's proxy materials only if such proposal complies with our Bylaws and the rules and regulations promulgated by the Securities and Exchange Commission. Nothing in this section shall be deemed to require us to include in our Proxy Statement or our proxy relating to any annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

In addition, the Company's Bylaws require that the Company be given advance written notice of nominations for election to the Board of Directors and other matters that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy materials in accordance with Rule 14a-8(e) under the Exchange Act). The Corporate Secretary must receive such notice not later than December 2, 2016, and no earlier than November 2, 2016, for matters to be presented at the 2017 Annual Meeting of Stockholders. However, in the event that the date of the 2017 Annual Meeting of Stockholders is held before February 1, 2017, or after April 1, 2017, for notice by the stockholder to be timely it must be received no more than 120 days prior to the date of the 2017 Annual Meeting of Stockholders and not less than the later of the close of business (a) 90 days prior to the date of the 2017 Annual Meeting of Stockholders and (b) the 10th day following the day on which public announcement of such meeting was first made by the Company. If timely notice is not received by the Company, then the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination.

Incorporation by Reference

In our filings with the Securities and Exchange Commission, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, information that should be considered as part of the filing that you are reading. Our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on November 25, 2015, is incorporated by reference herein. Printed copies of our 2015 Annual Report on Form 10-K and other reports incorporated herein by reference are available upon request without charge by calling Investor Relations at (212) 973-2982; writing to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary; or requesting online through the Information Request page in the "Investors" section of our Web site: www.aecom.com. Such materials will be provided by first class mail or other equally prompt means. Based on Securities and Exchange Commission regulations, the reports of the Compensation/Organization Committee and Audit Committee, included above, are not specifically incorporated by reference into any other filings that we make with the Securities and Exchange Commission. This Proxy Statement is sent to you as part of the proxy materials for the 2016 Annual Meeting. You may not consider this Proxy Statement as material for soliciting the purchase or sale of our common stock.

Other Matters

Our Board of Directors knows of no other matters that will be presented for consideration at the 2016 Annual Meeting. If any other matters are properly brought before the 2016 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote promptly by either electronically submitting a proxy or voting instruction card over the Internet, by telephone, or by delivering to us or your broker a signed and dated proxy card.

By order of the Board of Directors,

Christina Ching
Vice President, Corporate Secretary

Los Angeles, California
January 22, 2016

ANNEX A

Reconciliation of Non-GAAP Items

	Twelve Months Ended
	Sep 30, 2015
Net income (loss) attributable to AECOM — per diluted share*	$(1.04	)*
Per diluted share adjustments, net of tax:
Acquisition and integration expenses	1.89
Amortization of intangible assets	1.84
Financing charges in interest expense	0.39

Adjusted net income attributable to AECOM — per diluted share	$3.08

*
Basic and dilutive GAAP EPS calculations use the same share count in the event of a net loss to avoid any antidilutive effect; however, the adjusted EPS includes the dilutive shares excluded in the GAAP EPS.

Reconciliation of EPS for PEP 2014

	Twelve Months Ended
	Sep 30, 2014	Sep 30, 2015

Net income (loss) attributable to AECOM — per diluted share*	$2.33	$(1.04	)*
Per diluted share adjustments, net of tax:
Acquisition and integration expenses	0.20	1.89
Amortization of intangible assets related to URS		1.73
Financing charges in interest expense		0.39

Adjusted net income attributable to AECOM — per diluted share	$2.53	2.97	**

*
Basic and dilutive GAAP EPS calculations use the same share count in the event of a net loss to avoid any antidilutive effect; however, the adjusted EPS includes the dilutive shares excluded in the GAAP EPS.

**
Reduced from $3.08 to comply with EPS as defined for the PEP 2014 compensation calculation.

Reconciliation of free cash flow

	Twelve Months Ended
in millions	Sep 30, 2014	Sep 30, 2015

Net cash provided by operating activities	$360.6	$764.4
Capital expenditures, net	(62.8)	(69.4)

Free cash flow	$297.8	$695.0

A-1

Reconciliation of free cash flow per share

	Twelve Months Ended
in millions, except for free cash flow/share	Sep 30, 2014	Sep 30, 2015

Free cash flow	$297.8	$695.0
Adjusted diluted, weighted shares outstanding*	98.7	151.3

Free cash flow/share	$3.02	$4.59

*
Basic and dilutive GAAP calculations use the same share count in the event of a net loss to avoid any antidilutive effect; however, the adjusted figures include the dilutive shares excluded in the GAAP calculation.

Reconciliation of operating cash flow per share

Twelve Months Ended
in millions, except for operating cash flow/share	Sep 30, 2015
Net cash provided by operating activities	$764.4
Adjusted diluted, weighted shares outstanding*	151.3

Operating cash flow/share	$5.05

*
Basic and dilutive GAAP calculations use the same share count in the event of a net loss to avoid any antidilutive effect; however, the adjusted figures include the dilutive shares excluded in the GAAP calculation.

A-2

ANNEX B

AECOM

2016 STOCK INCENTIVE PLAN

Effective March 2, 2016

AECOM
2016 STOCK INCENTIVE PLAN

1.   Purpose

  The purpose of the AECOM 2016 Stock Incentive Plan (the "Plan") is to advance the interests of the AECOM (the "Company") by stimulating the efforts of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue in working toward and contributing to the success and progress of the Company. The Plan supersedes the Company's Amended and Restated 2006 Stock Incentive Plan and all other previously-adopted equity incentive plans with respect to future equity-based incentive compensation awards, and provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, and for Incentive Bonuses, which may be paid in cash or stock or a combination thereof, as determined by the Administrator.

2.   Definitions

  As used in the Plan, the following terms shall have the meanings set forth below:

  (a)
  "Administrator" means the Administrator of the Plan in accordance with Section 18.

  (b)
  "Award" means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which may be subject to performance conditions.

  (c)
  "Award Agreement" means a written or electronic agreement or other instrument as may be approved from time to time by the Administrator implementing the grant of each Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, memoranda, notices or similar instruments as approved by the Administrator.

  (d)
  "Board" means the board of directors of the Company.

  (e)
  "Cause" has the meaning specified in any written agreement between a Participant and the Company or, in the absence of any such definition, means the commission of an act of fraud or theft against the Company; conviction (including a guilty plea or plea of nolo contendere) for any felony; conviction (including a guilty plea or plea of nolo contendere) for any misdemeanor involving moral turpitude which might, in the Company's opinion, cause embarrassment to the Company; significant violation of any material Company policy; willful or repeated non-performance or substandard performance of material duties which is not cured within thirty (30) days after written notice thereof to the Participant; or violation of any material District of Columbia, state or federal laws, rules or regulations in connection with or during performance of the Participant's work which, if such violation is curable, is not cured within thirty (30) days after notice thereof to the Participant.

  (f)
  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

  (g)
  "Company" means AECOM, a Delaware corporation, and, as applicable, any successor corporation.

  (h)
  "Incentive Bonus" means a bonus opportunity awarded under Section 9 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of enumerated performance criteria.

  (i)
  "Incentive Stock Option" means a stock option that is designated as potentially eligible to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

  (j)
  "Nonemployee Director" means each person who is, or is elected to be, a member of the Board and who is not an employee of the Company or any Subsidiary.

  (k)
  "Nonqualified Stock Option" means a stock option that is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

  (l)
  "Option" means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 6 of the Plan.

  (m)
  "Participant" means any individual described in Section 3 to whom Awards have been granted from time to time by the Administrator and any authorized transferee of such individual.

  (n)
  "Plan" means the AECOM 2016 Stock Incentive Plan as set forth herein and as amended from time to time.

  (o)
  "Prior Plans" means the Company's Amended and Restated 2006 Stock Incentive Plan and the URS Corporation 2008 Equity Incentive Plan.

  (p)
  "Qualifying Performance Criteria" has the meaning set forth in Section 13(b).

  (q)
  "Restricted Stock" means Shares granted pursuant to Section 8 of the Plan.

  (r)
  "Restricted Stock Unit" means, an Award granted to a Participant pursuant to Section 8 pursuant to which Shares or cash in lieu thereof may be issued in the future.

  (s)
  "Retirement" has the meaning specified by the Administrator in the terms of an Award Agreement or, in the absence of any such term, for Participants other than Nonemployee Directors shall mean retirement from active employment with the Company and its Subsidiaries (i) at or after age 60 and with the approval of the Administrator or (ii) at or after age 65. The determination of the Administrator as to an individual's Retirement shall be conclusive on all parties.

  (t)
  "Share" means a share of the Company's common stock, par value $.01, subject to adjustment as provided in Section 12.

  (u)
  "Stock Appreciation Right" means a right granted pursuant to Section 7 of the Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Administrator, value equal to or otherwise based on the excess of (i) the market price of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.

  (v)
  "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Administrator in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

  (w)
  "Substitute Awards" means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

  (x)
  "Termination of Employment" means ceasing to serve as an employee of the Company and its Subsidiaries or, with respect to a Nonemployee Director or other service provider, ceasing to serve as such for the Company, except that with respect to all or any Awards held by a Participant (i) the Administrator may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a "Termination of Employment," (ii) unless determined otherwise by the Administrator, an approved leave of absence or approved employment on a less than full-time basis shall not be considered a "Termination of Employment," (iii) service as a member of the Board shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee and (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board or other service provider. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a Termination of Employment with the Company and its

    Subsidiaries for purposes of any affected Participant's Options, and the Administrator's decision shall be final and binding.

  (y)
  "Total and Permanent Disablement" has the meaning specified by the Administrator in the terms of an Award Agreement or, in the absence of any such term or in the case of an Option intending to qualify as an Incentive Stock Option, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The determination of the Administrator as to an individual's Total and Permanent Disablement shall be conclusive on all parties.

3.   Eligibility

  Any person who is a current or prospective officer or employee (including any director who is also an employee, in his or her capacity as such) of the Company or of any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. To the extent provided by Section 5(d), any Nonemployee Director shall be eligible for the grant of Awards hereunder as determined by the Administrator. In addition any service provider who has been retained to provide consulting, advisory or other services to the Company or to any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code, as selected by the Administrator.

4.   Effective Date and Termination of Plan

  This Plan was originally adopted by the Board on November 17, 2015 and shall become effective upon approval by the Company's stockholders at the Company's 2016 Annual Meeting of Stockholders on March 2, 2016 (the "Effective Date"). The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date; provided, however, that Incentive Stock Options may not be granted under the Plan after the 10th anniversary of the date of the Board's original approval. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

5.   Shares Subject to the Plan and to Awards

  (a)
  Aggregate Limits. The aggregate number of Shares issuable under this Plan shall not exceed 8,890,000, reduced by one (1) Share for every one (1) Share issued pursuant to an option or stock appreciation right granted under the Prior Plans from and after January 1, 2016 and prior to the Effective Date and 2.5 Shares for every one (1) Share issued pursuant to an award other than an option or stock appreciation right granted from and after January 1, 2016 and prior to the Effective Date under any Prior Plan. Any Shares issued under Options or Stock Appreciation Rights shall be counted against the number of Shares issuable under this Plan on a one-for-one basis and any Shares issued pursuant to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 2.5 Shares for every one (1) Share subject to such Award. Shares subject to outstanding awards under the Prior Plans as of January 1, 2016 (such awards the "Prior Plan Awards") that, from and after January 1, 2016, are canceled, expired, forfeited or otherwise not issued pursuant to such Prior Plan Award (including as a result of being withheld to pay withholding taxes in connection with any such awards (other than options or stock appreciation rights) or such award being settled in cash) shall be added to the number of Shares issuable under this Plan as one (1) Share if such shares were subject to options or stock appreciation rights granted under a Prior Plan, and as 2.5 Shares if such shares were subject to awards other than options or stock appreciation rights granted under a Prior Plan. The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 12. The Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market. After the Effective Date, no awards may be granted under any Prior Plan.

  (b)
  Issuance of Shares. For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award under this Plan. Notwithstanding the foregoing, Shares subject to an Award under this Plan may not again be made available for issuance under this Plan (and shall not be added to this Plan in respect of awards under a Prior Plan) if such shares are: (i) shares that were subject to a stock-settled Stock Appreciation Right (or stock appreciation right under a Prior Plan) and were not issued upon the net settlement or net exercise of such Stock Appreciation Right (or stock appreciation right under a Prior Plan), (ii) shares delivered to or withheld by the Company to pay the exercise price of an Option (or option under a Prior Plan), (iii) shares delivered to or withheld by the Company to pay the withholding taxes related an Option or a Stock Appreciation Right (or option or stock appreciation right under a Prior Plan), or (iv) shares repurchased on the open market with the proceeds of an Option (or option under a Prior Plan) exercise. Any Shares that again become available for grant pursuant to this Section 5(b) shall be added back as one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under this Plan or options or stock appreciation rights granted under a Prior Plan, and as 2.5 Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under this Plan or subject to awards other than options or stock appreciation rights granted under a Prior Plan. Shares subject to Awards that have been canceled, expired, forfeited, delivered to or withheld by the Company to pay the withholding taxes related an Award other than an Option or a Stock Appreciation Right or otherwise not issued under an Award and shares subject to Awards settled in cash shall not count as shares issued under this Plan.

  (c)
  Tax Code Limits. The aggregate number of Shares that may be earned pursuant to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 2,000,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as "performance based compensation" under Section 162(m) of the Code but which number shall not count any tandem SARs (as defined in Section 7). The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 7,000,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. The maximum cash amount payable pursuant to all Incentive Bonus Awards granted in any calendar year to any Participant under this Plan that are intended to satisfy the requirements for "performance based compensation" under Section 162(m) of the Code shall not exceed ten million dollars ($10,000,000).

  (d)
  Director Awards. The aggregate dollar value of equity-based (based on the grant date fair value of equity-based Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any one Nonemployee Director shall not exceed $600,000; provided, however, that in the calendar year in which a Nonemployee Director first joins the Board of Directors or is first designated as Chairman of the Board of Directors or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation granted to the Participant may be up to two hundred percent (200%) of the foregoing limit and the foregoing limit shall not count any tandem SARs (as defined in Section 7).

  (e)
  Substitute Awards. Substitute Awards shall not reduce the Shares authorized for issuance under this Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the Shares authorized for issuance under this Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees or directors of such acquired or combined company before such acquisition or combination.

6.   Options

  (a)
  Option Awards. Options may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. No Participant shall have any rights as a stockholder with respect to any Shares subject to Option hereunder until said Shares have been issued. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

  (b)
  Price. The Administrator will establish the exercise price per Share under each Option, which, in no event will be less than the fair market value of the Shares on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is a Substitute Award for options held by optionees of the acquired entity may be less than 100% of the market price of the Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition that satisfies the requirements of (i) Section 409A of the Code, if such options held by such optionees are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code, and (ii) Section 424(a) of the Code, if such options held by such optionees are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. The exercise price of any Option may be paid in Shares, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares and withholding of Shares otherwise deliverable upon exercise.

  (c)
  No Repricing without Stockholder Approval. Other than in connection with a change in the Company's capitalization (as described in Section 12), the Company shall not, without stockholder approval, reduce the exercise price of an Option and, at any time when the exercise price of an Option is above the fair market value of a Share, the Company shall not, without stockholder approval (except in the case of a change in control), cancel and re-grant or exchange such Option for cash or a new Award.

  (d)
  Provisions Applicable to Options. Subject to the other provisions set forth in this Plan, including Section 18, the date on which Options become exercisable shall be determined at the sole discretion of the Administrator and set forth in an Award Agreement. Unless provided otherwise in the applicable Award Agreement, the vesting period and/or exercisability of an Option shall be adjusted by the Administrator during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis.

  (e)
  Term of Options and Termination of Employment: The Administrator shall establish the term of each Option, which in no case shall exceed a period of seven (7) years from the date of grant; provided, however, the term of an Option (other than an Incentive Stock Option) shall be automatically extended if, at the time of its scheduled expiration, the Participant holding such Option is prohibited by law or the Company's insider trading policy from exercising the Option, which extension shall expire on the thirtieth (30th) day following the date such prohibition no longer applies. Unless an Option earlier expires upon the expiration date established pursuant to the foregoing sentence, upon the Participant's Termination of Employment, his or her rights to exercise an Option then held shall be only as follows, unless the Administrator specifies otherwise (either in an Award Agreement or otherwise):

      (1)    Death.    Upon the death of a Participant while in the employ of the Company or any Subsidiary or while serving as a member of the Board, the Participant's Options then held shall be exercisable by his or her estate, heir or beneficiary at any time during the one (1) year period commencing on the date of death to the extent that the Options are exercisable as of that date. Any and all of the deceased Participant's Options that are not exercised during the one (1) year commencing on the date of death shall terminate as of the end of such one (1) year period. To the extent that any Option is not exercisable as of the date of death, such portion of the Option shall remain unexercisable and shall terminate as of such date.

      If a Participant should die within thirty (30) days of his or her Termination of Employment with the Company and its Subsidiaries, an Option shall be exercisable by his or her estate, heir or beneficiary at any time during the one (1) year period commencing on the date of termination, but only to the extent of the number of Shares as to which such Option was exercisable as of the date of such termination. Any and all of the deceased Participant's Options that are not exercised during the one (1) year period commencing on the date of termination shall terminate as of the end of such one (1) year period. A Participant's estate shall mean his or her legal representative or other person who so acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant.

      (2)    Total and Permanent Disablement.    Upon Termination of Employment as a result of the Total and Permanent Disablement of any Participant, the Participant's Options then held shall be exercisable during the one (1) year period commencing on the date of termination to the extent that the Options are exercisable as of that date. Any and all Options that are not exercised during the one (1) year period commencing on the date of termination shall terminate as of the end of such one (1) year period. To the extent that any Option is not exercisable as of the date of termination, such portion of the Option shall remain unexercisable and shall terminate as of such date.

      (3)    Retirement.    Upon Retirement of a Participant, the Participant's Options then held shall be exercisable during the one (1) year period commencing on the date of Retirement. The number of Shares with respect to which the Options shall be exercisable shall equal the total number of Shares that were exercisable under the Participant's Option on the date of his or her Retirement. Any and all Options that are not exercised during the one (1) year period commencing on the date of termination shall terminate as of the end of such one (1) year period. To the extent that any Option is not exercisable as of his or her Retirement, such portion of the Option shall remain unexercisable and shall terminate as of such date.

      (4)    Cause.    Upon the date of a Participant's Termination of Employment for Cause, any Option that is unexercised prior to the date of termination shall terminate as of such date.

      (5)    Other Reasons.    Upon the date of a Participant's Termination of Employment for any reason other than those stated above in Sections 6(e)(1), (e)(2), (e)(3) and (e)(4) or as described in Section 15, (A) to the extent that any Option is not exercisable as of such termination date, such portion of the Option shall remain unexercisable and shall terminate as of such date, and (B) to the extent that any Option is exercisable as of such termination date, such portion of the Option shall expire on the earlier of (i) ninety (90) days following such date and (ii) the expiration date of such Option.

  (f)
  Incentive Stock Options. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company, the exercise price of such Option must be at least 110 percent of the fair market value of the Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) Termination of Employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 6 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate fair market value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of Employment (or such other period of time provided in Section 422 of the Code).

  (g)
  No Stockholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or dividend equivalents in respect of an Option or any Shares subject to an Option until the Participant has become the holder of record of such Shares.

7.   Stock Appreciation Rights

  Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan ("tandem SARs") or not in conjunction with other Awards ("freestanding SARs") and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions and limitations applicable to Options as set forth in Section 6 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Administrator and set forth in the applicable Award Agreement. Other than in connection with a change in the Company's capitalization (as described in Section 12), the Company shall not, without stockholder approval, reduce the exercise price of such Stock Appreciation Right and, at any time when the exercise price of a Stock Appreciation Right is above the fair market value of a Share, the Company shall not, without stockholder approval (except in the case of a change in control), cancel and re-grant or exchange such Stock Appreciation Right for cash or a new Award. Participants shall have no voting rights and will have no rights to receive dividends or dividend equivalents in respect of Stock Appreciation Rights or any Shares subject to Stock Appreciation Rights until the Participant has become the holder of record of such Shares.

8.   Restricted Stock and Restricted Stock Units

  (a)
  Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Administrator, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Administrator, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

  (b)
  Contents of Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Administrator, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Administrator may provide.

  (c)
  Vesting and Performance Criteria. Subject to the other provisions set forth in this Plan, including Section 18, the grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Administrator determines or under criteria the Administrator establishes, which may include Qualifying Performance Criteria. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified when the Award is granted.

  (d)
  Voting Rights. Unless otherwise determined by the Administrator, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding shares on the Company's stock ledger.

  (e)
  Dividends and Distributions. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Administrator. The Administrator will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and/or subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Administrator. Notwithstanding anything herein to the contrary, in no event will dividends or dividend equivalents be paid during the performance period with respect to unearned Shares of Restricted Stock or unearned Restricted Stock Units, in each case, that are subject to performance-based vesting criteria. Dividends or dividend equivalents accrued on or in respect of such Awards shall become payable (if at all) no earlier than the date the performance-based vesting criteria have been achieved and the underlying Restricted Stock or Restricted Stock Units have been earned. Except as explicitly contemplated in this Section 8(g), dividend equivalent rights shall not be granted alone or in connection with any Award under the Plan.

9.   Incentive Bonuses

  (a)
  Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus, which criteria may be based on performance conditions. The Administrator may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Administrator to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 13(b)) selected by the Administrator and specified at the time the Incentive Bonus is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code.

  (b)
  Timing and Form of Payment. The Administrator shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Shares, as determined by the Administrator. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.

10.   Deferral of Gains

  The Administrator may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares or cash upon settlement, vesting or other events with respect to Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will election to defer the delivery of Shares or any other payment with respect to any Award be allowed if the Administrator determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. The Company, the Board and the Administrator

    shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or Administrator.

11.   Conditions and Restrictions Upon Securities Subject to Awards

  The Administrator may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers, and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

12.   Adjustment of and Changes in the Stock

  (a)
  Adjustments. The number and kind of Shares available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of Shares subject to the limits set forth in Section 5 of this Plan, shall be equitably adjusted by the Administrator to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of Shares of the Company outstanding. Such adjustment may be designed to comply with Section 425 of the Code or, except as otherwise expressly provided in Section 5(c) of this Plan, may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Shares to reflect a deemed reinvestment in Shares of the amount distributed to the Company's securityholders. The terms of any outstanding Award shall also be equitably adjusted by the Administrator as to price, number or kind of Shares subject to such Award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards.

    In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, by reason of a change of control, other merger, consolidation or otherwise (such change referred to herein as a "Transaction"), then the Administrator shall, in its sole discretion, determine the appropriate and equitable adjustment, if any, to be effected, which adjustments need not be uniform between different Awards or different types of Awards.

  (b)
  Awards Continued, Assumed or Substituted by a Successor. Unless otherwise provided in an Award Agreement, in the event of a Transaction, any or all outstanding Awards may be continued or assumed by the continuing or successor (as the case may be) organization (the "Successor"), or the Successor may substitute equivalent awards. With respect to Awards subject to performance-based vesting criteria that are continued, assumed or substituted for in accordance with the preceding sentence, such Awards shall either:

  (1)
  continue to be subject to such performance-based vesting criteria (as the same may be adjusted in a manner consistent with this paragraph and the Plan) or

    (2)
    be deemed to have satisfied such performance-based vesting criteria based on the actual Company's achievement with respect to such performance-based vesting criteria through the date of the Transaction (as determined by the Administrator).

  (c)
  Awards Not Continued, Assumed or Substituted by a Successor. Unless otherwise provided in an Award Agreement, in the event of a Transaction in which the Successor does not continue, assume or substitute for any outstanding Awards in accordance with this Section 12, all Awards that are not assumed, continued or substituted for shall be treated as follows effective immediately prior to (and contingent upon) the consummation of the Transaction:

  (1)
  in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise such Option or Stock Appreciation Right, including any portion of the Option or Stock Appreciation Right not previously exercisable,

  (2)
  in the case of any Award the vesting of which is in whole or in part subject to performance-based vesting criteria, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse and such Award shall immediately vest and the Participant shall have the right to receive a payment based on the actual Company's achievement with respect to such performance-based vesting criteria through the date of the Transaction (as determined by the Administrator), and

  (3)
  in the case of outstanding Restricted Stock and/or Restricted Stock Units (other than those referenced in clause (2) hereof), all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse and such Awards shall immediately vest.

  (d)
  Other. In no event shall any action be taken pursuant to this Section 12 that would change the payment or settlement date of an Award in a manner that would result in the imposition of any additional taxes or penalties pursuant to Section 409A of the Code. No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 12. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole share. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 12 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

13.   Qualifying Performance-Based Compensation

  (a)
  General. The Administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of Shares, units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Administrator may specify that an Award or a portion of an Award is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Administrator to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Award is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code.

  (b)
  Qualifying Performance Criteria. For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, either based upon United States Generally Accepted Accounting Principles ("GAAP") or non-GAAP financial results, in each case as specified by the Administrator: (i) cash flow (before or after dividends), (ii) free cash flow (or free cash flow per share), (iii) earning or earnings per share (including earnings before interest, taxes, depreciation and amortization), (iv) stock price, (v) return on equity, (vi) total stockholder return, (vii) return on capital or investment (including return on total capital, return on invested capital, or return on investment), (viii) return on assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage (debt to capital), (xii) revenue, (xiii) income or net income, (xiv) operating income, (xv) operating profit or net operating profit, (xvi) operating margin or profit margin, (xvii) return on operating revenue, (xviii) cash from operations, (xix) operating ratio, (xx) operating revenue, (xxi) net service revenue and/or total backlog, (xxii) days sales outstanding, (xxiii) health and safety or (xxiv) customer service. To the extent consistent with Section 162(m) of the Code, the Administrator may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria (A) to eliminate the effects of charges for restructurings, discontinued operations, and all items of gain, loss or expense that are infrequently occurring or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with GAAP or identified in the Company's financial statements or notes to the financial statements, (B) to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company, and (C) for such other events as the Administrator shall deem appropriate, if such adjustment is timely approved in connection with the establishment of such Qualifying Performance Criteria.

14.   Transferability

  Each Award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, outstanding Options may be exercised following the Participant's death by the Participant's beneficiaries or as permitted by the Administrator. Further, and notwithstanding the foregoing, to the extent permitted by the Administrator, the person to whom an Award is initially granted (the "Grantee") may transfer an Award to any "family member" of the Grantee (as such term is defined in Section A.1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended ("Form S-8")), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Administrator, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Administrator provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee's continued employment or service shall continue to be determined with reference to the Grantee's employment or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 14, and the responsibility to pay any taxes in connection with an Award shall remain with the Grantee notwithstanding any transfer other than by will or intestate succession.

15.   Suspension or Termination of Awards

  Except as otherwise provided by the Administrator, if at any time (including after a notice of exercise has been delivered or an award has vested) the Chief Executive Officer or any other person designated by the Administrator (each such person, an "Authorized Officer") reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section 15, the Authorized Officer, Administrator or the Board may suspend the Participant's rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.

  If the Administrator or an Authorized Officer determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Subsidiary, breach of fiduciary duty, violation of Company ethics policy or code of conduct, or deliberate disregard of the Company or Subsidiary rules resulting in loss, damage or injury to the Company or any Subsidiary, or if a Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any Subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary or to cease doing business with the Company or any Subsidiary, or induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship (any of the foregoing acts, an "Act of Misconduct"), then except as otherwise provided by the Administrator, (i) neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Option or Stock Appreciation Right whatsoever, vest in or have the restrictions on an Award lapse, or otherwise receive payment of an Award, (ii) the Participant will forfeit all outstanding Awards and (iii) the Participant may be required, at the Administrator's sole discretion, to return and/or repay to the Company any then unvested Shares previously issued under the Plan. In making such determination, the Administrator or an Authorized Officer shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Administrator or its designee or an opportunity to submit written comments, documents, information and arguments to be considered by the Administrator. Any dispute by a Participant or other person as to the determination of the Administrator shall be resolved pursuant to Section 23 of the Plan.

16.   Agreement to Repayments of Incentive Compensation When Repayments Are Required Under Federal Law.

  This provision applies to any policy adopted by the New York Stock Exchange (or any other exchange on which the securities of the Company are listed) pursuant to Section 10D of the Securities Exchange Act of 1934. To the extent any such policy requires the repayment of incentive-based compensation received by a Participant, whether paid pursuant to an Award granted under this Plan or any other plan of incentive-based compensation maintained in the past or adopted in the future by the Company, by accepting an Award under this Plan, the Participant agrees to the repayment of such amounts to the extent required by such policy and applicable law.

17.   Compliance with Laws and Regulations

  This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

  In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Administrator may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company's obligations with respect to tax equalization for Participants employed outside their home country.

18.   Withholding

  To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until all such obligations are satisfied. The Administrator may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award (up to the minimum required withholding rate for the Participant, or such other rate that will not cause an adverse accounting consequence or cost), or by tendering Shares previously acquired.

19.   Administration of the Plan

  (a)
  Administrator of the Plan. The Plan shall be administered by the Administrator who shall be the Compensation/Organization Committee of the Board or, in the absence of a Compensation/Organization Committee, a properly constituted Compensation Committee or the Board itself. Any power of the Administrator may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934 or cause an Award intended to qualify for treatment as performance-based compensation under Section 162(m) of the Code to not so qualify. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control. The Compensation/Organization Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Administrator is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Administrator; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. In addition, the Compensation/Organization Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

  (b)
  Powers of Administrator. Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 12; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Administrator, in good faith, determines that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Company and so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of an applicable stock exchange, disruption of communications or natural catastrophe); (viii) to approve corrections in the documentation or administration of any Award; and (ix) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may, in its sole and absolute discretion, without amendment to the Plan but subject to the limitations otherwise set forth in Section 19, waive or amend the operation of Plan provisions respecting exercise after Termination of Employment or service to the Company or an affiliate and, except as otherwise provided herein, adjust any of the terms of any Award. Notwithstanding anything in the Plan to the contrary, the Administrator shall not have the discretion to accelerate the vesting of any outstanding Awards, except that the Administrator may accelerate the vesting of Awards in the event of a Participant's death or disability or as provided in Section 12 of the Plan. Further, and notwithstanding anything in the Plan to the contrary, Options and Stock Appreciation Rights granted under the Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that the Administrator may provide that Awards become exercisable, vest or settle prior to such date in the event of the Participant's death or disability or in the event of a change in control. Notwithstanding the foregoing, with respect to Options or Stock Appreciation Rights, up to 5% of the aggregate number of Shares authorized for issuance under this Plan (as described in Section 5(a)) may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Administrator determines appropriate.

  (c)
  Determinations by the Administrator. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

  (d)
  Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing any subject Shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

20.   Amendment of the Plan or Awards

  The Board may amend, alter or discontinue this Plan and the Administrator may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 12, no such amendment shall, without the approval of the stockholders of the Company:

  (a)
  increase the maximum number of Shares for which Awards may be granted under this Plan;

  (b)
  reduce the price at which Options may be granted below the price provided for in Section 6(a);

  (c)
  reduce the exercise price of outstanding Options or Stock Appreciation Rights and, at any time when the exercise price of an Option or Stock Appreciation Right is above the fair market value of a Share (except in the case of a change in control), cancel and re-grant or exchange such Option or Stock Appreciation Right for cash or a new Award;

  (d)
  extend the term of this Plan;

  (e)
  change the class of persons eligible to be Participants;

  (f)
  otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements; or

  (g)
  increase the individual maximum limits in Sections 5(c) and (d).

  No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder's consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any change of control that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

21.   No Liability of Company

  The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence, the Board and the Administrator shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

22.   Non-Exclusivity of Plan

  Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan or an arrangement not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

23.   Governing Law

  This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

24.   Arbitration of Disputes

  In the event a Participant or other holder of an Award or person claiming a right under an Award or the Plan believes that a decision by the Administrator with respect to such person or Award was arbitrary or capricious, the person may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Participant or other Award holder has proven that the Administrator's decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator's decision. Participants, Award holders and persons claiming rights under an Award or the Plan explicitly waive any right to judicial review.

  Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected by those members of the Board who are neither members of the Compensation/Organizational Committee of the Board nor employees of the Company or any Subsidiary. If there are no such members of the Board, the arbitrator shall be selected by the Board. The arbitrator shall be an individual who is an attorney licensed to practice law in the jurisdiction in which the Company's headquarters are then located. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. Each side shall bear its own fees and expenses, including its own attorney's fees, and each side shall bear one half of the arbitrator's fees and expenses. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

25.   No Right to Employment, Reelection or Continued Service

  Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant's employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. Subject to Sections 4 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

26.   Unfunded Plan

  The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Administrator or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

27.   Specified Employee Delay

  To the extent any payment under this Plan is considered deferred compensation subject to the restrictions contained in Section 409A of the Code, and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) upon separation from service (within the meaning of Section 409A of the Code) before the date that is six months after the specified employee's separation from service (or, if earlier, the specified employee's death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee's separation from service (or, if earlier, as soon as administratively practicable after the specified employee's death).

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on March 2, 2016.

Vote by Internet

• Go to www.envisionreports.com/ACM • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

Annual Meeting Proxy / Voting Instruction Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A   Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. To elect Class I Directors:	For	Withhold

01 - James H. Fordyce	☐	☐

02 - Senator William H. Frist	☐	☐

03 - Linda Griego	☐	☐

04 - Douglas W. Stotlar	☐	☐

05 - Daniel R. Tishman	☐	☐

	For	Against	Abstain

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2016.	☐	☐	☐

3. Approval of 2016 Stock Incentive Plan.	☐	☐	☐

4. Advisory resolution to approve executive compensation.	☐	☐	☐

B   Non-Voting Items

Change of Address — Please print new address below.

C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature
within the box.	Signature 2 — Please keep signature within the box.

          /               /

028MBC
1 U

P X

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Revocable Proxy — AECOM

ANNUAL MEETING OF STOCKHOLDERS — MARCH 2, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael S. Burke and Christina Ching, and each of them, as proxies for the undersigned with full power of substitution to act and vote, as directed, all shares of common stock of AECOM held of record by the undersigned at the close of business on January 4, 2016, at the Annual Meeting of Stockholders to be held on March 2, 2016 at 8:00 A.M. (local time) at 1999 Avenue of the Stars, Los Angeles, CA 90067.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned. If this proxy is properly executed and returned and no direction is made, this proxy will be voted for all of the nominees for director and for Proposals 2, 3 and 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

The undersigned may elect to withdraw this proxy at any time prior to its use by giving written notice to the Corporate Secretary, by executing and delivering to the Corporate Secretary a duly executed proxy bearing a later date or by appearing at the Annual Meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report on Form 10-K are available on the Internet at www.envisionreports.com/ACM.